FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-177891-07

Free Writing Prospectus
Structural and Collateral Term Sheet
$1,103,631,380
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$961,538,000
(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2014-C19
as Issuing Entity

RBS Commercial Funding Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
NCB, FSB

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-C19

March 3, 2014

RBS		WELLS FARGO SECURITIES
Co-Lead Manager and Co-Bookrunner		Co-Lead Manager and Co-Bookrunner
Deutsche Bank Securities
Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-177891) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-866-884-2071 (8 a.m. – 5 p.m. EST) or by emailing rbscmbs@rbs.com.

Nothing in this document constitutes an offer to sell or a solicitation to buy securities in any jurisdiction where such offer, solicitation or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of RBS Securities Inc. (“RBSSI”), Wells Fargo Securities, LLC (“WFS”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

RBS is a trade name for the investment banking business of RBSSI. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, NFA and SIPC, Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC and Wells Fargo Bank, N.A.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued that differ from the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the offered certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

I.           Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
A-1	AAAsf/AAA(sf)/Aaa(sf)	$75,637,000	30.000%	(7)	2.65	04/14 - 02/19	39.2%	16.9%
A-2	AAAsf/AAA(sf)/Aaa(sf)	$36,949,000	30.000%	(7)	4.92	02/19 - 03/19	39.2%	16.9%
A-3	AAAsf/AAA(sf)/Aaa(sf)	$98,933,000	30.000%	(7)	6.82	01/21 - 03/21	39.2%	16.9%
A-4	AAAsf/AAA(sf)/Aaa(sf)	$210,000,000	30.000%	(7)	9.83	01/24 - 02/24	39.2%	16.9%
A-5	AAAsf/AAA(sf)/Aaa(sf)	$249,163,000	30.000%	(7)	9.89	02/24 - 03/24	39.2%	16.9%
A-SB	AAAsf/AAA(sf)/Aaa(sf)	$101,859,000	30.000%	(7)	7.43	03/19 - 01/24	39.2%	16.9%
A-S(8)	AAAsf/AAA(sf)/Aaa(sf)	$73,116,000	23.375%	(7)	9.96	03/24 - 03/24	42.9%	15.5%
B(8)	AA-sf/AA-(sf)/Aa3(sf)	$75,875,000	16.500%	(7)	9.96	03/24 - 03/24	46.7%	14.2%
C(8)	A-sf/A-(sf)/A3(sf)	$40,006,000	12.875%	(7)	9.96	03/24 - 03/24	48.7%	13.6%
PEX(8)	A-sf/A-(sf)/A1(sf)	$188,997,000	12.875%	(7)	9.96	03/24 - 03/24	48.7%	13.6%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$845,657,000(9)	NAP	Variable(10)	NAP	NAP	N/A	N/A
X-B	BBB-sf/AAA(sf)/Ba3(sf)	$175,202,000(11)	NAP	Variable(12)	NAP	NAP	N/A	N/A

	Non-Offered Certificates
D	BBB-sf/BBB-(sf)/NR	$59,321,000	7.500%	(7)	9.96	03/24 - 03/24	51.7%	12.8%
E	BB-sf/BB-(sf)/NR	$27,590,000	5.000%	(7)	9.96	03/24 - 03/24	53.1%	12.5%
F	B-sf/B-(sf)/NR	$11,037,000	4.000%	(7)	9.96	03/24 - 03/24	53.7%	12.4%
G	NR/NR/NR	$44,145,379	0.000%	(7)	9.98	03/24 - 04/24	55.9%	11.9%

Notes:
(1)
The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the rated offered certificates.  One or more other nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act or otherwise to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the free writing prospectus, dated March 3, 2014 (the “Free Writing Prospectus”).

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the aggregate. The approximate initial credit support with respect to each of the Class C Certificates and Class PEX Certificates is equal to the approximate initial credit support of the Class C regular interest.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex D to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates and other than the Class X-A and X-B Certificates, which are notional amount certificates and will not have principal balances), if any, that are senior to such class by the aggregate appraised value of $1,972,889,615 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to the Brunswick Square loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates by such aggregate appraised value (excluding, with respect to the Brunswick Square loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratio for each of the Class A-S, B and C Certificates is calculated by dividing the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class, by such aggregate appraised value (excluding, with respect to the Brunswick Square loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to the Brunswick Square loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of $130,939,455 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates and other than the Class X-A and X-B Certificates, which are notional amount certificates and will not have principal balances), if any, that are senior to such class of certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to the Brunswick Square loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-S, B and C Certificates is calculated by dividing the underwritten net operating income (which excludes, with respect to the Brunswick Square loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of approximately $130,939,455 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates.  In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates and the Class A-S, B and C regular interests, in each case, will be one of the following: (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, B and C regular interests represented by the Class PEX Certificates. The pass-through rates on the Class A-S, B and C Certificates will at all times be the same as the pass-through rates of the Class A-S, B and C regular interests.

(8)
The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $73,116,000, $75,875,000 and $40,006,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”). Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest outstanding from time to time.  The Class X-A Certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests and the Class D Certificates outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests and the Class D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

II.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	28	40	$425,511,524	38.6%
The Royal Bank of Scotland(1)	18	25	244,363,034	22.1
Liberty Island Group I LLC	16	30	198,302,513	18.0
Basis Real Estate Capital II, LLC	9	9	102,644,852	9.3
C-III Commercial Mortgage LLC	20	21	96,875,109	8.8
NCB, FSB	8	8	35,934,348	3.3
Total	99	133	$1,103,631,380	100.0%

(1)   The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) fourteen (14) mortgage loans, having an aggregate cut-off date principal balance of $194,478,035 and representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust by The Royal Bank of Scotland plc and (b) four (4) mortgage loans, having an aggregate cut-off date principal balance of $49,884,999 and representing approximately 4.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold for deposit into the trust by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,103,631,380
Number of Mortgage Loans:	99
Average Cut-off Date Balance per Mortgage Loan:	$11,147,792
Number of Mortgaged Properties:	133
Average Cut-off Date Balance per Mortgaged Property(1):	$8,297,980
Weighted Average Mortgage Interest Rate:	5.011%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	38.9%
Weighted Average Original Term to Maturity or ARD (months):	115
Weighted Average Remaining Term to Maturity or ARD (months):	114
Weighted Average Original Amortization Term (months)(2):	343
Weighted Average Remaining Amortization Term (months)(2):	343
Weighted Average Seasoning (months):	1
(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.70x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	11.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	63.9%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	53.2%
% of Mortgage Loans with Additional Subordinate Debt(2):	4.4%
% of Mortgage Loans with Single Tenants(3):	4.4%
(1)       With respect to the Brunswick Square mortgage loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.  The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.  The debt service coverage ratio and debt yield calculations for each residential cooperative mortgage loan is calculated using underwritten net cash flow for the related residential cooperative property, which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to value ratio information for each residential cooperative mortgage loan is based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative.See Annex A to the Free Writing Prospectus.  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.
(2)       Seven (7) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance of the mortgage pool and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.
(3)       Excludes mortgage loans that are secured by multiple single-tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 96.2% of the mortgage pool (95 mortgage loans) have scheduled amortization, as follows:

67.0% (77 mortgage loans) requires amortization during the entire loan term

29.2% (18 mortgage loans) provides for an interest-only period followed by an amortization and/or hyperamortization period

Interest-Only: Based on the Cut-off Date Pool Balance, 3.8% of the mortgage pool (4 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 60.8% and 2.41x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 28.3% of the mortgage pool (20 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	73.0% of the pool
Insurance Premiums:	45.4% of the pool
Capital Replacements:	60.4% of the pool
TI/LC:	54.5% of the pool(1)
(1) The percentage of the Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

74.1% of the mortgage pool (78 mortgage loans) feature a lockout period, then defeasance only until an open period

19.6% of the mortgage pool (10 mortgage loans) feature a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

3.3% of the mortgage pool (8 mortgage loans) feature no lockout period, but the greater of a prepayment premium or yield maintenance, then prepayment premium until an open period

3.0% of the mortgage pool (3 mortgage loans) feature a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

III.           Issue Characteristics

Securities Offered:
$961,538,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland (“RBS”); Liberty Island Group I LLC (“LIG I”); Basis Real Estate Capital II, LLC (“Basis”), C-III Commercial Mortgage LLC (“CIIICM”) and NCB, FSB

Co-lead Bookrunning Managers:	RBS Securities Inc. and Wells Fargo Securities, LLC
Co-Managers:	Deutsche Bank Securities Inc.
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicers:	Wells Fargo Bank, National Association and NCB, FSB
Special Servicers:	LNR Partners, LLC and NCB, FSB
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Deutsche Bank Trust Company Americas
Trust Advisor:	Trimont Real Estate Advisors, Inc.
Initial Majority Subordinate Certificateholder:	An affiliate of Raith Capital Management, LLC
Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in March 2014 (or, in the case of any mortgage loan that has its first due date in April 2014, the date that would have been its due date in March 2014 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about March 28, 2014.
Determination Dates:	The eleventh day of each month (or if that day is not a business day, the next succeeding business day), commencing in April 2014.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in April 2014.
Rated Final Distribution Date:	The Distribution Date in March 2047.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) and $1,000,000 for the Class X-A and Class X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.
Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc. and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

IV.           Characteristics of the Mortgage Pool(1)

A.           Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Property Type	Number of SF, Rooms or Units	Cut-off Date Balance Per Unit of Measure($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	Renaissance Chicago Downtown	Chicago	IL	1 / 1	$90,000,000	8.2%	Hospitality	553	$162,749	64.7%	60.6%	1.77x	13.2%
WFB	Life Time Fitness Portfolio	Various	Various	1 / 5	79,784,225	7.2	Retail	526,671	151	59.3	37.5	1.59	13.4
RBS	Nordic Cold Storage Portfolio	Various	Various	1 / 8	53,950,000	4.9	Industrial	907,304	59	64.4	59.3	1.67	11.1
LIG I	Southern Highlands Marketplace	Las Vegas	NV	1 / 1	35,000,000	3.2	Retail	180,640	194	66.3	57.2	1.49	10.1
Basis	Waltonwood Cary Parkway	Cary	NC	1 / 1	32,000,000	2.9	Multifamily	133	240,602	69.0	57.0	1.40	9.3
RBS	Brunswick Square	East Brunswick	NJ	1 / 1	30,000,000	2.7	Retail	292,685	263	68.1	55.7	1.54	10.3
WFB	Prada Waikiki	Honolulu	HI	1 / 1	29,950,000	2.7	Retail	5,840	5,128	65.8	53.7	1.50	9.7
WFB	Charlottesville Apartment Portfolio	Charlottesville	VA	1 / 4	29,750,000	2.7	Multifamily	176	169,034	71.0	58.1	1.36	8.8
WFB	Euclid Plaza	Anaheim	CA	1 / 1	27,900,000	2.5	Retail	130,165	214	68.0	55.5	1.36	9.1
Basis	Waltonwood at Lakeside	Sterling Heights	MI	1 / 1	21,000,000	1.9	Multifamily	122	172,131	67.0	55.4	1.38	9.2
Top Three Total/Weighted Average				3 / 14	$223,734,225	20.3%				62.7%	52.0%	1.68x	12.8%
Top Five Total/Weighted Average				5 / 16	$290,734,225	26.3%				63.8%	53.2%	1.63x	12.1%
Top Ten Total/Weighted Average				10 / 24	$429,334,225	38.9%				65.2%	54.0%	1.56x	11.2%
Non-Top Ten Total/Weighted Average				89 / 109	$674,297,155	61.1%				63.1%	52.7%	1.79x	12.3%

(1)
With respect to the Brunswick Square mortgage loan, Cut-off Date Balance per unit of measure, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

B.           Summary of Pari Passu Split Loan Structures

Mortgage Loan Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization PSA	Current Special Servicer Under Related Securitization PSA
Brunswick Square	RBS	$30,000,000	WFRBS 2014-C19	(2)	Wells Fargo Bank, National Association	LNR Partners, LLC
	RBS	$47,000,000	(1)	(2)	TBD	TBD

(1)	The related pari passu companion loan is currently held by the related mortgage loan seller for the mortgage loan included in the WFRBS 2014-C19 trust.

(2)
The Brunswick Square pari passu loan combination will be serviced under the WFRBS 2014-C19 pooling and servicing agreement until the securitization of the related pari passu companion loan, after which such loan combination will be serviced under the pooling and servicing agreement related to the securitization of the pari passu companion loan.  The master servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFRBS 2014-C19 certificates after the securitization of the pari passu companion loan.

C.           Mortgage Loans with Additional Secured and Mezzanine Financing(1)(2)(3)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
48	Basis	Candlewood Suites Indianapolis	$8,200,000	0.7%	$0	$900,000	6.808%	1.54x	1.18x	12.9%	11.6%	63.1%	70.0%
Total/Weighted Average			$8,200,000	0.7%	$0	$900,000	6.808%	1.54x	1.18x	12.9%	11.6%	63.1%	70.0%

(1)
In addition, seven (7) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place Subordinate Coop LOCs that permit future advances, but as to which there are no present outstanding balances.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus.

(2)
In addition, two (2) of the mortgage loans originated by Basis  currently have in place subordinated affiliate loans secured by pledges of equity in the related borrower that are subject to a standstill agreement.   See “Description of the Mortgage Pool—Additional Indebtedness—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

(3)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

D.           Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
6	RBS	Brunswick Square	East Brunswick	NJ	Retail	$30,000,000	2.7%	CSFB 2004-C4
7	WFB	Prada Waikiki	Honolulu	HI	Retail	29,950,000	2.7	CSFB 2005-C6
9	WFB	Euclid Plaza	Anaheim	CA	Retail	27,900,000	2.5	GSMS 2004-GG2
12	RBS	Shadelands Self-Storage	Walnut Creek	CA	Self Storage	19,250,000	1.7	WBCMT 2004-C14
17	NCB, FSB	51st/52nd St. Tenants Corp.	Woodside	NY	Multifamily	15,456,895	1.4	MSC 2006-IQ11
18	WFB	Concourse Village	Jupiter	FL	Retail	14,677,906	1.3	CGMT 2004-C2
20	WFB	Wedgewood Commons	Stuart	FL	Retail	13,692,390	1.2	CGMT 2004-C2
27	LIG I	Washington Apartment Portfolio	Various	WA	Multifamily	12,619,436	1.1	CSFB 2004-C3
33	RBS	Boise Spectrum	Boise	ID	Retail	11,000,000	1.0	JPMCC 2004-C1
35	WFB	Crescent Square	Milpitas	CA	Retail	10,700,000	1.0	GCCFC 2004-GG1
40	RBS	4S Village Center	San Diego	CA	Retail	10,000,000	0.9	JPMCC 2004-C2
41	RBS	Rancho Niguel	Laguna Niguel	CA	Office	9,984,999	0.9	JPMCC 2004-C2
45	LIG I	Budget Store & Lock Portfolio	Various	PA	Self Storage	8,800,000	0.8	BSCMS 2005-PWR7
52	Basis	The Atriums at Somerset Bldgs P&Q	Lauderdale Lakes	FL	Multifamily	7,500,000	0.7	CGMT 2004-C1
55	WFB	PG County Commercial & Tech Park	Beltsville	MD	Industrial	7,000,000	0.6	MSC 2005-T17
62	WFB	Highland Hills Estates	Novi	MI	Manufactured Housing Community	5,500,000	0.5	MSC 2005-T17
65	LIG I	Cruz Alta Plaza	Taos	NM	Retail	5,000,000	0.5	CSFB 2004-C1
70	CIIICM	Ridgewood MHC	Lakewood	CO	Manufactured Housing Community	3,994,142	0.4	JPMCC 2004-CB8
74	WFB	Salinas Self Storage	Salinas	CA	Self Storage	3,488,017	0.3	BSCMS 2003-T12
80	CIIICM	Hillcrest & Chiesa MHCs	Various	TX	Manufactured Housing Community	2,994,569	0.3	COMM 2004-LB2S
86	WFB	Abbott Self Storage North	Nashville	TN	Self Storage	2,596,222	0.2	MLMT 2004-KEY2
88	NCB, FSB	Capitol House Tenants Corp.	East Rockaway	NY	Multifamily	2,497,541	0.2	CSFB 2005-C5
92	CIIICM	Gracious Estates MHC	Mason City	IA	Manufactured Housing Community	2,057,662	0.2	JPMCC 2004-C2
94	CIIICM	Orange Avenue Self Storage	Tallahassee	FL	Self Storage	1,711,755	0.2	MSC 2007-IQ14
96	WFB	Montgomery Crossing	Albuquerque	NM	Retail	1,425,000	0.1	MSC 2004-T15
99	NCB, FSB	231 Park Place Owners Corp.	Brooklyn	NY	Multifamily	599,074	0.1	MSC 2004-IQ7
Total						$260,395,608	23.6%

(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database.  While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan paid off a mortgage loan in another securitization.  The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

E.           Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	Units/SF /Rooms	Loan per Unit/SF/ Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
39	WFB	Spirit Grocer Portfolio I	Various	Retail	$10,000,000	0.9%	$10,000,000	27.1%	252,959	$40	2.59x	13.7%	55.4%	55.4%	59	59
48	Basis	Candlewood Suites Indianapolis	IN	Hospitality	8,200,000	0.7	7,339,825	19.9	142	57,746	1.54	12.9	63.1	56.5	0	60
53	RBS	Comfort Suites - O’Hare	IL	Hospitality	7,289,066	0.7	6,720,601	18.2	160	45,557	1.53	11.6	68.8	63.4	0	59
54	Basis	Sayles Place Apts	DC	Multifamily	7,250,000	0.7	6,725,288	18.2	61	118,852	1.25	8.7	72.9	67.6	0	60
81	WFB	Pinehurst Apartments	MI	Multifamily	2,993,949	0.3	2,655,179	7.2	72	41,583	1.56	11.3	69.6	61.7	0	59
Total/Weighted Average					$35,733,015	3.2%	$33,440,894	90.5%			1.77x	11.9%	64.6%	60.3%	17	59

(1)
The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans.

(2)	Reflects the percentage of the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

F.           Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	36	$361,143,270	32.7%	62.9%	50.2%	1.58x	11.2%	10.4%	4.932%
Anchored	11	138,698,393	12.6	63.3	52.7	1.49	10.3	9.5	4.899
Single Tenant	14	138,268,268	12.5	60.3	43.3	1.62	12.3	11.6	4.977
Shadow Anchored(2)	5	37,162,209	3.4	66.2	61.0	1.87	11.6	10.5	4.972
Regional Mall	1	30,000,000	2.7	68.1	55.7	1.54	10.3	9.7	4.796
Unanchored	5	17,014,401	1.5	64.6	53.2	1.49	10.3	9.6	4.994
Hospitality	15	251,821,801	22.8	66.3	55.6	1.64	12.7	11.0	5.060
Full Service	8	165,213,464	15.0	65.8	58.1	1.69	12.8	10.9	4.950
Limited Service	5	56,408,811	5.1	68.1	54.0	1.56	12.5	11.2	5.402
Extended Stay	2	30,199,526	2.7	65.6	44.9	1.48	12.3	11.2	5.025
Multifamily	31	199,693,524	18.1	59.6	49.8	2.19	13.9	13.7	4.990
Garden	15	59,401,176	5.4	72.4	61.7	1.37	9.8	9.2	5.253
Independent Living	2	53,000,000	4.8	68.2	56.4	1.39	9.3	9.1	5.150
Cooperative	8	35,934,348	3.3	13.1	10.8	5.92	35.1	35.1	4.444
Student Housing	4	29,750,000	2.7	71.0	58.1	1.36	8.8	8.6	4.851
Mid Rise	2	21,608,000	2.0	65.2	54.9	1.32	8.7	8.5	4.974
Self Storage	18	108,231,665	9.8	66.4	58.0	1.56	10.0	9.8	5.043
Self Storage	18	108,231,665	9.8	66.4	58.0	1.56	10.0	9.8	5.043
Industrial	11	77,830,000	7.1	64.2	57.6	1.60	11.0	10.3	4.981
Warehouse	10	72,690,000	6.6	64.1	57.8	1.62	11.0	10.4	4.966
Flex	1	5,140,000	0.5	65.9	54.5	1.33	9.7	8.8	5.190
Office	7	51,903,070	4.7	67.9	57.2	1.45	10.4	9.4	5.099
Medical	4	30,655,251	2.8	67.5	55.8	1.38	9.8	9.0	5.135
Suburban	2	14,547,819	1.3	67.7	59.6	1.52	11.0	9.8	5.008
CBD	1	6,700,000	0.6	70.2	57.9	1.60	11.8	10.4	5.131
Manufactured Housing Community	13	47,402,215	4.3	65.5	55.0	1.72	11.1	10.9	5.252
Manufactured Housing Community	13	47,402,215	4.3	65.5	55.0	1.72	11.1	10.9	5.252
Mixed Use	2	5,605,834	0.5	69.9	58.6	1.34	10.4	9.2	5.580
Multifamily/Retail	1	3,300,631	0.3	69.9	58.6	1.34	10.4	9.2	5.580
Office/Retail	1	2,305,203	0.2	69.9	58.6	1.34	10.4	9.2	5.580
Total/Weighted Average	133	$1,103,631,380	100.0%	63.9%	53.2%	1.70x	11.9%	11.0%	5.011%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property, which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative.  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Brunswick Square mortgage loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(2)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

G.           Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Pool Balance	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Illinois	11	$137,109,955	12.4%	64.7%	57.3%	1.68x	12.7%	10.9%	4.862%
California	13	126,194,938	11.4	63.7	53.9	1.50	9.7	9.3	4.842
Southern	6	69,684,999	6.3	65.4	55.5	1.53	9.6	9.0	4.780
Northern	7	56,509,938	5.1	61.5	51.8	1.45	9.9	9.5	4.917
Texas	17	100,913,303	9.1	64.0	47.9	1.55	12.0	11.2	5.156
Florida	11	82,924,132	7.5	65.6	55.0	1.54	10.7	10.0	5.002
North Carolina	7	65,671,450	6.0	68.2	58.9	1.47	9.8	9.5	5.099
Nevada	5	65,406,301	5.9	65.6	55.6	1.46	10.2	9.5	5.057
Virginia	6	56,465,966	5.1	66.4	51.3	1.49	10.7	10.2	4.945
Other States(4)	63	468,945,336	42.5	62.2	51.8	1.91	13.0	12.2	5.060
Total/Weighted Average	133	$1,103,631,380	100.0%	63.9%	53.2%	1.70x	11.9%	11.0%	5.011%

(1)	The mortgaged properties are located in 33 states and the District of Columbia.
(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property is calculated using underwritten net cash flow for the related residential cooperative property, which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Brunswick Square mortgage loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.

(3)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(4)	Includes 26 other states and the District of Columbia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

H.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
599,074 - 1,000,000	1	$599,074	0.1%
1,000,001 - 2,000,000	7	11,077,125	1.0
2,000,001 - 3,000,000	14	37,014,280	3.4
3,000,001 - 4,000,000	10	34,899,857	3.2
4,000,001 - 5,000,000	3	14,587,878	1.3
5,000,001 - 6,000,000	4	21,824,043	2.0
6,000,001 - 7,000,000	6	39,957,691	3.6
7,000,001 - 8,000,000	6	45,099,130	4.1
8,000,001 - 9,000,000	5	43,237,801	3.9
9,000,001 - 10,000,000	5	48,971,049	4.4
10,000,001 - 15,000,000	21	256,947,228	23.3
15,000,001 - 20,000,000	6	99,411,747	9.0
20,000,001 - 30,000,000	6	159,270,252	14.4
30,000,001 - 50,000,000	2	67,000,000	6.1
50,000,001 - 70,000,000	1	53,950,000	4.9
70,000,001 - 90,000,000	2	169,784,225	15.4
Total:	99	$1,103,631,380	100.0%
Average:	$11,147,792

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
1.29 - 1.30	1	$7,250,000	0.7%
1.31 - 1.40	7	103,486,479	9.4
1.41 - 1.50	23	176,115,680	16.0
1.51 - 1.60	18	226,233,544	20.5
1.61 - 1.70	12	197,324,079	17.9
1.71 - 1.80	10	135,141,776	12.2
1.81 - 1.90	7	40,356,125	3.7
1.91 - 2.00	2	13,923,683	1.3
2.01 - 2.25	7	131,565,667	11.9
2.26 - 2.50	2	20,800,000	1.9
2.51 - 3.00	1	10,000,000	0.9
3.01 - 3.50	1	5,500,000	0.5
3.51 - 9.02	8	35,934,348	3.3
Total:	99	$1,103,631,380	100.0%
Weighted Average:	1.83x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
1.25 - 1.30	3	$25,853,479	2.3%
1.31 - 1.40	24	260,897,622	23.6
1.41 - 1.50	21	226,077,401	20.5
1.51 - 1.60	22	271,504,169	24.6
1.61 - 1.70	8	107,382,930	9.7
1.71 - 1.90	5	122,542,667	11.1
1.91 - 2.00	2	2,698,097	0.2
2.01 - 2.25	3	19,440,667	1.8
2.26 - 2.50	1	15,800,000	1.4
2.51 - 3.50	2	15,500,000	1.4
3.51 - 4.00	1	1,647,343	0.1
4.01 - 9.02	7	34,287,004	3.1
Total:	99	$1,103,631,380	100.0%
Weighted Average:	1.70x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
Refinance	86	$832,150,764	75.4%
Acquisition	12	259,720,615	23.5
Various	1	11,760,000	1.1
Total:	99	$1,103,631,380	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
4.240 - 4.250	1	$3,400,000	0.3%
4.251 - 4.500	4	26,941,645	2.4
4.501 - 4.750	10	162,686,652	14.7
4.751 - 5.000	26	403,517,539	36.6
5.001 - 5.250	28	313,022,686	28.4
5.251 - 5.500	21	139,699,439	12.7
5.501 - 5.750	4	17,974,009	1.6
5.751 - 5.840	5	36,389,411	3.3
Total:	99	$1,103,631,380	100.0%
Weighted Average:	5.011%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
8.7 - 8.9	4	$58,608,000	5.3%
9.0 - 9.9	20	248,445,313	22.5
10.0 - 10.9	22	221,898,857	20.1
11.0 - 11.9	22	196,001,942	17.8
12.0 - 12.9	9	96,676,586	8.8
13.0 - 13.9	9	227,050,667	20.6
14.0 - 14.9	4	14,015,667	1.3
15.0 - 17.9	1	5,000,000	0.5
18.0 - 53.2	8	35,934,348	3.3
Total:	99	$1,103,631,380	100.0%
Weighted Average:	11.9%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
8.4 - 8.9	10	$136,027,435	12.3%
9.0 - 9.9	33	396,471,609	35.9
10.0 - 10.9	23	186,949,243	16.9
11.0 - 11.9	15	217,551,362	19.7
12.0 - 12.9	6	114,981,716	10.4
13.0 - 13.9	2	6,425,000	0.6
14.0 - 53.2	10	45,225,015	4.1
Total:	99	$1,103,631,380	100.0%
Weighted Average:	11.0%

(1)

Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. With respect to the Brunswick Square mortgage loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. For mortgaged properties securing residential  cooperative mortgage loans, the debt service coverage ratio or debt yield for  each such mortgaged property is calculated using underwritten net cash flow for  the related residential cooperative property, which is the projected net cash  flow reflected in the most recent appraisal obtained by or otherwise in the  possession of the related mortgage loan seller as of the cut-off date, and the  loan-to-value ratio is calculated based upon the appraised value of the  residential cooperative property determined as if such residential cooperative  property is operated as a residential cooperative.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
60	5	$35,733,015	3.2%
84	3	106,592,081	9.7
120	90	950,306,284	86.1
121	1	11,000,000	1.0
Total:	99	$1,103,631,380	100.0%
Weighted Average:	115 months

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
59 - 60	5	$35,733,015	3.2%
61 - 84	3	106,592,081	9.7
85 - 120	90	950,306,284	86.1
121	1	11,000,000	1.0
Total:	99	$1,103,631,380	100.0%
Weighted Average:	114 months

ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
Non-Amortizing	4	$41,950,000	3.8%
240	3	102,768,268	9.3
241 - 300	17	98,074,101	8.9
301 - 360	73	854,993,843	77.5
361 - 480	2	5,845,168	0.5
Total:	99	$1,103,631,380	100.0%
Weighted Average(3):	343 months
(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)   Excludes the non-amortizing loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
Non-Amortizing	4	$41,950,000	3.8%
239 - 240	3	102,768,268	9.3
241 - 300	17	98,074,101	8.9
301 - 360	73	854,993,843	77.5
361 - 479	2	5,845,168	0.5
Total:	99	$1,103,631,380	100.0%
Weighted Average(5):	343 months
(4)   The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5)   Excludes the non-amortizing loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
Springing (W/Out Estab. Account)	37	$393,856,857	35.7%
Hard/Springing Cash Management	18	289,278,782	26.2
None	30	175,447,097	15.9
Soft/Springing Cash Management	9	161,798,644	14.7
Springing (With Estab. Account)	3	60,500,000	5.5
Hard/Upfront Cash Management	2	22,750,000	2.1
Total:	99	$1,103,631,380	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
Lockout/Defeasance/Open	78	$818,270,762	74.1%
Lockout/Defeasance or GRTR 1% or YM/Open	10	216,268,096	19.6
GRTR 1% or YM/1%/Open	8	35,934,348	3.3
Lockout/GRTR 1% or YM/Open	3	33,158,174	3.0
Total:	99	$1,103,631,380	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
4.3 - 45.0	8	$35,934,348	3.3%
45.1 - 50.0	4	15,017,081	1.4
50.1 - 55.0	5	21,872,915	2.0
55.1 - 60.0	8	139,200,681	12.6
60.1 - 65.0	23	306,020,773	27.7
65.1 - 70.0	35	428,563,602	38.8
70.1 - 75.0	16	157,021,980	14.2
Total:	99	$1,103,631,380	100.0%
Weighted Average:	63.9%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
3.4 - 30.0	8	$35,934,348	3.3%
30.1 - 35.0	1	5,984,043	0.5
35.1 - 40.0	2	81,209,225	7.4
40.1 - 45.0	6	33,668,970	3.1
45.1 - 50.0	11	66,376,811	6.0
50.1 - 55.0	28	242,761,015	22.0
55.1 - 60.0	24	387,865,782	35.1
60.1 - 65.0	16	224,431,186	20.3
65.1 - 67.6	3	25,400,000	2.3
Total:	99	$1,103,631,380	100.0%
Weighted Average:	53.2%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
Amortizing Balloon	77	$739,056,380	67.0%
Interest-only, Amortizing Balloon	17	268,675,000	24.3
Interest-only, Amortizing ARD	1	53,950,000	4.9
Interest-only, Balloon	3	31,300,000	2.8
Interest-only, ARD	1	10,650,000	1.0
Total:	99	$1,103,631,380	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
1 - 12	2	$22,760,000	2.1%
13 - 24	7	88,565,000	8.0
25 - 36	6	145,050,000	13.1
37 - 48	1	4,800,000	0.4
49 - 60	2	61,450,000	5.6
Total:	18	$322,625,000	29.2%
Weighted Average:	35 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Pool Balance
0	38	$465,688,000	42.2%
1 - 2	61	637,943,380	57.8
Total:	99	$1,103,631,380	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Certain Terms and Conditions

V.  Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, Class B, Class C and Class PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.  For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A and X-B Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A and X-B Certificates, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates  in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class  A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Certain Terms and Conditions

losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-S, B and C regular interests are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C regular interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $73,116,000, $75,875,000 and $40,006,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B, C and PEX Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-4, A-5, A-SB and X-A Certificates and the Class A-S regular interest and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B and C regular interests and the Class D and X-B Certificates, based upon the aggregate amount of principal distributed to the applicable classes of principal balance certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C regular interests, as applicable, in each YM Group for that distribution date, and (2) among the classes of certificates and regular interest(s) in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class or regular interest for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates and the regular interests in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates or regular interest(s) described above will be distributed to the Class X-A or Class X-B Certificates as applicable, in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G, V or R Certificates. The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-4, A-5, X-A, A-SB, and D Certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX Certificates) are retired.  For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates and the Class A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C regular interest; sixth, to Class B regular interest; seventh, to Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Class D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.  The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates or the Class B and C regular interest as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:
The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A and X-B Certificates would be affected on a pari passu basis).

Servicing Advances:
Each Master Servicer or, if either Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  After any securitization of the Brunswick Square controlling pari passu companion loan, the master servicer under that securitization will have the primary obligation to make any servicing advances with respect to the related loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Certain Terms and Conditions

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus.  Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates and the Class A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class between the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class between the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace either or both of the Special Servicers and approve or consult with respect to major actions of the Special Servicers will vary according to defined periods.  A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period (other than with respect to the Brunswick Square loan combination), (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the applicable Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace either or both of the Special Servicers with or without cause, and appoint itself or another person as the applicable successor special servicer (other than with respect to the Brunswick Square loan combination).  It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.  A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, each Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions.  A “senior consultation period” will exist as long as either (i) the Class E

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Certain Terms and Conditions

certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, each Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate either Special Servicer or approve, direct or consult with respect to servicing matters.

Furthermore, notwithstanding any contrary description set forth above, with respect to the Brunswick Square mortgage loan, in general (a) for as long as the loan combination is serviced under the pooling and servicing agreement for this securitization, the initial holder of the related pari passu companion loan will have control rights that include the right to approve or disapprove various material servicing actions involving the loan combination and the subordinate class representative for this securitization will have the right to be consulted on a non-binding basis with respect to such actions, and (b) in connection with any securitization of the related pari passu companion loan, after which the loan combination will be serviced under the pooling and servicing agreement for that other securitization, that pooling and servicing agreement may grant to a subordinate or controlling class representative or other third party control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless each have the right to be consulted on a non-binding in basis with respect to such actions. For purposes of the servicing of the applicable loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the initial holder of the pari passu companion loan or of a subordinate or controlling class representative or other third party under any securitization thereof, and any collective consultation period or senior consultation period or similar period under that other securitization will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the applicable special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:
During any ”collective consultation period” or “senior consultation period”, either or both of the Special Servicers may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of either or both of the Special Servicers without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Certain Terms and Conditions

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the applicable Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans (other than the Brunswick Square mortgage loan) will have the right (at its expense) to direct the applicable Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the applicable Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.  The sale of a defaulted loan (other than the Brunswick Square mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor, as described in the Free Writing Prospectus.

In the case of the Brunswick Square mortgage loan, the sale will be subject to the consent and/or consultation rights of the holders of the related pari passu companion loan, as described in the Free Writing Prospectus. After the securitization of the Brunswick Square pari passu companion loan, pursuant to the respective intercreditor agreement, the party acting as special servicer with respect to the Brunswick Square loan combination pursuant to the pooling and servicing agreement of that securitization, may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, that special servicer is required to sell both the pari passu mortgage loan and related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related loan combination, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by each Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  Each review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the applicable Special Servicer with respect to any mortgage loan serviced by such Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the applicable Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, each Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by such Special Servicer.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of either or both of the Special Servicers, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of either or both of the Special Servicers at their expense.

Notwithstanding any contrary provision described above, the Trust Advisor will have no rights or duties in connection with the Brunswick Square mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2014-C19	Certain Terms and Conditions

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX and D Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.  Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that an affiliate of Raith Capital Management, LLC will be the initial majority subordinate certificateholder.
Loan Combination:
The mortgaged property identified on Annex A to the Free Writing Prospectus as Brunswick Square secures both a mortgage loan to be included in the trust fund and one other mortgage loan that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan.  With respect to the group of mortgage loans, which we refer to as a “loan combination”: The Brunswick Square loan combination will be serviced under the WFRBS 2014-C19 pooling and servicing agreement until the securitization of the related pari passu companion loan, after which date such loan combination will be serviced under the pooling and servicing agreement for the securitization of the related pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHICAGO DOWNTOWN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHICAGO DOWNTOWN

Lake Michigan
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Chicago O'Hare International Airport
Melrose Park
Oak Park
Maywood
Elmhurst
CHICAGO
Cicero
Berwyn
Chicago Midway Intl. Airport
Oak Lawn
Orland Park
INDIANA
E. Walton St.
900 North Michigan
E. Delaware Pl.
John Hancock Center
E. Chestnut St.
N. Rush St.
Loyola University Water Tower Campus
Water Tower Place
Museum of Contemporary Art Chicago
E. Pearson St.
Water Tower
E. Chicago Ave.
Lake Shore Drive
CTA RED LINE
Chicago/State
E. Superior St.
Northwestern University Chicago Campus
E. Huron St.
Near North Side
Northwestern Memorial Hospital
E. Erie St.
E. Ontario St.
Gold Coast
E. Ohio St.
E. Grand Ave.
E. Illinois St.
41
CTA BROWN, PURPLE LINES
N. Wells St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
MAGNIFICENT MILE
W. Grand Ave.
Grand
The Shops at North Bridge
River East Center
River North
N. Kingsbury St.
N. Franklin St.
W. Illinois St.
W. Hubbard St.
E. Hubbard St.
NBC Tower
Streeterville
N. Columbus Dr.
CHICAGO
E. Kinzie St.
Tribune Tower
E. North Water St.
N. Branch
W. Kinzie St.
Merchandise Mart
Wrigley Building
Merchandise Mart
Chicago River
Trump Intl. Hotel & Tower
Marina City
Chicago River
E. Wacker Dr.
Renaissance Chicago Downtown
1 West Wacker Drive
Chicago, IL 60601
W. Wacker Dr.
333 Wacker Drive
CTA BLUE, GREEN, PINK LINES
W. Lake St.
Clark/Lake
CTA LOOP
State/Lake
E. Lake St.
New East Side
James R. Thompson Ctr./ Atrium Mall
Ford Ctr. for Performing Arts
Chicago Theatre
Prudential Plaza
AON Center
W. Randolph St.
Lake/State
Randolph/Wabash
E. Randolph St.
N. Canal St.
METRA COMMUTER RAIL
N. Wacker Dr.
City Hall
Daley Plaza
Chicago Cultural Center
RANDOLPH STREET METRA
Harris Music & Dance Theater
W. Washington St.
Washington/State
Jay Pritzker Pavilion
Washington/Wells
Chicago Loop
Lyric Opera of Chicago
Citigroup Center
W. Madison St.
Madison/Wabash
Cloud Gate
Chase Tower
MILLENNIUM PARK
West Loop
Hyatt Center
W. Monroe St.
CTA LOOP
Monroe/State
E. Monroe St.
Chicago Mercantile Exchange
Chicago Yacht Club
AT&T Corporate Center
W. Adams St.
Willis (Sears) Tower
Quincy/Wells
Adams/Wabash
Art Institute of Chicago
Union Station
UNION STATION
W. Jackson Blvd.
S. La Salle St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
Chicago Symphony Center
E. Jackson Blvd.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
Chicago Board of Trade
Jackson/State
DePaul Univ. College of Law
W. Van Buren St.
CTA LOOP
VAN BUREN STREET METRA
Lake Shore Drive
Chicago Stock Exchange
LaSalle/Van Buren
CTA BLUE LINE
Library
Robert Morris Univ.
Auditorium Theatre
CTA RED LINE
METRA
Buckingham Fountain
GRANT PARK
CTA BLUE LINE
290
Eisenhower Expwy
LaSalle
E. Congress Pkwy.
W. Harrison St.
LA SALLE ST. METRA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Renaissance Chicago Downtown

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$90,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$90,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	8.2%			Size:	553 rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room:	$162,749
Borrower Name:	CWI Chicago Hotel, LLC			Year Built/Renovated:	1991/2012
Sponsor(1):	Carey Watermark Investors Incorporated			Title Vesting:	Leasehold
Mortgage Rate:	4.710%			Property Manager:	Renaissance Hotel Operating Company
Note Date:	December 20, 2013			3rd Most Recent Occupancy (As of):	73.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	72.9% (12/31/2011)
Maturity Date:	January 1, 2021			Most Recent Occupancy (As of):	78.0% (12/31/2012)
IO Period:	36 months			Current Occupancy (As of):	78.0% (10/31/2013)
Loan Term (Original):	84 months
Seasoning:	2 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(54),O(4)			3rd Most Recent NOI (As of):	$9,462,180 (12/31/2011)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$11,500,400 (12/31/2012)
Additional Debt:	None			Most Recent NOI (As of):	$12,210,541 (TTM 10/31/2013)
Additional Debt Type:	NAP
				U/W Revenues:	$49,356,889
				U/W Expenses:	$37,441,478
				U/W NOI:	$11,915,411
				U/W NCF:	$9,941,136
Escrows and Reserves(2):				U/W NOI DSCR:	2.12x
				U/W NCF DSCR:	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.2%
Taxes	$1,588,159	$264,693	NAP	U/W NCF Debt Yield:	11.0%
Insurance	$0	Springing	NAP	As-Is Appraised Value(3):	$139,000,000
FF&E Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	December 1, 2013
PIP Reserve	$17,963,407	$0	NAP	Cut-off Date LTV Ratio(3):	64.7%
Deferred Maintenance	$1,301,722	$0	NAP	LTV Ratio at Maturity or ARD(3):	60.6%

(1)	The Renaissance Chicago Downtown mortgage loan is related to the loan identified in Annex A as WP Carey Extra Space Florida Portfolio.
(2)	See “Escrows” section.
(3)
The appraiser concluded to an “as renovated” value of $163,000,000, which assumes the property renovation is completed by December 1, 2014.  Based on the “as renovated” appraised value, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 55.2% and 51.7%, respectively.

The Mortgage Loan.  The mortgage loan (the “Renaissance Chicago Downtown Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a full service hotel located in Chicago, Illinois (the “Renaissance Chicago Downtown Property”).  The Renaissance Chicago Downtown Mortgage Loan was originated on December 20, 2013 by Wells Fargo Bank, National Association. The Renaissance Chicago Downtown Mortgage Loan had an original principal balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and accrues interest at an interest rate of 4.710% per annum.  The Renaissance Chicago Downtown Mortgage Loan had an initial term of 84 months, has a remaining term of 82 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Renaissance Chicago Downtown Mortgage Loan matures on January 1, 2021.

Following the lockout period, the borrower has the right to defease the Renaissance Chicago Downtown Mortgage Loan in whole, but not in part, on any date before October 1, 2020.  In addition, the Renaissance Chicago Downtown Mortgage Loan is prepayable without penalty on or after October 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHICAGO DOWNTOWN

Sources and Uses

Sources			Uses
Original loan amount	$90,000,000	55.5%	Purchase price	$139,000,000	85.7%
Sponsor’s new cash contribution	72,152,932	45.5	Reserves	2,889,881	1.8
			PIP reserve	17,963,407	11.1
			Closing costs	2,299,644	1.4
Total Sources	$162,152,932	100.0%	Total Uses	$162,152,932	100.0%

The Property.  The Renaissance Chicago Downtown Property is a 553-room, 27-story, full service hotel located in Chicago, Illinois. The Renaissance Chicago Downtown Property was constructed in 1991 and opened as the Stouffer Hotel and was rebranded as the Renaissance Hotel by Marriott in 2005.  The Renaissance Chicago Downtown Property underwent a $10.2 million renovation in 2012 which included upgrades to guest rooms and renovations to the lobby bar and the ballroom.  In addition, the sponsor is in the process of completing a $20.0 million self-directed property improvement plan (“PIP”), which is expected to be completed by December 2014.  The PIP includes a full renovation of all guest rooms, lobby, meeting space, kitchen, restaurant and bar area, elevators, windows and the HVAC system.  The Renaissance Chicago Downtown Property features 342 king bedroom guestrooms, 153 double queen bedroom guestrooms, 40 suite guestrooms and 18 executive guestrooms.  Amenities at the Renaissance Chicago Downtown Property include two restaurants and a café that is open for breakfast and lunch, a fitness center, swimming and whirlpool, spa, gift shop, business center, approximately 34,867 square feet of meeting space across 17 rooms and a 10,640 square foot Grand Ballroom.  The management agreement with Marriott expires in December 2025 with three 10-year renewal options at the property manager’s option.  The Renaissance Chicago Downtown Property was foreclosed upon by the prior lender in 2012 and the Renaissance Chicago Downtown Mortgage Loan is providing acquisition financing for the purchase of the property from the prior lender.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Renaissance Chicago Downtown Property:

Cash Flow Analysis

	2011	2012	TTM 10/31/2013	U/W	U/W $ per Room
Occupancy	72.9%	78.0%	78.0%	78.0%
ADR	$203.30	$208.41	$222.24	$222.24
RevPAR	$148.28	$162.52	$173.40	$173.40

Total Revenue	$44,085,565	$48,680,790	$49,356,889	$49,356,889	$89,253
Total Department Expenses	18,392,910	19,706,707	19,861,471	19,290,833	34,884
Gross Operating Profit	$25,692,655	$28,974,083	$29,495,418	$30,066,056	$54,369

Total Undistributed Expenses	11,603,426	12,657,521	12,377,268	12,377,254	22,382
Profit Before Fixed Charges	$14,089,229	$16,316,562	$17,118,150	$17,688,802	$31,987

Total Fixed Charges	4,627,049	4,816,162	4,907,609	5,773,391	10,440

Net Operating Income	$9,462,180	$11,500,400	$12,210,541	$11,915,411	$21,547
FF&E	1,763,423	1,947,232	1,974,294	1,974,276	3,570
Net Cash Flow	$7,698,757	$9,553,168	$10,236,247	$9,941,136	$17,977

NOI DSCR	1.69x	2.05x	2.18x	2.12x
NCF DSCR	1.37x	1.70x	1.83x	1.77x
NOI DY	10.5%	12.8%	13.6%	13.2%
NCF DY	8.6%	10.6%	11.4%	11.0%

Appraisal.  As of the appraisal valuation date of December 1, 2013, the Renaissance Chicago Downtown Property had an “as-is” appraised value of $139,000,000.  The appraiser concluded to an “as renovated” value of $163,000,000, which assumes the PIP is completed by December 1, 2014.

Environmental Matters.  According to the Phase I environmental site assessment dated November 1, 2013, there was no evidence of any recognized environmental conditions at the Renaissance Chicago Downtown Property.

Market Overview and Competition.  The Renaissance Chicago Downtown Property is located in Chicago, Illinois along the south side of West Wacker Drive, just south of the Chicago River and at the north end of State Street.  The Renaissance Chicago Downtown Property is also located in the State Street retail district and less than a half a mile from the Magnificent Mile, Millennium Park and Navy Pier.  Chicago is the headquarters for Fortune 500 companies that include Abbott Laboratories, Boeing, Kraft Foods, All-State, McDonalds, Sears Holdings and Walgreens. In addition, the Renaissance Chicago Downtown Property is located less than one-half mile away from large corporate demand generators that include Accenture, AT&T, Citadel, Pricewaterhouse Coopers, Blue Cross and Blue Shield and the Chicago Board of Trade. The Chicago Metropolitan Statistical Area (“MSA”) contains more than 100,000 hotel rooms and benefits from tourism and business convention demand. According to the appraisal, as of the second

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHICAGO DOWNTOWN

quarter of 2013, hotel room occupancy within the Chicago MSA increased 2.0% from the prior year and ADR and RevPAR also increased 5.2% and 6.7%, respectively during the same time period.

The following table presents certain information relating to the Renaissance Chicago Downtown Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Renaissance Chicago Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2013 TTM	74.6%	$207.91	$155.04	78.1%	$218.93	$170.96	104.7%	105.3%	110.3%
11/30/2012 TTM	74.0%	$205.49	$152.00	78.0%	$208.67	$162.70	105.4%	101.5%	107.0%
11/30/2011 TTM	72.3%	$198.46	$143.43	72.6%	$204.27	$148.35	100.5%	102.9%	103.4%

(1)
Information obtained from a third party hospitality report.  According to such third party hospitality report, the competitive set includes the following hotels: Marriott Chicago Downtown Magnificent Mile, Hilton The Drake Hotel Chicago, Swissotel Chicago, InterContinental Chicago Magnificent Mile, Fairmont Chicago and Westin River North.

The Borrower.  The borrower is CWI Chicago Hotel, LLC, a Delaware limited liability company and a single purpose entity with one independent director.  Legal counsel delivered a non-consolidation opinion in connection with the origination of the Renaissance Chicago Downtown Mortgage Loan.  Carey Watermark Investors Incorporated (“CWI”), is the guarantor of certain nonrecourse carveouts under the Renaissance Chicago Downtown Mortgage Loan.

The Sponsor.  The sponsor, CWI, is a private non-listed hospitality real estate investment trust.  CWI was formed in March 2008 to target lodging assets and CWI’s real estate portfolio is comprised of ownership interests in 18 hotels located in the following markets: Sonoma, California; New Orleans, Louisiana; Atlanta, Georgia; San Diego, California; Memphis, Tennessee; and Birmingham, Alabama.

Escrows.  The loan documents provide for upfront escrows in the amount of $1,588,159 for real estate taxes, $1,301,722 for deferred maintenance and $17,963,407 for a PIP reserve.  The loan documents provide for monthly escrows in the amount of $264,963 for real estate taxes.  Ongoing monthly deposits into an FF&E reserve are not required as long as the property manager holds in an FF&E reserve account in an amount equal to at least 4.0% of operating income for the calendar month immediately preceding each monthly payment date.  If the property manager does not hold an amount equal to at least 4.0% of operating income for the calendar month preceding a monthly payment, then the borrower will be required to make an FF&E deposit equal to the difference between 4.0% of operating income for the calendar month immediately preceding the monthly payment date and the monthly percentage of operating income held by the property manager in the FF&E reserve account.  Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Renaissance Chicago Downtown Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Renaissance Chicago Downtown Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the property manager to deliver all receipts payable with respect to the Renaissance Chicago Downtown Property directly into the lockbox account.  The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within three business days of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower.  During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar quarter, commencing July 1, 2014.  A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, or with regard to clause (ii), upon the earlier of (a) the date that the amortizing debt service coverage ratio is equal to or greater than 1.40x for two consecutive calendar quarters or equal to or greater than 1.45x for one calendar quarter or (b) the payment of funds by the borrower into a reserve account or in lieu of posting funds into a reserve account, posting of a letter of credit that will be held as additional security during the loan term, such that, if applied to reduce the outstanding principal balance of the Renaissance Chicago Downtown Mortgage Loan, the amortizing debt service coverage ratio would be equal to or greater than 1.45x.

Property Management.  The Renaissance Chicago Downtown Property is managed by Renaissance Hotel Operating Company.

Assumption.  The borrower has the two-time right to transfer the Renaissance Chicago Downtown Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RENAISSANCE CHICAGO DOWNTOWN

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  The Renaissance Chicago Downtown Mortgage Loan is secured by a first mortgage encumbering the borrower’s leasehold interest in one ground lease that expires on June 30, 2087.  The initial ground lease rent payment was $600,000 and increases 3.0% each year from June 1, 2000 through June 1, 2018.  Furthermore, the base rent will reset on July 1, 2018 and every 10 years thereafter.  Base rent will be equal to the greater of (i) 7.0% of the fair market value of the land at the time of the payment reset or (ii) the base rent for the immediately preceding lease year, and will increase at 3.0% per year for each year thereafter. The ground lessee must also pay 2.0% of the gross room revenue per year in addition to base rent.

Ground rent payments were underwritten at approximately $2.3 million, which is greater than the ground rent payments of approximately $1.6 million as of the trailing 12-months ending October 31, 2013.  Underwritten ground rent is the forecasted average of the remaining ground rent payments during the Renaissance Chicago Downtown Mortgage Loan term.  The 2018 through 2020 ground rent payments are based on an assumed fair market unencumbered land value of $32.4 million and assumed room revenue of $37.1 million.  Room revenue as of the trailing 12-month period ending October 31, 2013 was $35.0 million.   See “Description of the Mortgage Pool – Ground Leases” in the Free Writing Prospectus.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Renaissance Chicago Downtown Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

Life Time Fitness Portfolio
1 Life Time Fitness - Gilbert Gilbert, AZ
2 Life Time Fitness - Orland Park Orland Park, IL
3 Life Time Fitness - Centreville Centreville, VA
4 Life Time Fitness - South Austin Austin, TX
5 Life Time Fitness - San Antonio San Antonio, TX
PHOENIX
Scottsdale
Paradise Valley
Mesa
Tempe
Gilbert
Chandler
Fountain Hills
Apache Junction
Queen Creek
Sun Lakes
CHICAGO
NAPERVILLE
JOLIET
Bolingbrook
Orland Park
Tinley Park
Oak Lawn
Lake Michigan
WASHINGTON, DC
ARLINGTON
ALEXANDRIA
Centreville
Manassas
Reston
Rockville
Gaithersburg
Bethesda
Silver Spring
Woodbridge
Dale City
VIRGINIA
MARYLAND
AUSTIN
SAN ANTONIO
Georgetown
Round Rock
Cedar Park
Pflugerville
Kerrville
San Marcos
New Braunfels
Boerne
Seguin

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Life Time Fitness Portfolio

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$80,000,000	Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$79,784,225	Location:	Various – See Table
% of Initial Pool Balance:	7.2%	Size:	526,671 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$151.49
Borrower Name:	LTF Real Estate CMBS II, LLC	Year Built/Renovated:	Various – See Table
Sponsor:	Life Time Fitness, Inc.	Title Vesting:	Fee
Mortgage Rate:	5.060%	Property Manager:	Tenant-managed
Note Date:	January 28, 2014	3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	February 1, 2024	Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None	Current Occupancy (As of):	100.0% (3/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	240 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(2):	NAV
Call Protection:	L(24),GRTR 1% or YM(89),O(7)	Most Recent NOI(2):	NAV
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$11,019,991
U/W Expenses:	$330,600
U/W NOI:	$10,689,392
U/W NCF:	$10,143,258
U/W NOI DSCR:	1.68x
U/W NCF DSCR:	1.59x
U/W NOI Debt Yield:	13.4%
Escrows and Reserves(1):	U/W NCF Debt Yield:	12.7%
As-Is Appraised Value:	$134,560,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date(3):	Various
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.3%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	37.5%

(1)	See “Escrows” section.
(2)	Historical financial statements are not available, as the Life Time Fitness Portfolio properties are owned by an affiliate of the tenant, and a lease was not previously in-place.
(3)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Life Time Fitness Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering five single-tenanted retail buildings occupied by Life Time Fitness and located in four states (the “Life Time Fitness Portfolio Properties”).  The Life Time Fitness Portfolio Mortgage Loan was originated on January 28, 2014 by Wells Fargo Bank, National Association.  The Life Time Fitness Portfolio Mortgage Loan had an original principal balance of $80,000,000, has an outstanding principal balance as of the Cut-off Date of $79,784,225 and accrues interest at an interest rate of 5.060% per annum.  The Life Time Fitness Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 20-year amortization schedule.  The Life Time Fitness Portfolio Mortgage Loan matures on February 1, 2024.

Following the lockout period, the borrower has the right to prepay the Life Time Fitness Portfolio Mortgage Loan in whole, or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid, on any date before August 1, 2023.  In addition, the Life Time Fitness Portfolio Mortgage Loan is prepayable without penalty on or after August 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$80,000,000	100.0%	Loan payoff(1)	$0	0.0%
			Closing costs	984,926	1.2%
			Return of equity	79,015,074	98.8%
Total Sources	$80,000,000	100.0%	Total Uses	$80,000,000	100.0%

(1)
The Life Time Fitness Portfolio Properties were previously unencumbered.  Based on the sponsor’s total cost basis of approximately $110.3 million, $30.3 million of cash equity remains ahead of the Life Time Fitness Portfolio Mortgage Loan.

The Properties.  The Life Time Fitness Portfolio Properties comprise five class A single tenant fitness centers containing 526,671 square feet and located in Arizona, Illinois, Texas (two properties) and Virginia. The Life Time Fitness Portfolio Properties were built between 1999 and 2007 and are subject to a single master lease with Life Time Fitness through January 31, 2029.  Amenities at the Life Time Fitness Portfolio Properties include indoor and outdoor swimming pools, racquetball and squash courts, basketball courts, weight training areas, yoga and cycle studio rooms, day care facilities, men’s & women’s locker rooms, cafes and spas.  Each of the Life Time Fitness Portfolio Properties contains between 528 and 636 surface parking spaces, resulting in parking ratios ranging from 5.5 to 5.8 spaces per 1,000 square feet of rentable area.  As of March 1, 2014, the Life Time Fitness Portfolio Properties were 100.0% occupied by Life Time Fitness.

The following table presents certain information relating to the Life Time Fitness Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Life Time Fitness – Gilbert, AZ	$17,178,541	21.5%	100.0%	2003/NAP	108,890	$28,900,000
Life Time Fitness – Orland Park, IL	$16,854,417	21.1%	100.0%	2001/NAP	108,890	$28,500,000
Life Time Fitness – Centreville, VA	$15,956,845	20.0%	100.0%	1999/NAP	90,956	$27,000,000
Life Time Fitness – Austin, TX	$15,682,587	19.7%	100.0%	2007/NAP	109,045	$26,400,000
Life Time Fitness – San Antonio, TX	$14,111,835	17.7%	100.0%	2005/NAP	108,890	$23,760,000
Total/Weighted Average	$79,784,225	100.0%	100.0%		526,671	$134,560,000

The following table presents certain information relating to the tenant at the Life Time Fitness Portfolio Properties:

Major Tenant(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Life Time Fitness	NR/NR/NR	526,671	100.0%	$21.40(1)	$11,269,392	100.0%	1/31/2029
Total Major Tenant		526,671	100.0%	$21.40	$11,269,392	100.0%

Vacant Space		0	0.0%

Collateral Total		526,671	100.0%

(1)
Life Time Fitness occupies all five of the Life Time Fitness Portfolio Properties under a single master lease.  The Annual U/W Base Rent PSF at the Gilbert, Orland Park, Centreville, Austin and San Antonio properties is $22.00, $23.00, $24.50, $20.00 and $18.00, respectively, all on a triple-net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Life Time Fitness Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	526,671	100.0%	526,671	100.0%	$11,269,392	$21.40
Vacant	0	0	0.0%	526,671	100.0%	$0	$0.00
Total/Weighted Average	1	526,671	100.0%			$11,269,392	$21.40

(1) Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Life Time Fitness Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014
100.0%	100.0%	100.0%	100.0%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Life Time Fitness Portfolio Properties:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$11,269,392	$21.40
Grossed Up Vacant Space	0	0.00
Total Reimbursables	314,069	0.60
Other Income	0	0.00
Less Vacancy & Credit Loss	(563,470)(2)	(1.07)
Effective Gross Income	$11,019,991	$20.92

Total Operating Expenses	$330,600	$0.63

Net Operating Income	$10,689,392	$20.30
TI/LC	440,800	0.84
Capital Expenditures	105,334	0.20
Net Cash Flow	$10,143,258	$19.26

NOI DSCR	1.68x
NCF DSCR	1.59x
NOI DY	13.4%
NCF DY	12.7%

(1) Historical financial statements are not available, as the Life Time Fitness Portfolio Properties are owned by an affiliate of the tenant, and a lease was not previously in-place.
(2) The underwritten economic vacancy is 5.0%. The Life Time Fitness Portfolio Properties were 100.0% physically occupied as of March 1, 2014.

Appraisal.  As of the appraisal valuation dates ranging from December 5, 2013 to December 7, 2013, the Life Time Fitness Portfolio Properties had an aggregate “as-is” appraised value of $134,560,000.  In addition, the appraisals concluded to an aggregate “go dark” value of $82,340,000.

Environmental Matters.  According to the Phase I environmental assessments dated from December 6, 2013 to December 9, 2013, there was no evidence of any recognized environmental conditions at the Life Time Fitness Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

Market Overview and Competition.  The Life Time Fitness Portfolio Properties are located in Gilbert, Arizona; Orland Park, Illinois; Centreville, Virginia; Austin, Texas; and San Antonio, Texas.

Gilbert, Arizona

The Gilbert, Arizona property is situated approximately 22 miles southeast of the Phoenix central business district, on the southeast border of The Islands master-planned community.  The Islands comprises 780 acres with approximately 2,600 residential homes, man-made lakes and canals, parks and walking paths throughout.  The Gilbert, Arizona property is located approximately five miles east of the Loop 101 freeway, which runs north and south and connects with the US-60 and Loop 202 freeways.  As of 2013, the population within a one-, three- and five-mile radius of the Gilbert, Arizona property was 14,440, 122,298 and 306,268, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $80,299, $78,629 and $71,601, respectively.

According to a third party market research report, the Gilbert, Arizona property is located within the Gilbert submarket of the Phoenix retail market.  As of year-end 2013, the submarket reported total inventory of 673 retail properties totaling 13.6 million square feet with an 8.0% vacancy rate.  The appraiser concluded that the in-place rent at the Gilbert, Arizona property ($22.00 per square foot, triple-net) is consistent with market rent.

Orland Park, Illinois

The Orland Park, Illinois property is located in southwest Cook County, approximately 23 miles southwest of the Chicago central business district.  The Orland Park, Illinois property is situated within the Main Street Village Shopping Center, which features upscale shops and restaurants, a Homewood Suites by Hilton hotel, an apartment community and a Marcus Cinema.  Interstate 80 is located approximately two miles south of the Orland Park, Illinois property and connects the surrounding neighborhood with the remainder of the Chicago metropolitan expressway system.  As of 2013, the population within a one-, three- and five-mile radius of the Orland Park, Illinois property was 6,368, 55,164 and 138,834, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $88,643, $87,687 and $81,221, respectively.

According to a third party market research report, the Orland Park, Illinois property is situated within the South Route 45 submarket of the Chicago retail market.  As of year-end 2013, the submarket reported total inventory of 577 retail properties totaling 12.3 million square feet with a 7.3% vacancy rate.  The appraiser concluded that the in-place rent at the Orland Park, Illinois property ($23.00 per square foot, triple-net) is consistent with market rent.

Centreville, Virginia

The Centreville, Virginia property is located in the western portion of Fairfax County, approximately 20 miles southwest of Washington, D.C. and four miles south of Washington Dulles Airport.  The Centreville, Virginia property is located approximately two miles south of Interstate 66 and is situated within the Trinity Centre mixed-use development.  Trinity Centre includes a Springhill Suites by Marriott hotel, four office buildings and three restaurants.  As of 2013, the population within a one-, three- and five-mile radius of the Centreville, Virginia property was 21,317, 98,672 and 203,183, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $102,239, $141,647 and $138,086, respectively.

According to a third party market research report, the Centreville, Virginia property is situated within the Route 28 Corridor South submarket of the Washington D.C. retail market.  As of year-end 2013, the submarket reported total inventory of 198 retail properties totaling 5.0 million square feet with a 2.8% vacancy rate.  The appraiser concluded that the in-place rent at the Centreville, Virginia property ($24.50 per square foot, triple-net) is consistent with market rent.

Austin, Texas

The Austin, Texas property is located approximately five miles southwest of the Austin central business district.  The Austin, Texas property is situated just north of Circle C Ranch, a 3,500-lot single family subdivision that includes an 18-hole golf course, multiple parks and hiking and biking trails.  The Austin, Texas property is located just south of Highway 290, which also provides access to Interstate 35, Austin’s primary north/south arterial.  As of 2013, the population within a one-, three- and five-mile radius of the Austin, Texas property was 10,018, 90,445 and 224,384, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $70,439, $77,228 and $77,862, respectively.

According to a third party market research report, the Austin, Texas property is situated within the South submarket of the Austin retail market.  As of year-end 2013, the submarket reported total inventory of 1,128 retail properties totaling 12.8 million square feet with a 2.7% vacancy rate.  The appraiser concluded that the in-place rent at the Austin, Texas property ($20.00 per square foot, triple-net) is consistent with market rent.

San Antonio, Texas

The San Antonio, Texas property is located approximately 13 miles north of the San Antonio central business district and six miles north of the San Antonio International Airport.  Situated within the northeast quadrant of the interchange of US Highway 281 and Loop 1604, the San Antonio, Texas property is located just outside of the Stone Oak master-planned development.  The San Antonio, Texas property is located in close proximity to multiple major employment centers and is situated just south of the Chase and Clear Channel corporate campuses.  In addition, the San Antonio, Texas property is located just east of the Methodist Stone Oak Hospital and approximately two miles east of the North Central Baptist Hospital.  As of 2013, the population within a one-, three- and five-mile radius of the San Antonio, Texas property was 4,780, 74,989 and 205,117, respectively.  The estimated median household income within the same one-, three- and five-mile radii was $95,287, $107,596 and $104,874, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

According to a third party market research report, the San Antonio, Texas property is situated within the Far North Central submarket of the San Antonio retail market.  As of year-end 2013, the submarket reported total inventory of 270 retail properties totaling 5.9 million square feet with a 7.1% vacancy rate.  The appraiser concluded that the in-place rent at the San Antonio, Texas property ($18.00 per square foot, triple-net) is consistent with market rent.

The Borrower.  The borrower is LTF Real Estate CMBS II, LLC, a limited liability company and single purpose entity with an independent director.  Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Life Time Fitness Portfolio Mortgage Loan.  Life Time Fitness, Inc. is the guarantor of certain nonrecourse carveouts under the Life Time Fitness Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Life Time Fitness, Inc. (“Life Time”).  As of September 16, 2013, Life Time operated 108 centers under the Life Time Fitness and Life Time Athletic brands, primarily in suburban locations, in 22 states and 28 major markets.  As of December 31, 2013, Life Time reported annual revenues of $1.2 billion with a net income of $121.7 million.  Life Time’s reported net income for 2013 represents a 9.1% increase over 2012 and a 31.4% increase over 2011.

Escrows.  The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the tenant is making tax payments directly to the taxing authorities in accordance with its lease; and (iii) the borrower provides the lender with timely proof of payment.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (a) no event of default has occurred and is continuing; (b) the tenant maintains insurance in accordance with the loan documents; and (c) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct the tenant to deposit all rents directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) Life Time Fitness going and remaining dark at three or more of the Life Time Fitness Portfolio Properties for a period of 60 days.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the date on which Life Time Fitness is fully operational and open for business at three or more of the Life Time Fitness Portfolio Properties.

Property Management.  The Life Time Fitness Portfolio Properties are managed by the tenant.

Assumption.  The borrower has a three-time right to transfer the Life Time Fitness Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Right of First Offer.  Life Time Fitness (as tenant) has a right of first offer (“ROFO”) to purchase the Life Time Fitness Portfolio Properties.  The ROFO is not extinguished by a foreclosure of the Life Time Fitness Portfolio Properties; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof.

Partial Release.  Following the lockout period, as long as no event of default has occurred and is continuing, the borrower is permitted to release up to four properties in one or more transactions (in connection with the payment of any applicable yield maintenance or prepayment penalties) subject to certain conditions, including (i) reducing the principal balance by 120% of the released property’s outstanding allocated loan balance; (ii) following the release, the debt yield of the remaining properties must be equal to or greater than the debt yield as of the closing date of the Life Time Fitness Portfolio Mortgage Loan; (iii) following the release, the loan-to-value ratio of the remaining properties must be less than or equal to 59.5%; (iv) as of the date of release, the net cash flow for the remaining properties must be equal to or greater than the net cash flow for the remaining properties as of the closing date of the Life Time Fitness Portfolio Mortgage Loan; (v) delivery of a legal opinion to the lender to demonstrate that the release will satisfy REMIC requirements; and (vi) rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Real Estate Substitution.  The borrower may obtain a release of up to two properties from the lien of the Life Time Fitness Portfolio Mortgage Loan in connection with the substitution of a different property subject to certain conditions, including (i) following the substitution, the debt yield of the remaining properties and the substitute property must be equal to or greater than the debt yield of the Life Time Fitness Portfolio Properties immediately preceding the substitution; (ii) following the substitution, the loan-to-value ratio for the remaining properties and the substitute property must be less than or equal to the loan-to-value ratio of the Life Time Fitness Portfolio Properties immediately preceding the substitution; (iii) the earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the substitute properties must be equal to or greater than the EBITDA for the substituted property as of the date immediately preceding the substitution; (iv) rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LIFE TIME FITNESS PORTFOLIO

Parent Pledge.  The loan documents permit certain sponsor affiliates to pledge indirect ownership interests subject to certain conditions, including (i) the holder of the debt facility shall be an institutional lender regularly engaged in the making of such loans; (ii) the debt facility is secured by all or substantially all of the pledger’s assets, and is secured by substantial collateral unrelated to the borrower or the Life Time Fitness Portfolio Properties; and (iii) repayment of the debt facility is not specifically tied to the cash flow from the Life Time Fitness Portfolio Properties.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lifetime Fitness Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

GEORGIA
Port Wentworth
Hardeeville
Bloomingdale
Pooler
Garden City
SOUTH CAROLINA
Downtown
SAVANNAH
Georgetown
Richmond Hill
Isle of Hope
Savannah-Hilton Head Intl Airport
Hunter Army Airfield
Fort Stewart Military Reservation
CHATHAM COUNTY
JASPER COUNTY
EFFINGHAM COUNTY
BRYAN COUNTY

VIRGINIA
Martinsville
Danville
Reidsville
Roanoke Rapids
Henderson
Winston-Salem
Greensboro
Burlington
Durham
Wake Forest
Rocky Mount
Statesville
High Point
Chapel Hill
RALEIGH
Cary
Wilson
Smithfield
Greenville
Kannapolis
Sanford
Benson
Goldsboro
Concord
CHARLOTTE
Mint Hill
Matthews
Pinehurst
Southern Pines
Fayetteville
New Bern
Rock Hill
Rockingham
Laurinburg
NORTH CAROLINA
Cheraw
Jacksonville
SOUTH CAROLINA
Lumberton
Florence
Wilmington
Columbia
Shallotte
Sumter
Conway
North Myrtle Beach
Holden Beach
Myrtle Beach
Orangeburg
Atlantic Ocean

Nordic Cold Storage Portfolio

1 Nordic - Savannah, GA	Pooler, GA
2 Nordic - Benson	Benson, NC
3 Nordic - Lumberton	Lumberton, NC
4 Nordic - Oxford, AL	Oxford, AL
5 Nordic - Charlotte	Charlotte, NC
6 Nordic - Goldsboro	Goldsboro, NC
7 Nordic - Forest	Forest, MS
8 Nordic - Hattiesburg	Hattiesburg, MS

Tupelo
Hamilton
Albertville
GA
Jasper
Gadsden
Oxford
Winona
Columbus
BIRMINGHAM
Greenwood
Bessemer
Louisville
Tuscaloosa
Hoover
Sylacauga
MISSISSIPPI
Demopolis
Auburn
JACKSON
Meridian
MONTGOMERY
Forest
ALABAMA
Laurel
Waynesboro
Greenville
Troy
Eufaula
Hattiesburg
Monroeville
Ozark
Enterprise
Opp
Atmore
Dothan
Prichard
LA
MOBILE
Crestview
Milton
Picayune
Biloxi
FLORIDA
Slidell
Pensacola
Gulfport
Pascagoula
Fort Walton Beach
Destin
NEW ORLEANS
Panama City
Gulf of Mexico

Huntersville
CONCORD
MECKLENBURG COUNTY
GASTON COUNTY
Harrisburg
Wedgewood
Mt. Holly
CHARLOTTE
Belmont
Uptown
Bradfield Farms
Hickory Ridge
Mint Hill
Matthews
Pineville
Stallings
Indian Trail
Ballantyne
Weddington
UNION COUNTY
YORK COUNTY
NC
SC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Nordic Cold Storage Portfolio

Loan Information				Property Information
Mortgage Asset Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$53,950,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$53,950,000			Location(3):	Various – See Table
% of Initial Pool Balance:	4.9%			Size:	907,304 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$59.46
Borrower Name:	AGNL Freezer, L.P.			Year Built/Year Renovated(3):	Various – See Table
Sponsor:	Angelo, Gordon & Company			Occupancy %:	100.0%
Mortgage Rate:	4.932%			Occupancy % Source Date:	March 1, 2014
Note Date:	February 11, 2014			Title Vesting(3):	Fee
Anticipated Repayment Date:	March 6, 2024			Property Manager:	Tenant-managed
Maturity Date:	March 6, 2044			3rd Most Recent Occupancy (As of)(4):	NAV
IO Period:	60 months			2nd Most Recent Occupancy (As of)(4):	NAV
Loan Term (Original):	120 months			Most Recent Occupancy (As of)(4):	NAV
Seasoning:	0 months			Current Occupancy (As of):	100.0% (3/1/2014)
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing ARD			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24), GRTR 1% or YM(89),O(7)			3rd Most Recent NOI (As of)(4):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	NAV
Additional Debt(1):	Yes			Most Recent NOI (As of)(4):	NAV
Additional Debt Type(1):	Future Mezzanine
				U/W Revenues:	$6,175,000
				U/W Expenses:	$185,250
				U/W NOI:	$5,989,750
Escrows and Reserves(2):				U/W NCF:	$5,743,033
				U/W NOI DSCR:	1.74x
				U/W NCF DSCR:	1.67x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.1%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	10.6%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$83,800,000
TI/LC Reserve	$0	Springing	$2,000,000	As-Is Appraisal Valuation Date:	January 7, 2014
Deferred Maintenance	$1,072,783	$0	NAP	Cut-off Date LTV Ratio:	64.4%
Replacement Reserves	$0	Springing	$1,000,000	LTV Ratio at Maturity or ARD:	59.3%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Ground Lease/Tax Abatement” section.
(4)	Historical statements and occupancy are unavailable because this transaction constitutes a sale-leaseback.

The Mortgage Loan. The mortgage loan (the “Nordic Cold Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight industrial cold storage facilities located in four states (collectively, the “Nordic Cold Storage Portfolio Properties”). The Nordic Cold Storage Portfolio Mortgage Loan was originated on February 11, 2014 by The Royal Bank of Scotland. The Nordic Cold Storage Portfolio Mortgage Loan had an original principal balance of $53,950,000, has an outstanding principal balance as of the Cut-off Date of $53,950,000, and accrues interest at an interest rate of 4.932% per annum. The Nordic Cold Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Anticipated Repayment Date (“ARD”) is March 6, 2024, and the final maturity date is March 6, 2044.  If the Nordic Cold Storage Portfolio Mortgage Loan is not paid in full on or before the ARD, the Nordic Cold Storage Portfolio Mortgage Loan will have a remaining term of 240 months and will accrue interest at a rate equal to the greater of (i) 7.932% and (ii) the interpolated 20-year treasury rate as of the ARD plus 3.0%.  The failure of the borrower to pay the outstanding principal balance of the Nordic Cold Storage Portfolio Mortgage Loan on the ARD will trigger a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance.

Following the lockout period, the borrower has the right to prepay the Nordic Cold Storage Portfolio Mortgage Loan in whole, or in part, on any business day before September 6, 2023, provided that the borrower pays the greater of a yield maintenance premium or a prepayment penalty equal to 1% of the principal amount being repaid. The Nordic Cold Storage Portfolio Mortgage Loan is prepayable without penalty on or after September 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$53,950,000	100.0%	Return of equity(1)	$53,256,876	98.7%
			Closing costs	693,124	1.3
Total Sources	$53,950,000	100.0%	Total Uses	$53,950,000	100.0%

(1)	The Nordic Cold Storage Portfolio was purchased all cash in a sale-leaseback transaction in December 2013.

The Properties. The Nordic Cold Storage Portfolio Properties consist of eight single-tenant industrial cold storage facilities, totaling approximately 907,304 square feet and located in four states: North Carolina (4), Mississippi (2), Georgia (1) and Alabama (1). As of March 1, 2014 the Nordic Cold Storage Portfolio Properties were 100.0% occupied by two affiliated tenants, Nordic Logistics and Warehousing, LLC and Nordic Savannah, LLC, under a triple net (“NNN”) master lease between such entities and the borrower (the “Nordic Lease”). The Nordic Lease commenced on December 11, 2013 and has an initial term of 20 years, along with six five-year renewal options. On December 1, 2017, and every five years thereafter, rental escalations will equate to the lesser of 12% or the cumulative increase in the CPI during the most recent five-year period.

Pooler, Georgia (38.1% of Cut-off Date Principal Balance)

The facility, located in Pooler, Georgia was built in 2013, contains approximately 170,268 square feet and is located just west of the Port of Savannah. The facility is situated along Nordic Way with access to Jimmy Deloach Parkway in Pooler, a northern suburb of Savannah, Georgia. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has 18-feet clear ceiling height while the majority of the building is freezer space that has 55-feet clear ceiling heights. In total, the facility contains approximately 7,400,000 cubic feet of freezer space and allows 20,000 pallet positions.

Benson, North Carolina (10.6% of Cut-off Date Principal Balance)

The facility, located in Benson, North Carolina was built in stages with completion dates in 1985, 1986, 1992 and 2004, contains approximately 135,772 square feet, and is located in the proximity of the Port of Wilmington and the Port of Hampton Roads. The facility is situated along Hodges Chapel Road with frontage along Route 301 in an unincorporated rural area located in Harnett County, North Carolina. The facility is an insulated steel freezer building containing 15 dock-high doors with a 31-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 3,550,000 cubic feet of freezer space, and allows 12,500 pallet positions.

Lumberton, North Carolina (10.5% of Cut-off Date Principal Balance)

The facility, located in Lumberton, North Carolina was built in stages from 1982 to 1992, contains approximately 127,665 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads. The facility is situated along Cold Storage Road in unincorporated Robeson County just west of the City of Lumberton, North Carolina. The facility is an insulated steel freezer building containing 15 dock-high doors with a 30 feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 3,350,000 cubic feet of freezer space, and allows 7,200 pallet positions.

Oxford, Alabama (9.6% of Cut-off Date Principal Balance)

The facility, located in Oxford, Alabama was built in stages with completion dates in 1990 and 1998, contains approximately 110,330 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated along the northern side of Airport Road, just south of Interstate 20 and north of the runways of the Anniston Metropolitan Airport in Oxford, Alabama. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 2,500,000 cubic feet of freezer space, and allows 8,000 pallet positions.

Charlotte, North Carolina (9.2% of Cut-off Date Principal Balance)

The facility, located in Charlotte, North Carolina was built in stages between 1988 and 1989, contains approximately 100,856 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads.  The facility is situated along David Cox Road at the northern edge of the City of Charlotte, North Carolina. The facility is an insulated steel freezer building containing 12 dock-high doors with a 31-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 2,560,000 cubic feet of freezer space, and allows 6,500 pallet positions.

Goldsboro, North Carolina (8.9% of Cut-off Date Principal Balance)

The facility, located in Goldsboro, North Carolina was built in stages with completion dates in 1995 and 1998, contains approximately 104,197 square feet, and is located in the proximity of the Port of Wilmington and Port of Hampton Roads. The facility is situated along Commerce Court just north of Highway 70 at the eastern boundaries of the City of Goldsboro, North Carolina. The facility is an insulated steel freezer building containing 12 dock-high doors with a 30-feet clear ceiling height. The majority of the building is freezer space, and in total the facility contains approximately 2,570,000 cubic feet of freezer space and allows 6,900 pallet positions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

Forest, Mississippi (8.7% of Cut-off Date Principal Balance)

The facility, located in Forest, Mississippi was built in stages with completion dates in 1990 and 1993, contains approximately 103,361 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated at the southeast corner of South 1st Avenue and East 1st Street in the southeastern quadrant of Forest, Mississippi. The facility is an insulated steel freezer building containing 13 dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 2,400,000 cubic feet of freezer space, and allows 7,000 pallet positions.

Hattiesburg, Mississippi (4.4% of Cut-off Date Principal Balance)

The facility, located in Hattiesburg, Mississippi was built in 1995, contains approximately 54,855 square feet, and is located north of the Port of South Louisiana and the Port of Pascagoula. The facility is situated at the southwest corner of Bonhomie Road and McInnis Loop and East 1st Street in the southern part of Hattiesburg, Mississippi. The facility is an insulated steel freezer building containing seven dock-high doors. The dock area has an 18-feet clear ceiling height while the majority of the building is freezer space with 28-feet clear ceiling heights. In total, the facility contains approximately 1,100,000 cubic feet of freezer space, and allows 3,800 pallet positions.

The following table presents certain information relating to the Nordic Cold Storage Portfolio Properties:

Property Name	Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Cold Storage (Cubic Feet)	Appraised Value
Nordic - Savannah GA	Pooler, GA	$20,573,800	38.1%	100.0%	2013/NAP	170,268	7,400,000	$32,000,000
Nordic - Benson	Benson, NC	$5,732,350	10.6%	100.0%	1985,1986,1992(1)/2004	135,772	3,550,000	$8,900,000
Nordic - Lumberton	Lumberton, NC	$5,668,650	10.5%	100.0%	1982/1992	127,665	3,350,000	$8,800,000
Nordic - Oxford AL	Oxford, AL	$5,159,050	9.6%	100.0%	1990, 1998(1)/NAP	110,330	2,500,000	$8,000,000
Nordic - Charlotte	Charlotte, NC	$4,967,950	9.2%	100.0%	1988/1989	100,856	2,560,000	$7,700,000
Nordic - Goldsboro	Goldsboro, NC	$4,777,500	8.9%	100.0%	1995, 1998(1)/NAP	104,197	2,570,000	$7,400,000
Nordic - Forest	Forest, MS	$4,713,800	8.7%	100.0%	1990, 1993(1)/NAP	103,361	2,400,000	$7,300,000
Nordic - Hattiesburg	Hattiesburg, MS	$2,356,900	4.4%	100.0%	1995/NAP	54,855	1,100,000	$3,700,000
Total/Weighted Average		$53,950,000	100.0%	100.0%		907,304	25,430,000	$83,800,000

(1)	Built in stages during years listed.

The Tenant. Nordic Cold Storage Holdings II, LLC (“Nordic”) is a multi-region cold storage chain provider that has been operating in the southeastern United States region for over 60 years. The company is the largest provider of refrigerated warehouse services to the poultry industry in the southeastern United States and has the capacity to blast freeze a billion pounds of poultry each year. Nordic is ranked as the seventh largest frozen warehouse company in North America and is the second largest in the southeastern United States market. Nordic currently operates a network of 13 facilities totaling nearly 70 million cubic feet of refrigerated or freezer space. Over the past two fiscal years Nordic has posted base business revenues of $45.8 million and $51.3 million in 2011 and 2012, respectively. The forecast for 2013 was $60.8 million and was anticipated to increase to $68.4 million in 2014.

The following table presents certain information relating to the tenant at the Nordic Cold Storage Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Nordic Cold Storage Holdings II, LLC	NR/NR/NR	907,304	100.0%	$7.16	$6,500,000	100.0%	12/31/2033

Occupied Collateral Total		907,304	100.0%	$7.16	$6,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Nordic Cold Storage Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	907,304	100.0%	907,304	100.0%	$6,500,000	$7.16
Vacant	0	0	0.0%	0	0.0%	$0	$0.00
Total/Weighted Average	1	907,304	100.0%			$6,500,000	$7.16

(1)	Information obtained from the underwritten rent roll.
(2)
The Nordic Cold Storage Portfolio Properties consist of eight single-tenant industrial cold storage facilities. The leased premises are under a NNN master lease between Nordic Logistics and Warehousing, LLC, Nordic Savannah, LLC, and the borrower.

The following table presents historical occupancy percentages at the Nordic Cold Storage Portfolio Properties:

Historical Occupancy(1)

3/1/2014(2)
100.0%

(1)	Information obtained from the borrower.
(2)	Historical occupancy is unavailable because this transaction constitutes a sale-leaseback.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Nordic Cold Storage Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	U/W $ per SF
Base Rent	$6,500,000	$7.16
Grossed Up Vacant Space	0	0.00
Total Reimbursables	0	0.00
Other Income	0	0.00
Less Vacancy & Credit Loss	(325,000)(3)	(0.36)
Effective Gross Income	$6,175,000	$6.81

Total Operating Expenses	$185,250	$0.20

Net Operating Income	$5,989,750	$6.60
TI/LC	110,621	0.13
Capital Expenditures	136,096	0.15
Net Cash Flow	$5,743,033	$6.33

NOI DSCR	1.74x
NCF DSCR	1.67x
NOI DY	11.1%
NCF DY	10.6%
(1)	Cash Flow Analysis is based upon in-place rent roll as of January 15, 2014 for all eight of the Nordic Cold Storage Portfolio Properties.
(2)	Historical statements are unavailable because this transaction constitutes a sale-leaseback.
(3)	The underwritten economic vacancy is 5.0%. The Nordic Cold Storage Portfolio Properties were 100.0% physically occupied as of March 1, 2014.

Appraisal. As of the appraisal valuation date of January 7, 2014, the Nordic Cold Storage Portfolio Properties had an aggregate “as-is” appraised value of $83,800,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

Environmental Matters. According to the Phase I environmental site assessments dated from November 18, 2013 to November 19, 2013, there was no evidence of any recognized environmental conditions at the Nordic Cold Storage Portfolio Properties.

Market Overview and Competition. The Nordic Cold Storage Portfolio Properties are located in North Carolina, Georgia, Mississippi and Alabama, comprise a total of 907,304 square feet and collectively have 25.4 million cubic feet of storage capacity. Per the appraisals, information about each market relevant to the Nordic Cold Storage Portfolio Properties is detailed below.

Cold storage facilities include many types of artificially cooled warehouses and freezing facilities. Cold storage facilities may be operated as public, private, or semi-private enterprises, depending upon whether operators store commodities for others, only themselves, or both. Cold storage customers include manufacturers, producers, food service providers and retailers. The product assortment includes various agricultural commodities, packaged goods, prepared frozen meals, ice cream and other refrigerated products.  Temperature-controlled storage facilities are a critical component of the food distribution supply chain, linking producers, distributors, and retailers of refrigerated, frozen and perishable food products. Because the cost allocable to food storage is minimal compared to other costs and may require significant capital investment, producers typically outsource the storage component of their distribution chain.

North Carolina

The four Nordic Cold Storage Portfolio Properties in North Carolina are located in Benson, Lumberton, Charlotte and Goldsboro. North Carolina is a major producer and exporter of turkey, poultry, pork and sweet potatoes, and is expected to see continual growth in these industries. North Carolina’s $70 billion agriculture industry relies heavily on transporting goods and keeping items properly stored during the transportation process. According to a third party research report, as of December 2013, the South Atlantic region in the United States contains nearly 440 million pounds of frozen poultry in cold storage, representing an approximate 8.3% increase from the previous year. Furthermore, this region contains 73.1 million pounds of frozen potatoes, which is a 14.3% increase from the previous year.

Georgia

The Nordic Cold Storage Portfolio Property in Pooler, Georgia is located just west of the Port of Savannah. Since 2006, refrigerated exports through the Port of Savannah have increased 130%. In 2012, the Georgia Ports Authority saw a 3.9% increase in refrigerated cargo exports, totaling nearly 108,000 20-foot equivalent container units. In 2016, the Port of Savannah is expected to complete the deepening of the port to accommodate the new Panamax ships. Georgia is also located in the South Atlantic region.

Mississippi and Alabama

The three Nordic Cold Storage Portfolio Properties in Mississippi and Alabama are located in Forest, Mississippi, Hattiesburg, Mississippi and Oxford, Alabama, north of the Port of South Louisiana and the Port of Pascagoula. The Port of South Louisiana is the largest volume shipping port in the Western Hemisphere and ninth largest in the world. This port, along with the Ports of New Orleans and Baton Rouge, serve as a gateway for approximately 55% to 70% of all U.S. exported corn, soy and wheat. Imports to these ports include steel, rubber, coffee, fruits and vegetables. The Port of Pascagoula is the largest seaport in the state of Mississippi. Over 35 million tons of cargo move through the port annually. One of the port’s major exports is frozen poultry. According to a third party market research report, as of the fourth quarter 2013, the East South Central region in the United States contains over 173 million pounds of frozen poultry in cold storage, representing an approximate 5% increase from the previous year.

The Borrower.  The borrower, AGNL Freezer, L.P., is a Delaware limited partnership and single purpose entity, the general partner of which has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nordic Cold Storage Portfolio Mortgage Loan. AG Net Lease III Corp. and AG Net Lease III (SO) Corp. are the guarantors of certain nonrecourse carveouts under the Nordic Cold Storage Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Angelo, Gordon & Company, which, when including affiliates, has over 305 employees, including more than 116 investment professionals, and has offices in New York, Los Angeles, Hong Kong, Seoul, Tokyo and Shanghai. Angelo, Gordon & Company has been investing in commercial real estate since 1993 and has acquired over $13 billion of properties. The loan sponsor has extensive experience in real estate investment and management, including acquisition, financing, disposition, leasing, and construction management, and specializes in sub-performing real estate properties across a broad range of geographical markets and product types. Angelo, Gordon & Company’s Net Lease Group  (AG Net Lease) provides real estate sale-leaseback financing to less-than-investment grade owner-occupiers of corporate real estate as well as to financial sponsors and their portfolio companies. AG Net Lease focuses on office, industrial, distribution, retail, R&D, and warehouse properties, targeting transactions between $5 million and $200 million.

Escrows. The loan documents provide for an upfront escrow at closing in the amount of $1,072,783 for deferred maintenance.  Monthly escrow deposits for taxes or insurance are waived, provided the following conditions are satisfied: (i) no Cash Management Period (as defined below) or Lease Sweep Period (as defined below) has occurred and is continuing and (ii) the borrower delivers satisfactory evidence to the lender that taxes and insurance premiums are being made in a timely manner.  No monthly replacement reserve escrow is required so long as (i) no Cash Management Period has occurred and is continuing and (ii) the tenants under the Nordic Lease are maintaining the Nordic Cold Storage Portfolio Properties in accordance with the terms of the Nordic Lease.  No monthly deposits for tenant improvement and leasing commission reserves are required so long as no Cash Management Period is continuing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

A “Cash Management Period” will commence upon the earlier to occur of: (i) the ARD; (ii) an event of default under the Nordic Cold Storage Portfolio Mortgage Loan; (iii) the amortizing debt service coverage ratio falling below 1.20x as of the end of any calendar quarter; (iv) the commencement of a Lease Sweep Period; or (v) the making of any approved mezzanine loan. A Cash Management Period will end with respect to clause (ii) above, when such event of default has been cured; with respect to clause (iii) above, when an amortizing debt service coverage ratio of at least 1.20x has been achieved for two consecutive calendar quarters; or with respect to clause (iv) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) any Major Lease (as defined below) at the Nordic Cold Storage Portfolio Properties is surrendered, cancelled or terminated prior to its then-current expiration date; (ii) any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; or (iii) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease.  A Lease Sweep Period will end with respect to clause (i) above, on the date which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; with respect to clause (ii) above, when the tenant under the Major Lease commences operations again at its premises in accordance with the terms of the Major Lease; and with respect to clause (iii) above, when the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated within 90 days of commencement and the Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code.

A “Major Lease” is defined as the Nordic Lease and any other lease entered into which demises more than 20.0% of the rentable area of the Nordic Cold Storage Portfolio Properties.

Lockbox and Cash Management.  The Nordic Cold Storage Portfolio Mortgage Loan requires a lender-controlled lockbox, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents and other monies received by the borrower or the property manager relating to the Nordic Cold Storage Portfolio Properties be deposited into such lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account will be swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account will be swept on a daily basis into a cash management account under control of the lender.

Property Management. The Nordic Cold Storage Portfolio Properties are managed by the tenants under the Nordic Lease.

Assumption. The borrower has the right to transfer the Nordic Cold Storage Portfolio Properties, in whole but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, replacement property manager and management agreement are satisfactory to the lender and applicable rating agencies; (iii) such transfer does not violate the SEDA Ground Lease or SEDA Bond (each as defined below) documents and (iv) rating agency confirmation from each of Fitch, KBRA and Moody’s that the transfer will not result in a downgrade; withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates (unless Angelo, Gordon & Co., L.P. controls the transferee and owns at least 51% of all equity interests (direct or indirect) in such transferee borrower) or the requirement for such rating agency confirmation has been waived by each of Fitch, KBRA and Moody’s.

Right of First Offer.  Nordic (as tenant) has a right of first offer (“ROFO”) to purchase the Nordic Cold Storage Portfolio Properties in the event the borrower desires to sell all or any portion, for so long as there is no event of default continuing under the Nordic Lease.  The ROFO is not extinguished by a foreclosure of the Nordic Cold Storage Portfolio Properties; however, the ROFO does not apply to a foreclosure or deed-in-lieu thereof. The Nordic ROFO is extinguished in the event of a tenant default under the tenant’s lease.”

Partial Release. The borrower may obtain the release of up to two properties (other than the Nordic – Savannah GA property) from the lien of the Nordic Cold Storage Portfolio Mortgage Loan at any time, upon the sale of such properties to a bona fide third party pursuant to the terms of the Nordic Lease, subject to certain conditions including: (i) payment of a release price equal to 110% of the allocated loan amount for the applicable property plus any applicable yield maintenance premium; (ii) after giving effect to the release, the amortizing debt service coverage ratio is no less than the greater of (a) the amortizing debt service coverage ratio immediately preceding such release and (b) 1.67x; (iii) after giving effect to the release, the loan-to-value ratio is no greater than the lesser of (a) the loan-to-value ratio immediately preceding such release and (b) 64.4%; (iv) that any such release is permitted by, and does not cause an event of default under the terms of the Nordic Lease; and (v) satisfaction of the REMIC requirements.

Real Estate Substitution.  Following the lockout period, the borrower may release an individual property which is determined to be a “Non-Economic Facility,” which is a facility that does not maintain an EBITDAR coverage of at least 0.75 times the allocated rent for such property for any consecutive 12-month period, from the lien of the Nordic Cold Storage Portfolio Mortgage Loan by simultaneously substituting another property for the released property, subject to certain conditions including: (i) after giving effect to the substitution, the rent payable under the Nordic Lease is no less than the rent payable immediately prior to the substitution; (ii) the amortizing debt service coverage ratio after giving effect to such substitution is no less than 1.67x; (iii) after giving effect to such substitution, the loan-to-value ratio for the remaining properties is no greater than 64.4%; (iv) such substitution is permitted by and exercised in accordance with the terms of the Nordic Lease and the lender has approved any amendments to such lease; (v) the aggregate sum of all allocated loan amounts for all released properties does not exceed 25% of the original principal amount of the Nordic Cold Storage Portfolio Mortgage Loan; (vi) satisfaction of the REMIC requirements; and (vii) receipt of a rating agency confirmation from each of Fitch, KBRA and Moody’s that such substitution will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NORDIC COLD STORAGE PORTFOLIO

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur future mezzanine financing subject to the satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and Fitch, KBRA and Moody’s; (iii) the combined amortizing debt service coverage ratio will not be less than 1.30x; (iv) the combined loan-to-value ratio will not be greater than 72.5%; (v) the combined debt yield will not be less than 9.50%; (vi) the mezzanine loan documents are reasonably acceptable to the lender; and (vii) receipt of rating agency confirmation from each of Fitch, KBRA and Moody’s that such mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Ground Lease/Tax Abatement.  To obtain certain real estate tax abatements, the borrower’s predecessor-in-interest transferred the fee interest in the property located in Pooler, Georgia to the Savannah Economic Development Agency (“SEDA”) in exchange for an economic development bond from SEDA (the “SEDA Bond”).  SEDA also leased the property back to the borrower’s predecessor-in-interest pursuant to a ground lease (the “SEDA Ground Lease”) which expires in September, 2022.  The rental payments under the SEDA Ground Lease and the amounts due to the holder of the SEDA Bond are equal, so that for so long as the holder of the SEDA Bond and the lessee under the SEDA Ground Lease are affiliates, no actual payments are required to be made.  All documents (and rights thereunder) related to the SEDA Bond and the SEDA Ground Lease were assigned to the borrower in connection with borrower’s acquisition of the Nordic Cold Storage Portfolio Properties, and were further collaterally assigned to the lender in connection with the origination of the Nordic Cold Storage Portfolio Mortgage Loan.  For so long as the SEDA Ground Lease is in place, the property benefits from a real estate tax abatement.  The lender has standard notice and cure rights under the SEDA Ground Lease so that it can maintain the tax benefit in the event of a default or an early termination of the SEDA Ground Lease.  Upon the expiration of the SEDA Ground Lease, the borrower is required to purchase the fee interest from SEDA for $1.00 (plus any related costs and expenses), which such purchase is contemplated under the terms of the SEDA Ground Lease, at which time full, unabated real estate taxes will be due. See “Risk Factors - Increases in Real Estate Taxes May Reduce Net Operating Income” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Nordic Cold Storage Portfolio Properties or if TRIPRA is no longer in effect and no U.S. government backstop is in effect, the borrower will be required to obtain a stand alone policy providing as much coverage for terrorism as is commercially available at a cost not to exceed 150% of the cost of all other insurance coverage combined as required by the loan agreement. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SOUTHERN HIGHLANDS MARKETPLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

Southern Highlands Marketplace
10510-10690 Southern Highlands Parkway
Las Vegas, NV 89141
LAS VEGAS
Las Vegas Strip
Spring Valley
Enterprise
CLARK COUNTY
HENDERSON
McCarran International Airport
Henderson Executive Airport
UNLV
Spanish Trail Country Club
Callaway Golf Center
Desert Bloom Park
Bellagio
Paris Las Vegas
Planet Hollywood
Hard Rock Hotel & Casino
Wyndham Grand Desert
Aria Resort & Casino
CITY CENTER
MGM Grand
New York New York
LAS VEGAS MONORAIL
The New Tropicana
Excalibur
Luxor
Mandalay Bay
Four Seasons
Thomas & Mack Center
Renaissance Center East
Town Square Las Vegas
The Arroyo Market Square
Las Vegas Premium Outlets South
Vegas Pointe Plaza
South Points Hotel, Casino & Spa
Beltway Corporate Center
Eastern Beltway
Harmon Ave.
Tropicana Ave.
Hacienda Ave.
Russell Rd.
Sunset Rd.
Bruce Woodbury Beltway
Bruce Woodbury
Beltway
Warm Springs Rd.
Robindale Rd.
Windmill Ln.
Windmill Pkwy.
Blue Diamond Rd.
Torino Ave.
Pebble Rd.
Serene Ave.
Silverado Ranch Blvd.
Mountains Edge Pkwy.
Pyle Ave.
Cactus Ave.
Erie Ave.
Southern Highlands Pkwy.
Lake Mead Drive
Volunteer Blvd
Buffalo Dr.
Rainbow Blvd.
Jones Blvd.
Decatur Blvd.
Arville St.
Valley View Blvd.
Las Vegas Blvd.
Dean Martin Dr.
Industrial Rd.
Gillespie St.
Bermuda Rd.
Paradise Rd.
Maryland Pkwy.
Spencer St
Airport Connector
15
215
595
593
160
604
146
NORTH LAS VEGAS
LAS VEGAS
Summerlin
Spring Valley
Enterprise
Paradise
Winchester
Sunrise Manor
HENDERSON
Nellis Air Force Base
LAKE MEAD NATIONAL RECR. AREA
LAKE VEGAS DUNES NATL. RECR. AREA
RED ROCK CANYON
Lake Las Vegas

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Southern Highlands Marketplace

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$35,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$35,000,000			Location:	Las Vegas, NV
% of Initial Pool Balance:	3.2%			Size(2):	180,640 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$193.76
Borrower Name:	O & O Enterprises, L.L.C.			Year Built/Renovated:	2003/NAP
Sponsor:	Garry V. Goett			Title Vesting:	Fee
Mortgage Rate:	4.870%			Property Manager:	Self-managed
Note Date:	January 31, 2014			3rd Most Recent Occupancy (As of):	87.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.4% (12/31/2011)
Maturity Date:	February 1, 2024			Most Recent Occupancy (As of):	83.9% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	87.9% (12/13/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,963,377 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,196,774 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$3,262,540 (TTM 10/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,632,167
				U/W Expenses:	$1,094,099
				U/W NOI:	$3,538,068
				U/W NCF:	$3,311,796
Escrows and Reserves(1):				U/W NOI DSCR:	1.59x
				U/W NCF DSCR:	1.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$48,659	$24,329	NAP	U/W NCF Debt Yield:	9.5%
Insurance	$60,358	$5,030	NAP	As-Is Appraised Value:	$52,760,000
Replacement Reserve	$3,140	$3,140	NAP	As-Is Appraisal Valuation Date:	December 3, 2013
TI/LC Reserve	$15,000	$15,000	$400,000	Cut-off Date LTV Ratio:	66.3%
Paul Mitchell Reserve	$60,270	$0	NAP	LTV Ratio at Maturity or ARD:	57.2%

(1)	See “Escrows” section.
(2)
The total square footage of the Southern Highlands Marketplace property excludes square footage associated with ground lease tenants. Terrible Herbst and The Nevada State Bank own their improvements and are lessees under ground leases with the borrower. The Nevada State Bank ground lease improvements consist of 5,346 square feet. Terrible Herbst ground lease improvements consist of 7,473 square feet.

The Mortgage Loan.  The mortgage loan (the “Southern Highlands Marketplace Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Las Vegas, Nevada (the “Southern Highlands Marketplace Property”). The Southern Highlands Marketplace Mortgage Loan was originated on January 31, 2014 by Prudential Mortgage Capital Company, LLC. The Southern Highlands Marketplace Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.870% per annum.  The Southern Highlands Marketplace Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Southern Highlands Marketplace Mortgage Loan matures on February 1, 2024.

Following the lockout period, the borrower has the right to defease the Southern Highlands Marketplace Mortgage Loan in whole, but not in part, on any date before November 1, 2023. In addition, the Southern Highlands Marketplace Mortgage Loan is prepayable without penalty on or after November 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

Sources and Uses

Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan payoff	$31,051,396	88.7%
			Reserves	187,427	0.5
			Closing costs	663,491	1.9
			Return of equity	3,097,686	8.9
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Property.  The Southern Highlands Marketplace Property is an anchored retail center containing approximately 180,640 square feet, plus two tenants (Terrible Herbst, Nevada State Bank) that own their improvements and are subject to ground leases, in Las Vegas, Nevada. The borrower acquired the land for this development in 2000, and the improvements were built in two phases, the first in 2003 and the second in 2005. Currently, the Southern Highlands Marketplace Property comprises four buildings and two ground leased parcels and is anchored by Smith’s Food and Drug Centers (“Smith’s”), Ace Hardware and Walgreens. The Southern Highlands Marketplace Property is situated on a 20.3-acre parcel and provides approximately 1,015 surface parking spaces, resulting in a parking ratio of 5.6 spaces per 1,000 square feet of net rentable area.  As of December 13, 2013, the Southern Highlands Marketplace Property was 87.9% leased to 37 tenants.

The following table presents certain information relating to the tenancy at the Southern Highlands Marketplace Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenants
Smith’s	BBB/Baa2/BBB	58,019	32.1%	$16.33	$947,589	26.1%	NAV	NAV	12/31/2023(4)
Walgreens	NR/Baa1/BBB	13,650	7.6%	$30.04	$410,000	11.3%	$282	13.2%	9/16/2079(5)
Ace Hardware	NR/NR/NR	17,808	9.9%	$14.85	$264,449	7.3%	$96(6)	21.6%(6)	12/31/2021(7)
Total Anchor Tenants		89,477	49.5%	$18.13	$1,622,038	44.7%

Major Tenants

Nevada State Bank	BBB-/Ba1/BBB-	(8)	(8)	(8)	$198,375	5.5%	NAV	NAV	3/31/2024
Terrible Herbst	NR/NR/NR	(8)	(8)	(8)	$183,120	5.0%	NAV	NAV	6/30/2025
Fitness 19	NR/NR/NR	7,008	3.9%	$22.11	$154,951	4.3%	NAV	NAV	4/30/2017
Total Major Tenants		7,008	3.9%	$22.11(8)	$536,446	14.8%

Non-Major Tenants		62,288	34.5%	$23.63	$1,471,967	40.5%

Occupied Collateral Total		158,773	87.9%	$20.46(8)	$3,630,451	100.0%

Vacant Space		21,867	12.1%

Collateral Total		180,640	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise noted, Sales and Occupancy Costs are for the year to date period ending September 30, 2013 and have been annualized.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)	Smith’s has six, five-year extension options.
(5)	Walgreens has the right to terminate its lease every five years after September 2029, which is the 25th year after its lease commencement.
(6)	Sales PSF shown for ACE Hardware are for 2012 sales, as 2013 sales were not available.
(7)	Ace Hardware has three, five-year extension options.
(8)
Nevada State Bank and Terrible Herbst own their own improvements and are lessees under ground leases from the borrower, which have no attributed square footage. The Annual U/W Base Rent PSF for Total Major Tenants and Occupied Collateral Total exclude the Annual U/W Base Rent associated with these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

The following table presents certain information relating to the historical sales and occupancy costs at the Southern Highlands Marketplace Property:

Historical Sales (PSF) and Occupancy Cost(1)

Tenant Name	2011	2012	2013(2)	Occupancy Cost(3)
Walgreens	$267	$275	$282	13.2%
Ace Hardware	$92	$96	NAV	21.6%(4)
Vision Source	NAV	$451	$499	6.7%
Cigarettes & Fragrances	NAV	NAV	$494	6.9%
Mailboxes, Etc./UPS Store	$456	$450	$443	9.6%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Unless otherwise noted, Sales and Occupancy Costs are for the year to date period ending September 30, 2013 and have been annualized.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)	Occupancy Cost for Ace Hardware is derived from 2012 sales, as 2013 sales were not available.

The following table presents certain information relating to the lease rollover schedule at the Southern Highlands Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2014	3	5,918	3.3%	5,918	3.3%	$132,491	3.6%	$22.39
2015	4	5,417	3.0%	11,335	6.3%	$174,696	4.8%	$32.25
2016	7	18,302	10.1%	29,637	16.4%	$291,586	8.0%	$15.93
2017	7	17,807	9.9%	47,444	26.3%	$421,480	11.6%	$23.67
2018	3	5,014	2.8%	52,458	29.0%	$149,979	4.1%	$29.91
2019	6	11,538	6.4%	63,996	35.4%	$284,030	7.8%	$24.62
2020	1	3,500	1.9%	67,496	37.4%	$126,000	3.5%	$36.00
2021	1	17,808	9.9%	85,304	47.2%	$264,449	7.3%	$14.85
2022	1	1,800	1.0%	87,104	48.2%	$46,656	1.3%	$25.92
2023	1	58,019	32.1%	145,123	80.3%	$947,589	26.1%	$16.33
2024	1	0	0.0%	145,123	80.3%	$198,375	5.5%	$0.00(5)
Thereafter	2	13,650	7.6%	158,773	87.9%	$593,120	16.3%	$30.04
Vacant	0	21,867	12.1%	180,640	100.0%	$0	0.0%	$0.00
Total/Weighted Average	37	180,640	100.0%			$3,630,451	100.0%	$20.46

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Annual U/W Base Rent for ground leased tenants is excluded from the Annual U/W Base Rent PSF.
(5)	Nevada State Bank owns its own improvements and is a lessee under a ground lease from the borrower, which expires in 2024 and has no attributed square footage.

The following table presents historical occupancy percentages at the Southern Highlands Marketplace Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	12/13/2013
87.4%	84.4%	83.9%	87.9%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southern Highlands Marketplace Property:

Cash Flow Analysis

	2011	2012	TTM 10/31/2013	U/W	U/W $ per SF
Base Rent	$4,513,861	$4,419,775	$4,150,147	$3,630,451	$20.10
Grossed Up Vacant Space	0	0	0	524,808	2.91
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	1,046,878	1,112,869	1,007,583	1,094,100	6.06
Other Income	21,822	24,352	20,434	20,434	0.11
Less Vacancy & Credit Loss	(2,532,624)(1)	(1,339,229)	(897,283)	(637,625)(2)	(3.53)
Effective Gross Income	$3,049,937	$4,217,767	$4,280,881	$4,632,167	$25.64

Total Operating Expenses	$1,086,560	$1,020,993	$1,018,341	$1,094,099	$6.06

Net Operating Income	$1,963,377	$3,196,774	$3,262,540	$3,538,068	$19.59
TI/LC	0	0	0	188,590	1.04
Capital Expenditures	0	0	0	37,682	0.21
Net Cash Flow	$1,963,377	$3,196,774	$3,262,540	$3,311,796	$18.33

NOI DSCR	0.88x	1.44x	1.47x	1.59x
NCF DSCR	0.88x	1.44x	1.47x	1.49x
NOI DY	5.6%	9.1%	9.3%	10.1%
NCF DY	5.6%	9.1%	9.3%	9.5%

(1)
A new management practice in which tenants that vacated or paying reduced rent, were written off the books was implemented, and management changed the books for 2011 to reflect all tenants that vacated in previous reporting periods as well, which resulted in the large increase in bad debt.

(2)	The underwritten economic vacancy is 12.1%. The Southern Highlands Marketplace Property was 87.9% physically occupied as of December 13, 2013.

Appraisal.  As of the appraisal valuation date of December 3, 2013, the Southern Highlands Marketplace Property had an “as-is” appraised value of $52,760,000.

Environmental Matters.  According to a Phase I environmental site assessment dated December 4, 2013, there was no evidence of any recognized environmental condition at the Southern Highlands Marketplace Property.

Market Overview and Competition.  The Southern Highlands Marketplace Property is located in Las Vegas, Nevada, within the Southern Highlands master planned community. The Southern Highlands Marketplace Property is situated in the far southwest portion of the Las Vegas Valley at the southeast corner of Southern Highlands Parkway and West Cactus Avenue, the major north/south throughway traversing the Southern Highlands master planned community.   The Southern Highlands master planned community encompasses 2,500 acres and is located approximately 11 miles southwest of the McCarran International Airport and the Las Vegas Strip. The Southern Highlands neighborhood amenities include a 220-acre private luxury golf course. According to a third party market research report, the population from 2010 to 2014 within a one-, three-, and five-mile radius of the Southern Highlands Marketplace Property increased 16.0%, 16.4% and 12.9%, respectively. The projected median household income in 2014 for the same one-, three-, and five-mile radii is $82,623, $67,808 and $61,103, respectively.

According to the appraisal, the Southern Highlands Marketplace Property is located in the Southwest Las Vegas retail submarket. The submarket contains 6.1 million square feet of inventory. According to a third party market research report, as of the third quarter 2013 the overall retail vacancy rate for the submarket was 14.9%. Neighborhood shopping centers had a lower vacancy of 13.1% during the same period. Average asking rents at neighborhood shopping centers for the third quarter 2013 were $20.69 per square foot on a triple-net basis.

The following table presents certain information relating to some comparable retail centers for the Southern Highlands Marketplace Property:

Competitive Set(1)

	Southern Highlands Marketplace (Subject)	Eastgate	Centennial Gateway	Eastern Beltway	Centennial Center
Location	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV	Las Vegas, NV
Distance from Subject	– –	13.3 miles	25.8 miles	6.0 miles	26.0 miles
Property Type	Neighborhood Center	Neighborhood Center	Neighborhood Center	Power Center	Power Center
Year Built/Renovated	2003/NAP	2002/NAP	2008/NAP	1998/NAP	2001/NAP
Anchors	Smith’s, Ace Hardware, Walgreens	Office Depot, 99 Cent Only, Party City	24-Hour Fitness, Sportsman Warehouse, Fresh N Easy, Walgreens	Wal-Mart Super Center, Sam’s Club	Wal-Mart Super Center, Sam’s Club, Home Depot
Total GLA	180,640 SF	96,604 SF	193,009 SF	272,817 SF	316,929 SF
Total Occupancy	88%	93%	96%	99%	96%

(1)	Information obtained from the borrower’s rent roll and the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOUTHERN HIGHLANDS MARKETPLACE

The Borrower.  The borrower is O & O Enterprises, L.L.C., a Nevada limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Southern Highlands Marketplace Mortgage Loan. Garry Goett holds the controlling interest in the borrower and is the guarantor of certain nonrecourse carveouts under the Southern Highlands Marketplace Mortgage Loan.

The Sponsor.  The sponsor is Garry V. Goett, founder of Olympia Companies (“Olympia”). Olympia’s subsidiaries and related entities actively engage in all phases of real estate development from land investment to participating in residential, commercial and retail development in southern Nevada. Olympia’s current portfolio includes real estate projects in the Las Vegas area, such as the Southern Highlands master planned community, the Casino Fandango and attached Galaxy theater, a 100-room Courtyard by Marriott hotel, digital and vinyl billboards and self storage facilities.

The sponsor reported that, in its role as guarantor for a property other than the Southern Highlands Property, it is subject to a proceeding seeking the deficiency between the foreclosure sale amount and the loan amount, equal to approximately $18,627,732. See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. Additionally, please refer to “- Litigation Considerations” in the Free Writing Prospectus.

Escrows. The loan documents provide for upfront escrows in the amount of $48,659 for real estate taxes, $60,358 for insurance, $3,140 for replacement reserves, $15,000 for future tenant improvements and leasing commissions and $60,270, which will be released once tenant Paul Mitchell is in occupancy, paying full unabated rent and open for business. The loan documents also provide for ongoing monthly escrows in the amount of $24,329 for real estate taxes, $5,030 for insurance, $3,140 for replacement reserves and $15,000 for tenant improvements and leasing commissions (subject to a cap of $400,000).

Lockbox and Cash Management.  The Southern Highlands Marketplace Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay rents directly into such lockbox account.  The loan documents also require all rents received by the borrower be deposited into the lockbox account within two business days after receipt thereof.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into an account designated by the borrower on a daily basis. Upon the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Management Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.20x for two consecutive calendar quarters; or (iii) the occurrence of a Major Tenant Trigger Event (as defined below).  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to matters described in clause (ii) above, when an amortizing debt service coverage ratio of at least 1.25x has been achieved for two consecutive quarters; or with respect to the matters described in clause (iii) above, upon the occurrence of a Major Tenant Trigger Event Cure (as defined below).

A “Major Tenant Trigger Event” will occur if either of the tenants Smith’s or Walgreens (i) is the subject of any bankruptcy proceedings, (ii) has vacated all or substantially all of its space (with or without prior notice to the borrower or guarantor), or (iii) has provided notification of its intention to vacate its space.

A “Major Tenant Trigger Event Cure” will occur upon the earlier of the following: (i) any bankruptcy proceeding of which Smith’s or Walgreens is the subject has been terminated and the applicable lease has been affirmed or (ii) the borrower has entered into a new lease for the associated rentable space (a) with a new tenant acceptable to the lender, (b) the term of such lease is for no less than five years, and (c) the new tenant has completed all improvements, is open for business and has commenced regular base rent payments.

Property Management.  The Southern Highlands Marketplace Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Southern Highlands Marketplace Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not Permitted.

Subordinate and Mezzanine Indebtedness: Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage, from terrorism in an amount equal to the full replacement cost of the Southern Highlands Marketplace Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WALTONWOOD CARY PARKWAY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

DURHAM
DURHAM COUNTY
RESEARCH TRIANGLE PARK
Raleigh-Durham Intl. Airport
William B. Umstead State Park
Lake Lynn
Crabtree Forest
Laurel Hills
Morrisville
Lake Crabtree
Carl Alwin Schenck Memorial Forest
WAKE COUNTY
Preston Country Club
Cary
RALEIGH
Fred G. Bond Metro Park
Apex Community Park
MacGregor Downs Country Club
Lochmere Lake
Lake Johnson
Lake Raleigh
North Carolina State University
NCSU Agricultural Research Land
Apex
Regency Park
Lochmere Golf Club
Knights Play Golf Course
Holly Springs
Devils Ridge Golf Club
Waltonwood Cary Parkway
750 Southeast Cary Parkway
Cary, NC 27511
Hillsborough
Chapel Hill
Carrboro
Durham
Wake Forest
Rolesville
Fearrington
Garner
Knightdale
Clayton
Fuquay-Varina

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Waltonwood Cary Parkway

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$32,000,000			Specific Property Type:	Independent Living
Cut-off Date Principal Balance:	$32,000,000			Location:	Cary, NC
% of Initial Pool Balance:	2.9%			Size:	133 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$240,602
Borrower Name:	Waltonwood Cary IL, LLC			Year Built/Renovated:	2010/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	5.150%			Property Manager:	Singh Senior Living LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of)(3):	65.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	92.2% (12/31/2012)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	96.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	96.2% (1/13/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,398,588 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,258,003 (12/31/2012)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of)(4):	$3,007,799 (TTM 11/30/2013)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None			U/W Revenues:	$5,955,112
Additional Debt Type:	NAP			U/W Expenses:	$2,988,034
				U/W NOI:	$2,967,077
				U/W NCF:	$2,927,177
				U/W NOI DSCR:	1.42x
				U/W NCF DSCR:	1.40x
Escrows and Reserves(2):				U/W NOI Debt Yield:	9.3%
				U/W NCF Debt Yield:	9.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$46,400,000
Taxes	$86,039	$21,510	NAP	As-Is Appraisal Valuation Date:	December 10, 2013
Insurance	$22,431	Springing	NAP	Cut-off Date LTV Ratio:	69.0%
Replacement Reserve	$0	$3,325	NAP	LTV Ratio at Maturity or ARD:	57.0%

(1)	See “The Sponsors” section. The Waltonwood Cary Parkway Mortgage Loan is related to the mortgage loan identified in Annex A as Waltonwood at Lakeside.
(2)	See “Escrows” section.
(3)	See “Historical Occupancy” section.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Waltonwood Cary Parkway Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an independent living senior housing property located in Cary, North Carolina (the “Waltonwood Cary Parkway Property”).  The Waltonwood Cary Parkway Mortgage Loan was originated on February 25, 2014 by Basis Real Estate Capital II, LLC.  The Waltonwood Cary Parkway Mortgage Loan had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000 and accrues interest at an interest rate of 5.150% per annum.  The Waltonwood Cary Parkway Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Waltonwood Cary Parkway Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Waltonwood Cary Parkway Mortgage Loan in whole, but not in part, on any date before January 1, 2024.  In addition, the Waltonwood Cary Parkway Mortgage Loan is prepayable without penalty on or after January 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

Sources and Uses

Sources			Uses
Original loan amount	$32,000,000	100.0%	Loan payoff	$18,914,792	59.1%
			Reserves	108,471	0.3
			Closing costs	261,455	0.8
			Return of equity	12,715,283	39.7
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

The Property. The Waltonwood Cary Parkway Property is a 133-unit independent living, senior housing property situated on a 13.8-acre parcel and consists of seven, four-story buildings located in Cary, North Carolina.  The Waltonwood Cary Parkway Property was built in 2010 and includes 56 one bedroom/one bathroom units, 65 two bedroom/two bathroom units and 12 two-bedroom cottages.  The cottages each contain a one-car garage, front porch and back patio.  Amenities at the Waltonwood Cary Parkway Property include a movie theater, internet lounge, putting green, gazebos, cafe, hair salon, information center, indoor swimming pool, spa, exercise center, libraries, activity centers, general store and mature landscaping with walking paths. On-site health screening, 24-hour emergency call systems, social activities, bi-monthly housekeeping, two daily meals, secured and monitored entry systems, and personal transportation are also offered.  The units contain full kitchens with washers and dryers. The Waltonwood Cary Parkway Property provides 123 uncovered parking spaces and 16 covered parking spaces, for a parking ratio of 1.0 space per unit. As of January 13, 2014, the Waltonwood Cary Parkway Property was 96.2% occupied.

Attached to the Waltonwood Cary Parkway Property is a two-story, 43-unit assisted living and memory care facility (the “Assisted Living Facility Unit”), which is not part of the collateral.  The Waltonwood Cary Parkway Property and the Assisted Living Facility Unit have separate entrances, dining areas and amenities, but do share a commercial kitchen, which is located in the Assisted Living Facility Unit.  Pursuant to the condominium board documents, the Waltonwood Cary Parkway Property has an easement for access to the kitchen and the right to meals at the same price as served to the Assisted Living Facility Unit. Ownership of the Waltonwood Cary Parkway Property and the Assisted Living Facility Unit is structured as a two-unit condominium.  The Waltonwood Cary Parkway Property is one unit and the Assisted Living Facility Unit, which is not security for the Waltonwood Cary Parkway Mortage Loan, is the other unit. The condominium documents provide that the borrower controls the condominium board because the Waltonwood Cary Parkway Property comprises approximately 76.9% of the total common area interest of the two units.  Accordingly, all major decisions by the condominium board, including material changes to the condominium documents, require the consent of the borrower, and each unit owner has easement rights to the common areas, which includes the shared kitchen.  Affiliates of the borrower own the Assisted Living Facility Unit. The Waltonwood Cary Parkway Property and the Assisted Living Facility Unit offer residents a continuum of care (independent/assisted) within one development. As residents’ needs change, they have the ability to move from the independent living portion to the assisted living portion without relocating. The continuum of care concept allows a spouse who needs assisted living to remain in the same facility with a spouse who is able to live independently. The continuum of care concept is a competitive advantage for the Waltonwood Cary Parkway Property as most of the competitive properties offer only independent living services.

The following table presents certain information relating to the unit mix of the Waltonwood Cary Parkway Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Occupied Unit
1 Bedroom/1 Bath	56	42.1%	769	$3,498
2 Bedroom/2 Bath	77	57.9%	1,177	$4,060
Total/Weighted Average	133	100.0%	1,005	$3,823

(1)	Information obtained from the borrower’s rent roll.

The following table presents historical occupancy percentages at the Waltonwood Cary Parkway Property:

Historical Occupancy

12/31/2011(1)(2)	12/31/2012(1)	12/31/2013(1)	1/13/2014
65.9%	92.2%	96.1%	96.2%

(1)	Information obtained from the borrower.
(2)	The Waltonwood Cary Parkway Property opened in April 2010 at the peak of the recession, and was ramping up to stabilized occupancy through 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waltonwood Cary Parkway Property:

Cash Flow Analysis

	2011	2012	TTM 11/30/2013	U/W	U/W $ per Unit
Base Rent	$5,975,395	$5,973,212	$5,894,259	$6,107,388	$45,920
Grossed Up Vacant Space	0	0	0	0	0
Less Concessions	(30,761)	(153,390)	(135,399)	(135,399)	(1,018)
Other Income	259,293	250,196	240,287	371,879	2,796
Less Vacancy & Credit Loss	(2,957,709)	(1,490,381)	(129,937)	(388,756)(1)	(2,923)
Effective Gross Income	$3,246,219	$4,579,637	$5,869,209	$5,955,112	$44,775

Total Operating Expenses	$1,847,631	$2,321,634	$2,861,410	$2,988,034	$22,466

Net Operating Income	$1,398,588	$2,258,003	$3,007,799	$2,967,077	$22,309
Replacement Reserves	4,717	9,403	16,784	39,900	300
Net Cash Flow	$1,393,871(2)	$2,248,600(2)	$2,991,015(2)	$2,927,177	$22,009

NOI DSCR	0.67x	1.08x	1.43x	1.42x
NCF DSCR	0.66x	1.07x	1.43x	1.40x
NOI DY	4.4%	7.1%	9.4%	9.3%
NCF DY	4.4%	7.0%	9.3%	9.1%

(1)	The underwritten economic vacancy is 8.1%. The Waltonwood Cary Parkway Property was 96.2% physically occupied as of January 13, 2014.
(2)	The Waltonwood Cary Parkway Property opened in April 2010 at the peak of the recession, and was ramping up to stabilized occupancy through 2012.

Appraisal. As of the appraisal valuation date of December 10, 2013, the Waltonwood Cary Parkway Property had an “as-is” appraised value of $46,400,000.

Environmental Matters.  According to the Phase I environmental site assessment dated November 25, 2013, there was no evidence of any recognized environmental conditions at the Waltonwood Cary Parkway Property.

Market Overview and Competition.  The Waltonwood Cary Parkway Property is located on SE Cary Parkway directly off of State Route 64 in Cary, North Carolina.  The Waltonwood Cary Parkway Property is located within the western portion of Wake County and is approximately 11 miles west of Raleigh and 14 miles south of the Raleigh-Durham International Airport.  According to the appraisal, the Raleigh-Cary metropolitan statistical area (“MSA”) is the 47th largest MSA in the United States in terms of area and has an estimated 2013 population of approximately 1.2 million.  The population and average household income within a five-mile radius of the Waltonwood Cary Parkway Property, considered to be the primary trade area, is 158,666 and $85,267, respectively.  Access to the Waltonwood Cary Parkway Property is provided by State Route 64 and Interstate 40, which is approximately three miles northeast of the Waltonwood Cary Parkway Property. The Town of Cary is located in the middle of the Research Triangle area, named after the Research Triangle Park which is home to numerous companies including Cisco, Ericsson, GlaxoSmithKline and Monsanto Corporation.

The appraisal identified a competitive set of four independent living facilities, which exhibit occupancy rates ranging from 93.0% to 100.0%, with a weighted average occupancy of 97.0%.  In comparison, a third party market research report indicates average occupancy for independent living facilities in the Raleigh MSA to be 93.4%. The appraiser concluded a 6.0% vacancy rate. The appraiser also concluded monthly market rents of $3,500 to $4,000 for the one-bedroom/one-bathroom units, $4,050 to $4,430 for the two-bedroom/two-bathroom units, and $4,395 for the two-bedroom cottages.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

The following table presents certain information relating to some comparable independent living properties for the Waltonwood Cary Parkway Property:

Competitive Set(1)

	Waltonwood Cary Parkway (Subject)	The Gardens at Wakefield	Jordan Oaks	Abbotswood of Stonehenge	Magnolia Glen	Bartlett Reserve Senior Living	Woodland Terrace	Cambridge Village at Apex
Location	Cary, NC	Raleigh, NC	Cary, NC	Raleigh, NC	Raleigh, NC	Durham, NC	Cary, NC	Apex, NC
Distance to Subject	--	18.1 miles	3.1 miles	9.3 miles	8.6 miles	12.3 miles	1.0 mile	5.1 miles
Property Type	Independent Living	Independent Living	Independent Living	Independent Living	Independent and Assisted Living	Independent and Assisted Living	Independent and Assisted Living and Dementia Care	Independent Living
Number of Units	133	121	118	120	160	99	104	121
1BR/Unit Monthly Rent	$3,306-$3,980	$2,560-$3,150	$2,844	$2,800	$3,685	$2,395-$2,795	$3,710	$2,885-$3,600
2BR/Unit Monthly Rent	$3,703-$4,332	$3,450	$5,373	$3,380	$4,305	$2,745-$3,100	$4,275-$4,350	$3,710-$4,430
Total Occupancy	96%	85%	93%	100%	100%	100%	100%	NAV

(1)	Information obtained from the appraisal and borrower provided rent roll.

The Borrower.  The borrower is Waltonwood Cary IL, LLC, a Delaware limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waltonwood Cary Parkway Mortgage Loan. Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal, the Gurmale Singh Grewal Amended and Restated Revocable Trust, the Jeat Singh Grewal Amended and Restated Revocable Trust and the Lushman Singh Grewal Amended and Restated Revocable Trust are the guarantors of certain nonrecourse carveouts under the Waltonwood Cary Parkway Mortgage Loan.

The Sponsors.  The sponsors are Gurmale S. Grewal, Jeat S. Grewal and Lushman S. Grewal. The Grewals are principals of Singh Development Co., Ltd., which is a family owned, real estate development company with offices in West Bloomfield, Michigan; Cary, North Carolina; Fort Lauderdale, Florida; and Chandigarh, India. Singh Development Co. Ltd. was formed in 1973 and owns and operates a portfolio of 10 senior housing communities under the brand of Waltonwood located throughout Southeast Michigan and North Carolina totaling 1,571 units. In addition to the senior housing communities, Singh Development Co. Ltd.’s portfolio includes nine office properties and two industrial properties totaling over 445,000 square feet and 24 multifamily communities comprising over 3,800 units.  There is a pending lawsuit that was filed by two passive investors in Singh Development Co. Ltd. seeking to exercise a corporate buyout option.  The lawsuit names as defendants all of the family members and all of the entities that hold the family investments, including the borrower.  According to the sponsors, the parties to the lawsuit are working in good faith to settle the matter.  See “Description of the Mortgage Pool - Litigation Considerations” in the Free Writing Prospectus.  In addition, the sponsors have been involved in mortgage defaults unrelated to the Waltonwood Cary Parkway Mortgage Loan.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows in the amount of $86,039 for real estate taxes and $22,431 for insurance. The loan documents provide for ongoing monthly reserves in the amount of $21,510 for real estate taxes and $3,325 for replacement reserves.  The collection of ongoing monthly insurance reserves has been waived provided: (i) there is no event of default continuing; (ii) the borrower escrows three months of the annual insurance premium with the lender and such escrow is maintained for the term of the loan; and (iii) the lender receives evidence that the premiums are paid timely. The upfront insurance escrow is available to pay insurance premiums.

Lockbox and Cash Management. The Waltonwood Cary Parkway Mortgage Loan requires a lender-controlled lockbox account (the “Restricted Account”) to be established in the event that the debt service coverage ratio for the trailing 12-month period falls below 1.15x (the “Lockbox Trigger Event”).   Following a Lockbox Trigger Event, the borrower and/or the property manager are required to deposit all rents directly into the Restricted Account within two business days of receipt.  For so long as a Cash Trap Event Period (as defined below) is in effect, funds deposited into the Restricted Account shall be transferred to the lender-controlled cash management account and all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar month. A Cash Trap Event Period will expire with regard to (i), upon the cure of such event of default; and with regard to (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Waltonwood Cary Parkway Property is managed by Singh Senior Living LLC.

Assumption. The borrower has the right to transfer the Waltonwood Cary Parkway Property at any time after February 25, 2015 subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and the applicable rating agencies; (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates; (iv) payment of a transfer fee equal to 1% of the original loan amount; and (v) receipt of all required documentation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD CARY PARKWAY

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Waltonwood Cary Parkway Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

BRUNSWICK SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

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Toms River
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Brunswick Square

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$30,000,000			Location:	East Brunswick, NJ
% of Initial Pool Balance:	2.7%			Size:	292,685 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$263.08
Borrower Name:	Brunswick Square Mall, LLC			Year Built/Renovated:	1973/2012
Sponsor:	Simon Property Group			Title Vesting:	Fee
Mortgage Rate:	4.796%			Property Manager:	SPG Management Associates III, LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of)(3):	97.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	98.1% (12/31/2011)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of)(3):	99.3% (12/31/2012)
IO Period:	None			Current Occupancy (As of)(3):	99.2% (1/9/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$7,339,255 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,455,862 (12/31/2012)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$8,213,357 (TTM 11/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$12,242,344
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$4,275,457
				U/W NOI:	$7,966,887
				U/W NCF:	$7,473,300
				U/W NOI DSCR(1):	1.64x
Escrows and Reserves(2):				U/W NCF DSCR(1):	1.54x
				U/W NOI Debt Yield(1):	10.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.7%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$113,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 15, 2014
Replacement Reserves	$0	Springing	$273,600	Cut-off Date LTV Ratio(1):	68.1%
TI/LC Reserve	$0	Springing	$711,600	LTV Ratio at Maturity or ARD(1):	55.7%

(1)
The Brunswick Square Loan Combination, totalling $77,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original balance of $30,000,000, has an outstanding principal balance as of the Cut-off Date of $30,000,000 and will be contributed to the WFRBS 2014-C19 Trust.  The controlling Note A-1 had an original principal balance of $47,000,000 and is expected to be contributed to a future trust.  All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Brunswick Square Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants.

The Mortgage Loan.  The mortgage loan (the “Brunswick Square Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in East Brunswick, New Jersey (the “Brunswick Square Property”). The Brunswick Square Loan Combination was originated on February 11, 2014 by The Royal Bank of Scotland. The Brunswick Square Loan Combination had an original principal balance of $77,000,000, has an outstanding principal balance as of the Cut-off Date of $77,000,000 and accrues interest at an interest rate of 4.796% per annum.  The Brunswick Square Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest and principal based on a 30 year amortization schedule. The Brunswick Square Loan Combination matures on March 1, 2024.

Note A-2, which represents the non-controlling interest in the Brunswick Square Loan Combination and will be contributed to the WFRBS 2014-C19 Trust, had an original principal balance of $30,000,000 and has an outstanding principal balance as of the Cut-off Date of $30,000,000. Note A-1 (the “Brunswick Square Companion Loan”) had an original principal balance of $47,000,000, is currently held by the related Mortgage Loan Seller and is expected to be contributed to a future trust and represents the controlling interest in the Brunswick Square Loan Combination.  Note A-1 is permitted to be split into additional notes and the related Mortgage Loan Seller has not provided any assurance that Note A-1 will not be split further.  See “Description of the Mortgage Pool - Additional Indebtedness - The Loan Combination - The Brunswick Square Loan Combination” and “The Pooling and Servicing Agreement - Servicing of the Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

Prior to the open period (prior to, and including August 1, 2023), the borrower may voluntarily prepay the Brunswick Square Loan Combination, in full or in part, which the lender may accept, in its sole discretion, upon payment of an amount equal to the greater of (a) 3% of the outstanding principal balance of the Brunswick Square Loan Combination and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest remaining, assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest is paid on the maturity date, over (ii) the principal amount being prepaid.

Following the lockout period, the borrower has the right to defease the Brunswick Square Loan Combination in whole, but not in part, on any due date before September 1, 2023.  In addition, the Brunswick Square Loan Combination is prepayable without penalty on or after September 1, 2023. Borrower can prepay after August 1, 2023 without penalty, provided that the borrower would be required to pay the amount of interest which would have accrued on the note if such prepayment occurred on September 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$77,000,000	99.3%	Loan payoff(1)	$76,923,676	99.2%
Sponsor’s new cash contribution	544,775	0.7%	Closing costs	621,099	0.8
Total Sources	$77,544,775	100.0%	Total Uses	$77,544,775	100.0%

(1)	The Brunswick Square Property was previously securitized in CSFB 2004-C4.

The Property.  The Brunswick Square Property is a single story regional mall located on Route 18 in East Brunswick, New Jersey approximately four miles south of exit nine on the New Jersey Turnpike and 30 miles southwest of New York City. The Brunswick Square mall contains 760,311 square feet of retail space, of which 292,685 square feet serve as collateral for the Brunswick Square Mortgage Loan, and is situated on an 81.1-acre parcel of land. The Brunswick Square Property is anchored by Macy’s, JC Penney (neither of which is part of the collateral), and a 13-screen Starplex Cinemas (part of the collateral).  The Brunswick Square Property contains 4,400 parking spaces, resulting in a parking ratio of 5.8 spaces per 1,000 square feet of rentable area. The Brunswick Square Property was constructed in 1973 and renovated in 1999 and 2012. The 1999 renovation included new floors, lighting, ceilings and a new entrance. Barnes & Noble was also added in 1999 and the existing theater was expanded to a 13-screen cinema with stadium seating. The 2012 renovation included an upgrade of the mall entrances and parking lot, as well as a reconfiguration in which two new food tenants, Panera Bread and Tilted Kilt were added. In addition, Starplex Cinemas added luxury seating and is currently undergoing additional renovations to concession stands, restrooms and the lobby. As of year-end 2013, tenants occupying 10,000 square feet or less had comparable in-line sales of $326 per square foot with an average occupancy cost of 15.6%. As of January 9, 2014, the Brunswick Square Property was 99.2% occupied by 71 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

The following table presents certain information relating to tenancy at the Brunswick Square Property:

Major Tenants
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy’s	BBB/Baa2/BBB+	244,000	ANCHOR OWNED - NOT PART OF THE COLLATERAL
JC Penney	NR/Caa1/CCC+	223,626	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Starplex Cinemas	NR/NR/NR	49,313	16.8%	$10.00	$493,130	6.5%	(5)	24.8%	5/31/2022
Total Anchor Tenants - Collateral		49,313	16.8%	$10.00	$493,130	6.5%

Other Major Tenants - Collateral
Forever 21	NR/NR/NR	12,508	4.3%	$37.10	$464,006	6.2%	$234	16.3%	1/31/2020
Barnes & Noble	NR/NR/NR	24,833	8.5%	$16.11	$400,000	5.3%	$168	10.2%	7/31/2019
New York & Company	NR/NR/NR	10,248	3.5%	$14.64	$150,000	2.0%	$123	12.0%	1/31/2015
Against All Odds	NR/NR/NR	10,594	3.6%	$12.74	$135,000	1.8%	$104	12.3%	8/31/2015
Old Navy(6)	BBB-/Baa3/BBB-	15,856	5.4%	$0.00	$0	0.0%	$243	6.0%	MTM
Total Other Major Tenants - Collateral		74,039	25.3%	$15.52	$1,149,006	15.3%

Non-Major Retail Tenants - Collateral		167,128	57.1%	$35.24	$5,889,097	78.2%

Total Occupied Collateral(7)		290,480	99.2%	$25.93	$7,531,234	100.0%

Total Vacant Space		2,205	0.8%

Collateral Total		292,685	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)
Starplex Cinemas began its lease in May 2012, and underwent a renovation including the addition of luxury seating. Starplex Cinemas currently operates with 13 screens at the Brunswick Square Property and reported sales per screen of $271,308 resulting in an occupancy cost of 24.8% for 2013, although the theater was not open for business for all of the year.

(6)	Old Navy is in negotiations with management to renew its lease through January 2018. Old Navy currently pays rent on a month-to-month basis.
(7)	Occupancy includes temporary and seasonal tenants.

The following table presents certain information relating to the historical sales and occupancy costs at the Brunswick Square Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	2013
Against All Odds	$96	$110	$111	$104
Barnes & Noble	$199	$192	$185	$168
Forever 21	$248	$229	$236	$234
New York and Company	$157	$135	$128	$123
Old Navy	$234	$219	$232	$243
Starplex Cinemas	NAP	NAP	NAP	$271,308(2)

Total In-line (<10,000 square feet)(3)	$283	$307	$334	$326
Occupancy Costs(3)	16.9%	17.3%	15.0%	15.6%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)
Starplex Cinemas began its lease in May 2012, and underwent a renovation including the addition of luxury seating. Historical Sales for Starplex Cinemas are reported on a per screen basis. Starplex Cinemas operates with 13 screens at the Brunswick Square Property and reported sales per screen of $271,308 for 2013, although the theater was not open for business for all of the year.

(3)	Represents tenants occupying less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

The following table presents certain information relating to the lease rollover schedule at the Brunswick Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	17,165	5.9%	17,165	5.9%	$120,000	$6.99
2014	0	0	0.0%	17,165	5.9%	$0	$0.00
2015	18	63,396	21.7%	80,561	27.5%	$1,934,483	$30.51
2016	8	14,765	5.0%	95,326	32.6%	$534,539	$36.20
2017	12	35,824	12.2%	131,150	44.8%	$915,185	$25.55
2018	3	5,178	1.8%	136,328	46.6%	$262,333	$50.66
2019	8	51,646	17.6%	187,974	64.2%	$1,292,583	$25.03
2020	2	12,776	4.4%	200,750	68.6%	$513,008	$40.15
2021	1	632	0.2%	201,382	68.8%	$117,229	$185.49
2022	11	75,782	25.9%	277,164	94.7%	$1,348,593	$17.80
2023	4	5,699	1.9%	282,863	96.6%	$292,790	$51.38
2024	2	7,617	2.6%	290,480	99.2%	$200,490	$26.32
Thereafter	0	0	0%	290,480	99.2%	$0	$0.00
Vacant(4)	0	2,205	0.8%	292,685	100.0%	$0	$0.00
Total/Weighted Average	71	292,685	100.0%			$7,531,234	$25.93

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Brunswick Square Property:

Historical Occupancy(1)

12/31/2010(2)	12/31/2011(2)	12/31/2012(2)	1/9/2014
97.4%	98.1%	99.3%	99.2%

(1)	Occupancy includes temporary and seasonal tenants.
(2)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating performance and the Underwritten Net Cash Flow at the Brunswick Square Property:

Cash Flow Analysis

	2011	2012	TTM 11/30/2013	U/W	U/W $ per SF
Base Rent	$6,123,850	$6,799,547	$7,219,905	$7,531,234	$25.73
Grossed Up Vacant Space	0	0	0	169,585	0.58
Percentage Rent	804,368	665,459	562,768	485,033(1)	1.66
Total Reimbursables	3,670,290	3,598,651	3,388,058	3,788,753	12.94
Other Income	1,081,756	879,245	857,441	857,441	2.93
Less Vacancy & Credit Loss	(74,984)	(154,634)	(11,113)	(589,701)(2)	(2.01)
Effective Gross Income	$11,605,280	$11,788,268	$12,017,059	$12,242,344	$41.83

Total Operating Expenses	$4,266,025	$4,332,406	$3,803,702	$4,275,457	$14.61

Net Operating Income	$7,339,255	$7,455,862	$8,213,357	$7,966,887	$27.22
TI/LC	0	0	0	356,026	1.22
Replacement Reserves	0	0	0	137,562	0.47
Net Cash Flow	$7,339,255	$7,455,862	$8,213,357	$7,473,300	$25.53

NOI DSCR(3)	1.51x	1.54x	1.69x	1.64x
NCF DSCR(3)	1.51x	1.54x	1.69x	1.54x
NOI DY(3)	9.5%	9.7%	10.7%	10.3%
NCF DY(3)	9.5%	9.7%	10.7%	9.7%

(1)	Underwritten Percentage Rent is based on individual tenant sales for the trailing 12 months ending November 2013.
(2)	The underwritten economic vacancy is 5.0%. The Brunswick Square Property was 99.2% physically occupied inclusive of seasonal and temporary tenants as of January 9, 2014.
(3)	DSCRs and debt yields are based on the Brunswick Square Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

Appraisal. As of the appraisal valuation date of January 15, 2014, the Brunswick Square Property had an “as-is” appraised value of $113,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 23, 2014, there was no evidence of any recognized environmental conditions at the Brunswick Square Property.

Market Overview and Competition. The Brunswick Square Property is located in East Brunswick, New Jersey, on the west side of State Route 18, and approximately four miles south of the New Jersey Turnpike (I-95). The Brunswick Square Property is located within Middlesex County, in the Central New Jersey region approximately 30 miles southwest of New York City. The Central New Jersey region comprises six New Jersey counties in which the transportation and utilities industry has the largest employment share. According to the appraisal, the Brunswick Square Property has a primary trade area that encompasses a 10-mile radius within the New York/New Jersey core based statistical area. The 2013 population and average household income for the 10-mile trade area were reported at approximately 746,706 and $100,032, respectively.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $28.99 per square foot on a triple net basis and used an estimate of $2.00 per square foot for anchor tenants on a modified gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 2.5% within the primary trade area.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Brunswick Square Property:

Competitive Set(1)

	Brunswick Square (Subject)	Menlo Park Mall	Woodbridge Center	Freehold Raceway	Bridgewater Commons
Market	East Brunswick, NJ	Edison, NJ	Woodbridge, NJ	Freehold, NJ	Bridgewater, NJ
Distance from Subject	--	12 miles	14 miles	14 miles	20 miles
Property Type	Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1973/1999,2012	1942/2003	1971/2003	1990/2007	1988/2005
Anchors	Macy’s, JC Penney, Starplex Cinemas	Macy’s, Nordstrom, AMC Movie Theaters	Macy’s, JC Penney, Sears, Lord & Taylor	Macy’s, JC Penney, Sears, Lord & Taylor, Nordstrom	Macy’s, Lord & Taylor, Bloomingdale’s
Total GLA	760,311 SF(2)	1,243,361 SF	1,633,000 SF	1,665,399 SF	992,000 SF
Total Occupancy	99%(2)	95%	92%	97%	99%

(1)	Information obtained from the borrower’s rent roll and the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower. The borrower is Brunswick Square Mall, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brunswick Square Loan Combination. Simon Property Group, L.P. is the guarantor of the nonrecourse carveouts under the Brunswick Square Loan Combination.

The Sponsor. The sponsor, Simon Property Group (NYSE:SPG) (“SPG”), is an S&P 100 company and currently has an interest in more than 325 retail real estate properties in North America, Europe, and Asia comprising approximately 243 million square feet. SPG is headquartered in Indianapolis, Indiana and employs approximately 5,500 people in the United States. SPG has the right to transfer sponsorship to its proposed SpinCo REIT (“SpinCo”), to be known as Washington Prime Group (“WPG”), which is expected to initially own or have an interest in 54 strip centers and 44 malls. WPG is expected to operate a large, diversified portfolio of strip centers and malls in the United States, having 53 million total square feet in 23 states. Occupancy at these strip centers and malls was 94.2% and 90.4%, respectively, as of September 30, 2013.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or rollover reserves so long as no Lockbox Event (as defined below) has occurred and is continuing under the Brunswick Square Loan Combination. In the event that a Lockbox Event has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $11,400 (subject to a cap of $273,600); and (iii) for tenant improvement and leasing commission in an amount equal to $29,650 (subject to a cap of $711,600).

A “Lockbox Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); or (iii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters.  A Lockbox Event will end with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), provided that the lender has not accelerated the Brunswick Square Loan Combination, moved for a receiver or commenced foreclosure proceedings; with respect to clause (ii) above, if the borrower replaces the property manager with a replacement property manager pursuant to a replacement management agreement, each qualified pursuant to the terms of the Brunswick Square Loan Combination documents or such bankruptcy or insolvency proceeding of the property manager is discharged or dismissed within 90 days; or with respect to clause (iii) above, when a debt service coverage ratio of at least 1.20x

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRUNSWICK SQUARE

has been achieved for two consecutive calendar quarters; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Brunswick Square Loan Combination documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event including, reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Brunswick Square Loan Combination.

Lockbox and Cash Management.  The Brunswick Square Loan Combination requires a lender controlled lockbox, which is already in place, and springing cash management.  The Brunswick Square Loan Combination documents requires that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt.  Prior to the occurrence of a Lockbox Event, all funds on deposit in the lockbox account will be released to the borrower on a weekly basis.  From and after the occurrence and continuation of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or each business day, during the continuance of an event of default into a lender controlled cash management account.

Property Management. The Brunswick Square Property is managed by SPG Management Associates III, LLC.

Assumption. The borrower has the right to transfer the Brunswick Square Property, or greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions to one or more Qualified Transferees (as defined below), 60 days after the Series 2014-C19 Trust closing date upon at least 30 days’ prior notice to the lender, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

The borrower also has the right transfer the Brunswick Square Property or 100% of the aggregate interests in the borrower to a non-Qualified Transferee, provided that no event of default has occurred and is continuing, the conditions with respect to transfers to non-Qualified Transferee’s and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

A “Qualified Transferee” is (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five “shopping centers” and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation by Fitch, KBRA and Moody’s that the transfer to such person will not, in and of itself, cause a downgrade withdrawal or qualification of the then current ratings of the Series 2014-C19 Certificates and similar confirmations with respect to ratings of any securities backed by the Brunswick Square Companion Loan; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

Free Release. Provided that no event of default has occurred and is continuing, the borrower may: (i) make transfers of immaterial or non-income producing portions of the Brunswick Square Property in connection with takings or condemnations of any portion of the Brunswick Square Property; (ii) make transfers of non-income producing portions of the Brunswick Square Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Brunswick Square Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including: (a) evidence that the transferee is not an affiliate of the borrower; (b) with respect to any of the transfers described in (ii) and (iii) above, delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Brunswick Square Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Brunswick Square Loan Combination; and (c) delivery of an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness.  Not Permitted.

Ground Lease.  None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Brunswick Square Property or if TRIPRA is no longer in effect, the borrower will be required to obtain a stand alone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Brunswick Square Property is located, so long as in no event shall such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Brunswick Square Property is repaired or replaced and operations are resumed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

PRADA WAIKIKI

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

Waikiki Shopping Plaza
Retail
Le Sportsac
The Shops at 2100 Kalakaua
Retail
Oakley
Swarovski
Puma
Diesel
Food & Beverage
Royal Hawaiian Luxury Retail
Hermes
FENDI
Cartier
Royal Hawaiian Shopping Center Luxury Retail
BVLGARI
Salvatore Ferragamo
DFS Galleria Luxury Retail
Burberry
Dior
Versace
Emporio Armani
LUXURY ROW AT 2100 KALAKAUA AVENUE
Bottega Veneta
Chanel
Coach
Gucci
Hugo Boss
Tiffany & Co.
Tod's
Saint Laurent
Royal Hawaiian Shopping Center
Retail
Apple
FURLA
Juicy Couture
kate spade new york
ROLEX
Tory Burch
Tourneau
Food & Beverage
P.F. Chang's Waikiki
The Cheesecake Factory
Wolfgang's Steakhouse by Wolfgang Zwiener
Doraku Sushi
Hyatt Regency Waikiki Beach Resort & Spa
Retail
Coach
UGG Australia
Billabong
Regency Golf
Le Sportsac
Sunglass Hut
Swatch
2113 Kalakaua Avenue
Retail
Sunglass Hut
Lucky Brand Jeans
FOSSIL
Taylor's Vintage
PRADA
Louis Vuitton
290 Beach Walk
Food & Beverage
Hard Rock Cafe
Wyland Grille
Trump International Hotel Waikiki Beach Walk
Food & Beverage
BLT Steak
Parc Waikiki
Food & Beverage
Nobu
Waikiki Beach Walk
Retail
Quiksilver
Honolulu Surf Co.
ABC Stores
King Jewelry
Island Pearls
Food & Beverage
The Ocean House Restaurant
Roy's Waikiki
Ruth's Chris Steak House
Yard House
Coconut Willy's
Shore Bird Restaurant & Beach Bar
The Coffee Bean & Tea Leaf
Starbucks Coffee
Ala Wai Park
Ala Wai Golf Course
Ala Wai Small Canal
ALA WAI BLVD
KUHIO AVE
KALAKAUA AVE
KALAKAUA LUXURY CORRIDOR
WAIKIKI
FORT DERUSSY
MAMALA BAY
HONOLULU LAND USE
Retail
Office
Hotel
Civic/Institutional
Religious
Entertainment
Parking
Education
Industrial
Other
Development

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

Prada Waikiki
2174-2176 Kalakaua Avenue
Honolulu, HI 96815
Oahu
KO'OLAU RANGE
HONOLULU COUNTY
HONOLULU
Downtown
Waikiki
Manoa
Kaimuki
Waialae-Kahala
Kalihi-Palama
Liliha-Kapalama
Honolulu International Airport
Fort Shafter
Tripler Army Medical Center
Moanalua Golf Club
Salt Lake District Park
Honolulu Country Club
Hoomaluhia Park
Koolau Golf Club
Pali Golf Course
Oahu Country Club
Konahuanui
Waahila Ridge State Recr. Area
Hawaii Medical Center - East
National Mem. Cemetery of the Pacific
Univ. of Hawaii Marine Ctr.
Shops of Dole Cannery
Hawaii Pacific University
The Waterfront at Aloha Tower Marketplace
State Capitol
Queens Medical Center
Shriners Hosp
University of Hawaii at Manoa
Chaminade University of Honolulu
Ala Moana Center
Hawaii Convention Center
Ala Moana Park
Aina Moana State Recr. Area
Ft. DeRussy Beach Park
Ala Wai Golf Course
Royal Hawaiian Center
Honolulu Zoo
Waikiki Beach
Waikiki Shell
Waikiki Aquarium
Kapi'Olani Community College
Diamond Head State Monument
Kahala Mall
Waialae Country Club
Sand Island
Mamala Bay
Honolulu Harbor
Pacific Ocean
Maunalua Bay
Moanalua Fwy
Likelike Hwy
Pali Hwy
Lunalilo Fwy
School St
Nuuanu Ave
Kalihi St
Dillingham Blvd
Sand Island Pkwy
Ala Moana Blvd
King St
Kapiolani Blvd
Ala Wai Blvd
Kalakaua Ave
Kapahulu Ave
Manoa Rd
University Ave
Monsarrat Ave
Kilauea Ave
Kahala Ave
Diamond Head Rd
H1
H3
H201
63
61
83
92
64
72
Kauai
Kapaa
Lihue
Puipu
Niihau
Kauai Channel
Oahu
Kaneohe
Honolulu International Airport
HONOLULU
Kaiwi Channel
Molokai
Lahaina
Lanai
Kahului
Kahului Intl. Airport
Maui
Wailea
Alenuihaha Channel
Waimea
Kalaoa
Kailua
Hawaii
Hilo
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Prada Waikiki

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$29,950,000	Specific Property Type:	Single Tenant
Cut-off Date Principal Balance:	$29,950,000	Location:	Honolulu, HI
% of Initial Pool Balance:	2.7%	Size:	5,840 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$5,128
Borrower Name:	K Properties, Inc.	Year Built/Renovated:	1995/2005
Sponsors(1):	Various	Title Vesting:	Fee
Mortgage Rate:	4.780%	Property Manager:	Tenant-managed
Note Date:	February 25, 2014	3rd Most Recent Occupancy:	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	March 1, 2024	Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None	Current Occupancy (As of):	100.0% (3/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$2,033,183 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,169,488 (12/31/2012)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of)(3):	$2,374,465 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$3,075,397
Additional Debt Type:	NAP	U/W Expenses:	$167,910
U/W NOI(3):	$2,907,487
U/W NCF:	$2,821,302
U/W NOI DSCR:	1.55x
U/W NCF DSCR:	1.50x
U/W NOI Debt Yield:	9.7%
Escrows and Reserves(2):	U/W NCF Debt Yield:	9.4%
As-Is Appraised Value:	$45,500,000
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraisal Valuation Date:	December 12, 2013
Taxes	$0	Springing	NAP	Cut-off Date LTV Ratio:	65.8%
Insurance	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	53.7%

(1)	See “The Sponsors” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Prada Waikiki Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a single tenant, freestanding retail building located in Honolulu, Hawaii (the “Prada Waikiki Property”).  The Prada Waikiki Mortgage Loan was originated on February 25, 2014 by Wells Fargo Bank, National Association.  The Prada Waikiki Mortgage Loan had an original principal balance of $29,950,000, has an outstanding principal balance as of the Cut-off Date of $29,950,000 and accrues interest at an interest rate of 4.780% per annum.  The Prada Waikiki Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Prada Waikiki Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Prada Waikiki Mortgage Loan in whole, but not in part, on any date before December 1, 2023.  In addition, the Prada Waikiki Mortgage Loan is prepayable without penalty on or after December 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$29,950,000	100.0%	Loan payoff(1)	$10,067,958	33.6%
			Reserves	0	0.0
			Closing costs	637,987	2.1
			Return of equity	19,244,055	64.3
Total Sources	$29,950,000	100.0%	Total Uses	$29,950,000	100.0%

(1)	The Prada Waikiki Property was previously securitized in CSMC 2006-C1.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

The Property.  The Prada Waikiki Property is a two-story, single tenant luxury boutique retail building occupied by Prada USA Corp. with a lease expiring December 31, 2025.  Built in 1995 and renovated in 2005, the Prada Waikiki Property contains approximately 5,840 square feet and is situated on a 0.11-acre parcel located in Honolulu, Hawaii.  The Prada Waikiki Property has been 100.0% occupied since 1996.  Prada USA Corp. is a subsidiary of the Prada Group which, as of January 31, 2013, operates in more than 70 countries through 461 stores, 25 franchise operated stores and a network of selected multibrand stores located in luxury department stores.  The Prada brand is a fashion and luxury goods provider with net sales totaling €2.6 billion in 2012.

The Prada Group engages in the design, production and distribution of luxury handbags, leather goods, footwear, ready-to-wear apparel, accessories, eyewear and fragrances with brands including Prada, Miu Miu, Car Shoe and Church’s.  The Prada Group’s net revenue for the twelve month period ending January 31, 2013 totaled €3.3 billion, a 29% increase from the net revenue for the twelve month period ending January 31, 2012.  As of January 31, 2013, the Prada Group employed more than 10,000 people and had a market capitalization of approximately €17.0 billion based on the Hong Kong Stock exchange share price.

The following table presents certain information relating to the tenant at the Prada Waikiki Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Tenant
Prada USA Corp.(1)	NR/NR/NR	5,840	100.0%	$440.60	$2,573,122	100.0%	$1,961	27.3%	12/31/2025
Total Major Tenant		5,840	100.0%	$440.60	$2,573,122	100.0%

(1)	The lease is guaranteed by the parent company PRADA Asia Pacific Limited until December 31, 2015, at which time the guaranty expires.
(2)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average contractual rent over the loan term.  Prada USA Corp. is currently paying an annual base rent of $1,902,000 ($325.68 per square foot) with annual rent increasing to $2,510,640 on January 1, 2016 and to $3,043,200 on January 1, 2021.

(3)
Sales PSF and Occupancy Cost represent the trailing 12-month period ending December 31, 2013.  Occupancy Cost includes percentage rent equivalent to 12.0% of gross sales in excess of $7,000,000.  2013 gross sales were $11,452,650 ($1,961 per square foot).

The following table presents certain information relating to the historical sales at the Prada Waikiki Property:

Historical Sales(1)

12/31/2010	12/31/2011	12/31/2012	12/31/2013
$1,370	$1,850	$1,940	$1,961

(1)	Historical Sales (PSF) are based on historical statements provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

The following table presents certain information relating to the lease rollover schedule at the Prada Waikiki Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	5,840	100.0%	5,840	100.0%	$2,573,122	$440.60
Vacant	0	0	0.0%	5,840	100.0%	$0	$0.00
Total/Weighted Average	1	5,840	100.0%			$2,573,122	$440.60

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Prada Waikiki Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prada Waikiki Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$1,635,720	$1,711,800	$1,902,000	$2,573,122(1)	$440.60(1)
Grossed Up Vacant Space	0	0	0	0	0.00
Percentage Rent	397,463	457,688	472,465	472,465	80.90
Total Reimbursables	0	0	0	158,466	27.13
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(128,656)(2)	(22.03)
Effective Gross Income	$2,033,183	$2,169,488	$2,374,465	$3,075,397	$526.61

Total Operating Expenses	$0	$0	$0	$167,910	$28.75

Net Operating Income	$2,033,183	$2,169,488	$2,374,465	$2,907,487	$497.86

TI/LC	0	0	0	84,725	14.51
Capital Expenditures	0	0	0	1,460	0.25
Net Cash Flow	$2,033,183	$2,169,488	$2,374,465	$2,821,302	$483.10

NOI DSCR	1.08x	1.15x	1.26x	1.55x(3)
NCF DSCR	1.08x	1.15x	1.26x	1.50x(3)
NOI DY	6.8%	7.2%	7.9%	9.7%(3)
NCF DY	6.9%	7.2%	7.9%	9.4%(3)

(1)
Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average contractual rent over the loan term.  Prada USA Corp. is currently paying an annual base rent of $1,902,000 ($325.68 per square foot) with annual rent increasing to $2,510,640 on January 1, 2016 and to $3,043,200 on January 1, 2021.

(2)	The underwritten economic vacancy is 5.0%. The Prada Waikiki Property was 100.0% physically occupied as of March 1, 2014.
(3)	Based on the in-place rent the U/W NOI DSCR, U/W NCF DSCR, U/W NOI DY and U/W NCF DY are 1.22x, 1.18x, 7.6% and 7.4%, respectively.

Appraisal.  As of the appraisal valuation date of December 12, 2013, the Prada Waikiki Property had an “as-is” appraised value of $45,500,000.  The appraisal also concluded to a “go dark” value of $32,500,000.

Environmental Matters.  According to the Phase I environmental site assessment dated December 13, 2013, there was no evidence of any recognized environmental conditions at the Prada Waikiki Property.

Market Overview and Competition.  The Prada Waikiki Property is located in Waikiki Beach in Honolulu, Hawaii.  The Prada Waikiki Property is located on the heavily trafficked Kalakaua Avenue; traffic count along Kalakaua Avenue is reported to be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

approximately 50,797 vehicles per day.  Kalakaua Avenue is home to luxury retail stores including Chanel, Tiffany & Co., Gucci, Tod’s and Bottega Veneta and the Royal Hawaiian Shopping Center that features tenants such as Fendi, Hermes, Kate Spade, Tory Burch, Salvatore Ferragamo and Cartier.  The Prada Waikiki Property is located within a half mile of hospitality properties including the Royal Hawaiian, Sheraton Princess, Hyatt Regency Waikiki Beach Resort and Spa and Trump International Hotel & Tower.

According to a third party market research report, the Prada Waikiki Property is located within the Waikiki submarket.  As of the fourth quarter of 2013, the submarket reported an estimated inventory of 94 retail properties, totaling approximately 2.4 million square feet with a 4.0% vacancy rate and average asking rents of $99.30 per square foot, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Prada Waikiki Property:

Competitive Set(1)

	Prada Waikiki (Subject)	2100 Kalakaua Shops	Royal Hawaiian Shopping Center
Location	Honolulu, HI	Waikiki District, HI	Waikiki District, HI
Distance from Subject	--	0.1 miles	0.1 miles
Property Type	Single Tenant	Free Standing Retail	Neighborhood Center
Year Built/Renovated	1995/2005	2002/NAV	1970/2006

Anchors	Prada	Tiffany & Co., Gucci, Chanel	Omega, Laura Piana

Total GLA	5,840 SF	95,000 SF	310,000 SF
Total Occupancy	100%	89%	93%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is K Properties, Inc., a single purpose entity.  Yoko Kimura, Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust are the guarantors of certain nonrecourse carveouts under the Prada Waikiki Mortgage Loan. However, the lender has agreed that it will not enforce its rights and remedies arising under the guaranty or the other loan documents against the Akiko Kimura Revocable Living Trust and the Yuko Kimura-Drye Revocable Living Trust unless the lender has determined that (i) Yoko Kimura is deceased or legally incompetent; (ii) Yoko Kimura is insolvent or subject to any proceedings under the bankruptcy code; (iii) Yoko Kimura has failed to perform her obligations under the guaranty or the lender has determined that Yoko Kimura will be unable to perform her obligations under the guaranty; or (iv) Yoko Kimura has instituted or joined in any action which delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with the efforts of the lender to exercise any rights and remedies available under the guaranty or other loan documents.

The Sponsors. The loan sponsors are Yoko Kimura, Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust. Yoko Kimura has approximately 42 years of commercial real estate experience and has owned the Prada Waikiki Property since 1982.  The loan documents require Akiko Kimura as trustee of the Akiko Kimura Revocable Living Trust and Yuko Kimura-Drye as trustee of the Yuko Kimura-Drye Revocable Living Trust to maintain a collective minimum net worth and liquidity of $15,000,000 and $2,500,000, respectively.

Escrows. Ongoing monthly reserves for real estate taxes are not required provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the tenant’s lease is in full force and effect; (iii) the tenant continues to be obligated under its lease to pay taxes directly to the taxing authority; (iv) the tenant is making tax payments directly to the taxing authority in accordance with its lease and the borrower provides the lender with timely proof of full payment; (v) there has been no material reduction in the credit rating of the tenant; and (vi) a Cash Trap Event Period (as defined below) does not exist.  The loan documents do not require monthly escrows for insurance provided: (i) no event of default has occurred and is continuing; (ii) the tenant is obligated to maintain the insurance in accordance with its lease; (iii) the tenant is making insurance payments directly to the insurer; (iv) the tenant’s lease is in full force and effect and neither the landlord nor the tenant is in default of any of its obligations beyond applicable notice and cure periods; (v) there has been no material reduction in the credit rating of the tenant; and (vi) a Cash Trap Event Period does not exist.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period, the borrower is required to establish a lender-controlled lockbox account into which the borrower and the tenant are required to deposit all rents within one business day of receipt.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) Prada USA Corp. or its parent company filing for bankruptcy; (iii) the tenant going dark or notifying the borrower that it intends to go dark; (iv) the tenant terminating its lease or notifying the borrower that it intends to terminate its lease; or (v) the occurrence of any monetary or material non-monetary default under the tenant’s lease.  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), when either (x) the bankruptcy filing has been discharged, stayed, dismissed or terminated and the tenant’s lease has been affirmed, assumed or assigned in a manner satisfactory to lender

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRADA WAIKIKI

and tenant delivers to the lender an estoppel certificate or (y) a Replacement Tenant Event (as defined below) has occurred; with regard to clause (iii), upon (a) the tenant has resumed operations and been open for business for two consecutive calendar quarters and tenant delivers an estoppel acceptable to the lender, (b) the tenant has entered into a lease extension, renewal or modification acceptable to the lender and is in occupancy, open for business and paying full, unabated rent or (c) a Replacement Tenant Event has occurred; with regard to clause (iv), when either (a) the tenant has entered into a lease extension, renewal or modification acceptable to the lender and is in occupancy, open for business and paying full, unabated rent or (b) a Replacement Tenant Event has occurred; and with regard to clause (v), when either (a) the lease default has been cured and the tenant has delivered to the lender an estoppel confirming that the lease is in full force and effect or (b) a Replacement Tenant Event has occurred.

A “Replacement Tenant Event” will commence on the date on which a satisfactory replacement tenant is in occupancy, paying full, unabated rent, open for business in the space currently leased to Prada USA Corp. and the borrower delivers to the lender a copy of the lease, tenant estoppel certificate and a subordination, non-disturbance and attornment agreement both of which must be acceptable to the lender.

Property Management.  The Prada Waikiki Property is managed by the tenant.

Assumption. The borrower has a two-time right to transfer the Prada Waikiki Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release. Not Permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Prada Waikiki Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CHARLOTTESVILLE APARTMENT PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

CHARLOTTESVILLE
Charlottesville-Albemarle Airport 4 miles
Richmond 72 miles
ALBEMARLE COUNTY
University of Virginia
Seminole Trail
Rivanna River
AMTRAK
Barracks Road Shopping Ctr.
Univ. of VA Law School
Klockner Stadium
John Paul Jones Arena
University Hall
Kluge Children's Rehabilitation Center
University of Virginia Art Museum
The Rotunda
Scott Stadium
UVA Medical Center
McCormick Observatory
UVA HealthSouth Rehabilitation Hospital
Charlottesville AMTRAK Station
Downtown Mall
Charlottesville City Court House
Martha Jefferson Hospital
Charlottesville Pavilion
Virginia Discovery Museum
Charlottesville Fashion Square
Albemarle Place
Seminole Square Shopping Ctr.
Boar's Head Inn
UVA Blue Ridge Hospital
Piedmont Community College
Monticello
Monticello Memorial Park
Farmington Country Club
Birdwood Golf Course
Meadowcreek Golf Course
McIntire Municipal Park & GC
Darden Towe Memorial Park
Pen Park
Greenbrier Park
Meadow Creek Park
Charlotte Y. Humphris Park
Washington Park
Tonsler Park
Forest Hills Park
Oakwood Cemetery
Riverview Cemetery
Riverview Park
Azalea Park
Quarry Park
Greenleaf Park
BALTIMORE
WASHINGTON DC
MARYLAND
VIRGINIA
WEST VIRGINIA
RICHMOND
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
DEL.
NJ
Chesapeake Bay
Atlantic Ocean
Charlottesville Apartment Portfolio
1 Wertland Street Properties Charlottesville, VA
2 10 University Circle Charlottesville, VA
3 68 University Way Charlottesville, VA
4 324 John Street Charlottesville, VA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Charlottesville Apartment Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$29,750,000			Specific Property Type:	Student Housing
Cut-off Date Principal Balance:	$29,750,000			Location:	Charlottesville, VA
% of Initial Pool Balance:	2.7%			Size:	462 beds
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Bed:	$64,394
Borrower Name:	Neighborhood Investments – UVA, LP			Year Built/Renovated:	Various – See Table
Sponsor:	Richard T. Spurzem			Title Vesting:	Fee
Mortgage Rate:	4.851%			Property Manager:	Self-managed
Note Date:	February 28, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Maturity Date:	March 1, 2014			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	100.0% (2/23/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,924,274 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,899,007 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,282,111 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$3,658,993
Additional Debt Type:	NAP			U/W Expenses:	$1,032,091
				U/W NOI(2):	$2,626,903
				U/W NCF:	$2,564,539
				U/W NOI DSCR:	1.39x
Escrows and Reserves(1):				U/W NCF DSCR:	1.36x
				U/W NOI Debt Yield:	8.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.6%
Taxes	$101,608	$25,402	NAP	As-Is Appraised Value:	$41,900,000
Insurance	$5,693	$5,693	NAP	As-Is Appraisal Valuation Date:	January 6, 2014
Replacement Reserves	$0	$5,190	NAP	Cut-off Date LTV Ratio:	71.0%
Deferred Maintenance	$52,000	$0	NAP	LTV Ratio at Maturity or ARD:	58.1%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Charlottesville Apartment Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering four property parcels containing 14 multifamily buildings in Charlottesville, Virginia (the “Charlottesville Apartment Portfolio Properties”).  The Charlottesville Apartment Portfolio Mortgage Loan was originated on February 28, 2014 by Wells Fargo Bank, National Association.  The Charlottesville Apartment Portfolio Mortgage Loan had an original principal balance of $29,750,000, has an outstanding principal balance as of the Cut-off Date of $29,750,000 and accrues interest at an interest rate of 4.851% per annum.  The Charlottesville Apartment Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Charlottesville Apartment Portfolio Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Charlottesville Apartment Portfolio Mortgage Loan in whole, or in part, on any date before December 1, 2023.  In addition, the Charlottesville Apartment Portfolio Mortgage Loan is prepayable without penalty on or after December 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$29,750,000	76.7%	Purchase price	$38,000,000	97.9%
Sponsor’s new cash contribution	9,048,305	23.3	Reserves	159,301	0.4
			Closing costs	639,004	1.6
Total Sources	$38,798,305	100.0%	Total Uses	$38,798,305	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

The Properties.  The Charlottesville Apartment Portfolio Properties consist of four property parcels containing 14 student housing multifamily buildings located throughout the downtown area of Charlottesville, Virginia (home of the University of Virginia (“UVA”)).  The Charlottesville Apartment Portfolio Properties consist of 176 units and 462 bedrooms and were built between 1850 and 2013.  The largest of the four property parcels contains 11 buildings totaling 128 units and 345 bedrooms located on Wertland Street and comprises 74.8% of the total portfolio Cut-off Date Principal Balance (the “Wertland Street Parcel”).  The 1029 Wertland Street and 1115 Wertland Street buildings, which are situated adjacent to one another on the Wertland Street Parcel, contain a total of 80 units and 240 bedrooms and account for approximately 53.0% of the total underwritten base rent of the Charlottesville Apartment Portfolio Properties.  The 1029 Wertland Street building was built in 2013 and contains 48 two-, three- and four-bedroom units totaling 144 bedrooms.  The 1115 Wertland Street building was built in 2008 and contains 32 two- and four-bedroom units totaling 96 bedrooms.  The apartments at the 1029 Wertland Street and 1115 Wertland Street buildings feature hardwood floors in common areas, large living rooms, ample closet space and in-unit washers and dryers.  The remaining 96 units and 222 bedrooms are spread across 12 buildings.  All leases at the Charlottesville Apartment Portfolio Properties are 12-month leases.  As of February 23, 2014, the Charlottesville Apartment Portfolio Properties were 100.0% occupied and approximately 98% pre-leased for the 2014-2015 school year.

The following table presents certain information relating to the Charlottesville Apartment Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated(1)	No. of Units	No. of Beds
Wertland Street Parcel(2)	$22,250,000	74.8%	100.0%	Various/NAP	128	345
1029 Wertland Street			100.0%	2013/NAP	48	144
1115 Wertland Street			100.0%	2008/NAP	32	96
1203 Wertland Street			100.0%	2001/NAP	16	40
1027 Wertland Street			100.0%	1999/NAP	8	20
1025 Wertland Street			100.0%	1900/NAP	1	4
1107 Wertland Street			100.0%	1892/NAP	4	6
1109 Wertland Street			100.0%	1893/NAP	4	7
1121 Wertland Street			100.0%	1895/NAP	5	6
1201 Wertland Street			100.0%	1850/NAP	1	6
1205 Wertland Street			100.0%	1885/NAP	4	9
1213 Wertland Street			100.0%	1900/NAP	5	7
10 University Circle	$3,500,000	11.8%	100.0%	1926/NAP	18	48
324 John Street	$2,000,000	6.7%	100.0%	1998/NAP	10	37
68 University Way	$2,000,000	6.7%	100.0%	1927/NAP	20	32
Total/Weighted Average	$29,750,000	100.0%	100.0%		176	462

(1)	General capital improvements are made, as needed, at the end of each school year.
(2)	The Wertland Street Parcel comprises 11 buildings totaling 128 units and 345 bedrooms.

The following table presents certain information relating to the unit mix of the Charlottesville Apartment Portfolio Properties:

Apartment Unit Summary(1)

Unit Type	No. of Units	No. of Beds	% of Total Beds	Average Unit Size (SF)	Average U/W Monthly Rent per Bed
1 Bedroom	36	36	7.8%	617	$785
2 Bedroom	58	116	25.1%	940	$658
3 Bedroom	20	60	13.0%	1,103	$571
4 Bedroom	61	244	52.8%	1,425	$603
6 Bedroom	1	6	1.3%	2,211	$633
Total/Weighted Average	176	462	100.0%	1,068	$655

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

The following table presents historical occupancy percentages at the Charlottesville Apartment Portfolio Properties:

Historical Occupancy(1)

12/31/2011(2)	12/31/2012(2)	12/31/2013(2)	2/23/2014(3)
100.0%	100.0%	100.0%	100.0%

(1)
The Charlottesville Apartment Portfolio Properties have been 100.0% occupied since 2004 (with the exception of the 1029 Wertland Street and 1115 Wertland Street buildings, which were built in 2013 and 2008, respectively). The 1029 Wertland Street and 1115 Wertland Street buildings have been 100.0% occupied since their respective opening dates.

(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Charlottesville Apartment Portfolio Properties:

Cash Flow Analysis(1)

	2011	2012	2013	U/W(1)	U/W $ per Bed
Base Rent	$2,412,712	$2,396,988	$2,825,561	$3,691,572	$7,990
Grossed Up Vacant Space	0	0	0	0	0
Other Income	110,367	116,893	152,825	152,000	329
Less Concessions	0	0	0	0	0
Less Vacancy & Credit Loss	(34,336)	(32,275)	(29,581)	(184,579)(2)	(400)
Effective Gross Income	$2,488,743	$2,481,607	$2,948,805	$3,658,993	$7,920

Total Operating Expenses	$564,469	$582,600	$666,694	$1,032,091	$2,234

Net Operating Income	$1,924,274	$1,899,007	$2,282,111	$2,626,903	$5,686
Capital Expenditures	0	0	0	62,364	135
Net Cash Flow	$1,924,274	$1,899,007	$2,282,111	$2,564,539	$5,551

NOI DSCR	1.02x	1.01x	1.21x	1.39x
NCF DSCR	1.02x	1.01x	1.21x	1.36x
NOI DY	6.5%	6.4%	7.7%	8.8%
NCF DY	6.5%	6.4%	7.7%	8.6%

(1)
Underwritten base rent and net operating income are higher than historicals due to the recent construction of the 1029 Wertland Street building, which contains 144 bedrooms and was built in 2013. The underwritten base rent for the 1029 Wertland Street building ($1,173,228) is based on executed leases for the 2014-2015 school year, which are approximately 22% higher than the pre-construction rents signed for the 2013-2014 school year.

(2)	The underwritten economic vacancy is 5.0%. The Charlottesville Apartment Portfolio Properties were 100.0% physically occupied as of February 23, 2014.

Appraisal.  As of the appraisal valuation date of January 6, 2014, the Charlottesville Apartment Portfolio Properties had an “as-is” appraised value of $41,900,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from January 31, 2014 to February 14, 2014, there was no evidence of any recognized environmental conditions at any of the Charlottesville Apartment Portfolio Properties.

Market Overview and Competition.  The Charlottesville Apartment Portfolio Properties are located in Charlottesville, Virginia, approximately 117 miles southwest of Washington, D.C. and within four blocks of the UVA main campus.  Total enrollment at UVA for the 2012-2013 school year was 21,095, and approximately 58% of undergraduate students live in off-campus housing.  Land use within the area surrounding the Charlottesville Apartment Portfolio Properties is predominantly associated with UVA, and any new development would likely require razing existing improvements.  Due to their proximity to the UVA main campus and UVA Hospital Medical Center, the Charlottesville Apartment Portfolio Properties serve as suitable living arrangements for both undergraduate and graduate students as well as UVA employees.  Primary access to the Charlottesville area is provided by U.S. Route 29 from the north and south and Interstate 64 from the east and west.

According to a third-party market research report, the Charlottesville Apartment Portfolio Properties are located within the Charlottesville apartment market, which reported a 5.6% vacancy rate as of the fourth quarter of 2013.  The appraiser identified a competitive set of six properties (including the Charlottesville Apartment Portfolio Properties, which were treated as one property) totaling 490 units with an average occupancy of 99.5%.  The appraiser concluded that the in-place rents at the Charlottesville Apartment Portfolio Properties are consistent with market rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

The following table presents certain information relating to comparable multifamily properties for the Charlottesville Apartment Portfolio Properties:

Competitive Set(1)

	Charlottesville Apartment Portfolio (Subject)	Carrollton Place	Grandmarc at UVA	The Pointe at 14th Street	The V	Virginia Avenue Apartments
Location	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA	Charlottesville, VA
Distance from Subject	--	1.1 – 1.7 miles	0.2 – 0.5 miles	0.5 – 0.8 miles	0.2 – 0.6 miles	0.2 – 0.6 miles
Properties Type	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing	Student Housing
Year Built/Renovated	Various/NAP	2005/NAP	2007/NAP	2008/NAP	2006/NAP	1987/2011
Number of Units	176	24	224	28	34	4
Number of Beds	462	NAV	NAV	NAV	NAV	NAV
Average Monthly Rent per Bed
1 Bedroom	$785	NAP	$1,369	NAP	$1,350	NAP
2 Bedroom	$658	$730	$829	NAP	$700	NAP
3 Bedroom	$571	$642	NAP	$775-$875	$725	NAP
4 Bedroom	$603	$540-$560	$749	$700	$680	$645
6 Bedroom	$633	NAP	NAP	NAP	NAP	NAP

Total Occupancy	100%	100%	98%	99%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is Neighborhood Investments – UVA, LP, a single purpose entity.  Richard T. Spurzem is the guarantor of certain nonrecourse carveouts under the Charlottesville Apartment Portfolio Mortgage Loan.

The Sponsor.  The sponsor is Richard T. Spurzem, who is the founder of Neighborhood Properties and has over 32 years of experience in owning and managing student housing at UVA.  Excluding the Charlottesville Apartment Portfolio Properties, Mr. Spurzem currently owns over 500 multifamily units in the Charlottesville area valued at approximately $75 million.

Escrows.  The loan documents provide for upfront escrows in the amount of $101,608 for real estate taxes, $5,693 for insurance and $52,000 for deferred maintenance.  The loan documents also provide for ongoing monthly escrow deposits of $25,402 for real estate taxes, $5,693 for insurance and $5,190 for replacement reserves.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and cause all rents to be deposited directly into such lockbox account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio falling below 1.10x at the end of any calendar month.  A Cash Trap Event Period will expire with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters.

Property Management.  The Charlottesville Apartment Portfolio Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has the two-time right to transfer the Charlottesville Apartment Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release.  Following the lockout period, the borrower has the right to release any of the (i) the Wertland Street Parcel, having an allocated loan amount equal to approximately 74.8% of the total amount of the Charlottesville Apartment Portfolio Mortgage Loan, and (ii) the three remaining property parcels (the “Other Properties”), subject to certain conditions, including (a) defeasance of a portion of the Charlottesville Apartment Portfolio Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Wertland Street Parcel or 100% of the allocated loan amount for any of the Other Properties; (b) the post-release debt yield of the remaining properties shall be greater than 9% if the Wertland Street Parcel is released, or greater than 8% if any of the Other Properties are released; (c) confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates; and (d) delivery of a legal opinion to the lender to demonstrate that the release will satisfy REMIC requirements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHARLOTTESVILLE APARTMENT PORTFOLIO

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Charlottesville Apartment Portfolio Properties.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a three-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

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EUCLID PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

Euclid Plaza
601-691 North Euclid Street
Anaheim, CA 92801
South Whittier
Whittier
La Habra
Brea
La Mirada
Fullerton
Placentia
Buena Park
ANAHEIM
Downtown Anaheim
Cypress
Stanton
ORANGE COUNTY
Disneyland
Orange
Garden Grove
Downtown Santa Ana
SANTA ANA
LOS ANGELES COUNTY
Fullerton Municipal Airport
Los Angeles Intl. Airport 24 miles
Los Alamitos Army Airfield
Santa Ana Fwy
Riverside Fwy
Orange Fwy
Garden Grove Fwy
ORANGE COUNTY LINE
91 - OC LINES
METROLINK
91 LINE
IE - OC LINE
LOS ANGELES
LONG BEACH
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Euclid Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$27,900,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$27,900,000			Location:	Anaheim, CA
% of Initial Pool Balance:	2.5%			Size:	130,165 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$214.34
Borrower Name:	DK Euclid, LP			Year Built/Renovated:	1961/2003
Sponsor:	David Diamond			Title Vesting:	Fee
Mortgage Rate:	4.750%			Property Manager:	Milan Capital Management, Inc.
Note Date:	February 26, 2014			3rd Most Recent Occupancy (As of):	93.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.9% (12/31/2011)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	95.9% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	95.9% (12/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,266,548 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,274,523 (12/31/2012)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$2,543,400 (12/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,505,266
				U/W Expenses:	$956,372
				U/W NOI:	$2,548,894
				U/W NCF:	$2,376,142
Escrows and Reserves(1):				U/W NOI DSCR:	1.46x
				U/W NCF DSCR:	1.36x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.1%
Taxes	$160,757	$34,100	NAP	U/W NCF Debt Yield:	8.5%
Insurance	$24,398	Springing	NAP	As-Is Appraised Value:	$41,000,000
Replacement Reserves	$0	$2,712	NAP	As-Is Appraisal Valuation Date:	January 15, 2014
TI/LC Reserve	$0	$10,847	$275,000	Cut-off Date LTV Ratio:	68.0%
Environmental Reserve(2)	$100,000	$0	NAP	LTV Ratio at Maturity or ARD:	55.5%

(1)	See “Escrows” section.
(2)	See “Environmental Matters” section.

The Mortgage Loan.  The mortgage loan (the “Euclid Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Anaheim, California (the “Euclid Plaza Property”).  The Euclid Plaza Mortgage Loan was originated on February 26, 2014 by Wells Fargo Bank, National Association.  The Euclid Plaza Mortgage Loan had an original principal balance of $27,900,000, has an outstanding principal balance as of the Cut-off Date of $27,900,000 and accrues interest at an interest rate of 4.750% per annum.  The Euclid Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Euclid Plaza Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Euclid Plaza Mortgage Loan in whole, but not in part, on any date before September 1, 2023.  In addition, the Euclid Plaza Mortgage Loan is prepayable without penalty on or after September 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$27,900,000	100.0%	Loan payoff(1)	$21,073,977	75.5%
			Reserves	285,155	1.0
			Closing costs	133,625	0.5
			Return of equity	6,407,243	23.0
Total Sources	$27,900,000	100.0%	Total Uses	$27,900,000	100.0%
(1)	The Euclid Plaza Property was previously securitized in GSMS 2004-GG2.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

The Property.  The Euclid Plaza Property is an anchored retail center containing approximately 130,165 square feet located in Anaheim, California.  Built in 1961 and renovated in 2003, the Euclid Plaza Property consists of three buildings and is anchored by 99 Ranch Market, an Asian American grocery chain.  99 Ranch Market was established in 1984 and has over 35 store locations in California, Nevada, Texas and Washington.   The Euclid Plaza Property is situated on a 10.5-acre parcel and provides approximately 707 surface parking spaces, resulting in a parking ratio of 5.4 spaces per 1,000 square feet of rentable area.  As of December 31, 2013, the Euclid Plaza Property was 95.9% leased to 35 tenants.

The following table presents certain information relating to the tenancy at the Euclid Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date

Anchor Tenant
99 Ranch Market	NR/NR/NR	36,960	28.4%	$12.00	$443,520	17.2%	NAV	NAV	12/31/2021(2)(3)
Total Anchor Tenants		36,960	28.4%	$12.00	$443,520	17.2%

Major Tenants
Honeybee Food Corporation	NR/NR/NR	7,120	5.5%	$32.96	$234,644	9.1%	NAV	NAV	6/30/2020
Goodwill	NR/NR/NR	11,600	8.9%	$14.64	$169,878	6.6%	NAV	NAV	2/28/2021
Ten Ten Seafood	NR/NR/NR	5,300	4.1%	$29.26	$155,079	6.0%	NAV	NAV	5/31/2018
Daiso California LLC	NR/NR/NR	7,354	5.6%	$18.00	$132,372	5.1%	NAV	NAV	12/31/2018
Marinello School of Beauty	NR/NR/NR	7,328	5.6%	$16.88	$123,716	4.8%	NAV	NAV	5/31/2020
Total Major Tenants		38,702	29.7%	$21.08	$815,689	31.6%

Non-Major Tenants		49,161	37.8%	$26.92	$1,323,290	51.2%

Occupied Collateral Total		124,823	95.9%	$20.69	$2,582,500	100.0%

Vacant Space		5,342	4.1%

Collateral Total		130,165	100.0%

(1)	Tenants are not required to report sales.
(2)	The tenant has the right to terminate between December 31, 2016 and March 1, 2017 with 12 months prior written notice.
(3)	The tenant has three, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

The following table presents certain information relating to the lease rollover schedule at the Euclid Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,085	0.8%	1,085	0.8%	$29,946	$27.60
2014	6	9,272	7.1%	10,357	8.0%	$254,807	$27.48
2015	7	11,530	8.9%	21,887	16.8%	$355,726	$30.90
2016	3	4,131	3.2%	26,018	20.0%	$104,910	$25.40
2017	2	2,937	2.3%	28,955	22.2%	$69,484	$23.66
2018	6	18,472	14.2%	47,427	36.4%	$460,472	$24.93
2019	1	5,277	4.1%	52,704	40.5%	$125,469	$23.78
2020	5	20,272	15.6%	72,976	56.1%	$482,710	$23.81
2021	2	48,560	37.3%	121,536	93.4%	$613,398	$12.63
2022	1	1,787	1.4%	123,323	94.7%	$30,975	$17.33
2023	1	1,500	1.2%	124,823	95.9%	$54,602	$36.40
2024	0	0	0.0%	124,823	95.9%	$0	$0.00
Thereafter	0	0	0.0%	124,823	95.9%	$0	$0.00
Vacant	0	5,342	4.1%	130,165	100.0%	$0	$0.00
Total/Weighted Average	35	130,165	100.0%			$2,582,500	$20.69

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Euclid Plaza Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013
93.5%	93.9%	95.9%	95.9%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Euclid Plaza Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$2,690,147	$2,591,776	$2,610,680	$2,582,500	$19.84
Grossed Up Vacant Space	0	0	0	128,208	0.98
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	718,768	819,365	907,059	908,554	6.98
Other Income	13,095	13,993	30,032	21,540	0.17
Less Vacancy & Credit Loss	(280,241)	(225,758)	(94,493)	(135,535)(1)	(1.04)
Effective Gross Income	$3,141,768	$3,199,376	$3,453,278	$3,505,266	$26.93

Total Operating Expenses	$875,220	$924,853	$909,878	$956,372	$7.35

Net Operating Income	$2,266,548	$2,274,523	$2,543,400	$2,548,894	$19.58
TI/LC	0	0	0	140,211	1.08
Capital Expenditures	0	0	0	32,541	0.25
Net Cash Flow	$2,266,548	$2,274,523	$2,543,400	$2,376,142	$18.25

NOI DSCR	1.30x	1.30x	1.46x	1.46x
NCF DSCR	1.30x	1.30x	1.46x	1.36x
NOI DY	8.1%	8.2%	9.1%	9.1%
NCF DY	8.1%	8.2%	9.1%	8.5%

(1)	The underwritten economic vacancy is 5.0%. The Euclid Plaza Property was 95.9% physically occupied as of December 31, 2013.

Appraisal.  As of the appraisal valuation date of January 15, 2014, the Euclid Plaza Property had an “as-is” appraised value of $41,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated January 17, 2014, a recognized environmental condition was observed and a Phase II environmental report was performed due to a previous on-site dry cleaner tenant.  The Phase II environmental report identified perchloroethylene (“PCE”) in the soil gas/vapor samples at levels that were above the California Human Health Screening Levels (“CHHSL”) and permitted levels of the California Department of Toxic Substances

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

(“CDTSC”).  Based on the Environmental Protection Agency’s guidelines, the concentration of PCE represents a low health based environmental risk; however, due to the discovery of PCE, the loan documents require the borrower to have an environmental consultant perform annual soil gas/vapor sampling at the Euclid Plaza Property.  If the results of the annual soil gas/vapor testing disclose any PCE levels in excess of thresholds permitted by the CHHSL and CDTSC and the levels constitute a risk to tenants, occupants, human health or the indoor air quality environment, a consultant will design a soil gas/vapor mitigation system designed to reduce the levels of PCE. An environmental escrow in the amount of $100,000 was reserved at closing to cover the cost of the annual sampling, which is estimated to be $2,000 and if necessary, the cost of a mitigation system which is estimated to be between $40,000 and $60,000.

Market Overview and Competition.  The Euclid Plaza Property is located at the intersection of Euclid Avenue and West Crescent Avenue in the northern portion of Anaheim, California. Euclid Avenue is a major retail corridor with Anaheim Plaza, a Walmart anchored shopping center, located directly southeast of the Euclid Plaza Property and an El Super grocery store and Smart & Final are located directly east of the Euclid Plaza Property.  In addition, other neighborhood attractions include Disneyland Resort, located approximately 2 miles southeast; Knott’s Berry Farm theme park, located three miles west; and Angel Stadium, which is located five miles southeast of the Euclid Plaza Property.  Primary access to the area is provided by Interstate 5, which is two blocks south of the Euclid Plaza Property, Highway 91 and Highway 57.  According to the appraisal, as of 2013, the estimated population within a three- and five-mile radius of the Euclid Plaza Property was 78,684 and 135,341, respectively. The estimated average household income within the same three- and five-mile radius was $64,637 and $68,061, respectively. According to a third party market research report, the Euclid Plaza Property is located in the North Orange County retail submarket. As of year-end 2013, the submarket reported approximately 34.7 million square feet with a 6.6% vacancy rate and average lease rates of $19.12, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Euclid Plaza Property:

Competitive Set(1)

	Euclid Plaza (Subject)	North Euclid Shopping Center	Anaheim Town Center	Orangethorpe Plaza	Fullerton MetroCenter	Anaheim Plaza
Location	Anaheim, CA	Fullerton, CA	Anaheim, CA	Fullerton, CA	Fullerton, CA	Anaheim, CA
Distance from Subject	--	1.6 miles	3.8 miles	0.5 miles	2.3 miles	0.9 miles
Property Type	Anchored Retail	Neighborhood Center	Neighborhood Center	Neighborhood Center	Neighborhood Center	Power Center
Year Built/Renovated	1961/2003	1980/NAV	1980/NAV	2008/NAV	1965/1989	1954/1994
Anchors	99 Ranch Market	Stater Brothers	CVS Pharmacy, Vons	Fresh & Easy, Rite Aid	Sports Authority, Target, Henry’s Marketplace, PetSmart	El Super, Forever 21, Wal-Mart, Petco, Ross Dress For Less
Total GLA	130,165 SF	40,775 SF	106,000 SF	50,919 SF	457,664 SF	491,708 SF
Total Occupancy	96%	90%	92%	95%	93%	92%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is DK Euclid, LP, a single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Euclid Plaza Mortgage Loan. David Diamond, the David Allen Diamond Revocable Trust, Avrom Katzman and the Katzman Family Trust are the guarantors of certain nonrecourse carveouts under the Euclid Plaza Mortgage Loan.

The Sponsor. The loan sponsor is David Diamond who owns approximately 79.3% of the ownership interest in the borrower entity and 80.1% of the general partner who owns 1.0% of the borrower entity. Mr. Diamond has approximately 45 years of real estate development experience, primarily in the construction and development of multi-family and condominium projects.

Escrows. The loan documents provide for upfront escrows in the amount of $160,757 for real estate taxes, $24,398 for insurance and $100,000 for an environmental reserve, which is equal to 125% of the estimated cost to monitor and potentially remediate the environmental condition described in “Environmental Matters” above.   The loan documents also provide for ongoing monthly escrow deposits of $34,100 for real estate taxes, $2,712 for replacement reserves and $10,847 for tenant improvements and leasing commissions.  Until 99 Ranch Market extends its lease for at least five years after December 31, 2021, the monies collected in the tenant improvement and leasing commissions escrow can only be used for square footage which was vacant as of February 26, 2014 or for tenants who occupy greater than 4,000 square feet.  The tenant improvements and leasing commissions reserve will be capped at $275,000 but only for so long as (i) no event of default has occurred and is continuing; and (ii) the debt service coverage ratio is not less than 1.20x for two consecutive calendar quarters.  The loan documents do not require monthly escrows for insurance provided (a) no event of default has occurred and is continuing; (b) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket polices; and (c) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Euclid Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EUCLID PLAZA

swept into the borrower’s operating account on a daily basis.  During a Cash Trap Event Period, all excess cash flow is swept on a monthly basis to a cash management account under control of the lender.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.20x for two consecutive calendar quarters; or (iii) the commencement of a Tenant Trigger Period (as defined below).  A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters; and with regard to clause (iii), upon the termination of such Tenant Trigger Period.

A “Tenant Trigger Period” will commence if 99 Ranch Market (i) fails to extend its lease; or (ii) declares bankruptcy, goes dark, fails to occupy or vacates its space at the Euclid Plaza Property.  A Tenant Trigger Period will terminate, provided circumstances in clause (i) and (ii) are not continuing, if the net cash flow is at least $2,450,000 or with regard to clause (i), either (a) upon the renewal or extension of the 99 Ranch Market lease for no less than five years at then-market rents including recoveries or (b) on the date on which one or more satisfactory replacement tenants are in occupancy, paying full, unabated rent and open for business in all or substantially all of the space currently leased to 99 Ranch Market for a term of at least five years; and with regard to clause (ii), either (x) upon 99 Ranch Market resuming normal business operations in its space for two consecutive calendar quarters or (y) clause (b) above.

In the event of clauses (i) or (ii) above, in lieu of causing a Tenant Trigger Period, the borrower has the option to deposit an amount equal to 15 months of 99 Ranch Market’s rent at the then-current rental rate (currently $556,012)(the “Tenant Trigger Deposit”).  Upon satisfaction of the conditions described in clause (b) above, the Tenant Trigger Deposit will be returned to the borrower.

Property Management.  The Euclid Plaza Property is managed by Milan Capital Management, Inc.

Assumption. The borrower has a two-time right to transfer the Euclid Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Euclid Plaza Property.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WALTONWOOD AT LAKESIDE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

Waltonwood at Lakeside
14750 Lakeside Circle
Sterling Heights, MI 48312
Washington
Shelby
Utica
Rochester
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Sterling Heights
Clinton Twp.
Mount Clemens
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DETROIT
Lake St. Clair
OAKLAND COUNTY
MACOMB COUNTY
WAYNE COUNTY
Stony Creek Metro Park
Stony Creek Lake
Rochester/Utica State Recr. Area
Selfridge Air National Guard Base
Lakeside Mall
Hall Road Crossing
Macomb Comm. College - Center Campus
Macomb Comm. College - South Campus
The Forum at Gateways
Beaumont Hosp. - Troy Campus
Mt. Clemens Reg. Medical Center
St. John Macomb Medical Ctr.
GM Technical Center
Army Tank-Automotive Command
The Shops at Sterling Ponds
Oakland Mall
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Eastland Center
Michigan State Fairgrounds
Walter P. Reuther Frwy
Chrysler Frwy
Gratiot Ave
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29 Mile Rd
26 Mile Rd
25 Mile Rd
24 Mile Rd
23 Mile Rd
22 Mile Rd
21 Mile Rd
Hall Rd
19 Mile Rd
18 Mile Rd
17 Mile Rd
Metro Pkwy
15 Mile Rd
14 Mile Rd
13 Mile Rd
12 Mile Rd
11 Mile Rd
10 Mile Rd
9 Mile Rd
8 Mile Rd
Windsor
Ontario
Michigan
Canada

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Waltonwood at Lakeside

Loan Information				Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$21,000,000			Specific Property Type:	Independent Living
Cut-off Date Principal Balance:	$21,000,000			Location:	Sterling Heights, MI
% of Initial Pool Balance:	1.9%			Size:	122 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$172,131
Borrower Name:	Waltonwood Lakeside IL, LLC			Year Built/Renovated:	2007/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	5.150%			Property Manager:	Singh Senior Living LLC
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of):	87.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.2% (12/31/2012)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	87.5% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	89.3% (1/13/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,806,087 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,767,426 (12/31/2012)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of):	$1,956,862 (TTM 11/31/2013)
Lockbox Type:	Springing (With Established Account)
Additional Debt:	None			U/W Revenues:	$4,035,913
Additional Debt Type:	NAP			U/W Expenses:	$2,105,438
				U/W NOI:	$1,930,475
				U/W NCF:	$1,893,631
				U/W NOI DSCR:	1.40x
				U/W NCF DSCR:	1.38x
Escrows and Reserves(2):				U/W NOI Debt Yield:	9.2%
				U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$31,340,000
Taxes	$77,621	$15,524	NAP	As-Is Appraisal Valuation Date:	December 4, 2013
Insurance	$19,585	Springing	NAP	Cut-off Date LTV Ratio:	67.0%
Replacement Reserve	$0	$3,070	NAP	LTV Ratio at Maturity or ARD:	55.4%

(1)	See “The Sponsors” section. The Waltonwood at Lakeside Mortgage Loan is related to the mortgage loan identified in Annex A as Waltonwood Cary Parkway.
(2)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Waltonwood at Lakeside Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an independent living senior housing property located in Sterling Heights, Michigan (the “Waltonwood at Lakeside Property”).  The Waltonwood at Lakeside Mortgage Loan was originated on February 25, 2014 by Basis Real Estate Capital II, LLC.  The Waltonwood at Lakeside Mortgage Loan had an original principal balance of $21,000,000, has an outstanding principal balance as of the Cut-off Date of $21,000,000 and accrues interest at an interest rate of 5.150% per annum.  The Waltonwood at Lakeside Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule.  The Waltonwood at Lakeside Mortgage Loan matures on March 1, 2024.

Following the lockout period, the borrower has the right to defease the Waltonwood at Lakeside Mortgage Loan in whole, but not in part, on any date before January 1, 2024.  In addition, the Waltonwood at Lakeside Mortgage Loan is prepayable without penalty on or after January 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$21,000,000	100%	Loan payoff	$17,061,491	81.2%
			Reserves	320,049	1.5
			Closing costs	97,206	0.5
			Return of equity	3,521,254	16.8
Total Sources	$21,000,000	100.0%	Total Uses	$21,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

The Property. The Waltonwood at Lakeside Property is a four-story 122-unit independent living senior housing property situated on a 5.7-acre parcel in Sterling Heights, Michigan, approximately 31 miles north of the Detroit central business district.  The Waltonwood at Lakeside Property was built in 2007 and includes 64 one bedroom/one bathroom units, 58 two bedroom/two bathroom units, one model unit, one guest suite and one maintenance unit.  Amenities at the Waltonwood at Lakeside Property include a multipurpose room with home theater, internet lounge, putting green, gazebos, cafe, hair salon, information center, indoor swimming pool, spa, exercise center, library areas, activity centers, general store, and mature landscaping with walking paths. On-site health screening, 24-hour emergency call systems, social activities, bi-monthly housekeeping, two daily meals, secured and monitored entry systems, and personal transportation are also offered. The units have full kitchens with washers and dryers. The Waltonwood at Lakeside Property provides 64 uncovered parking spaces and 36 covered parking spaces, for a parking ratio of 0.9 spaces per unit.  As of January 13, 2014, the Waltonwood at Lakeside Property was 89.3% occupied.

The Waltonwood at Lakeside facility also includes an assisted living and memory care component (the “Assisted Living Facility Unit”), which does not secure the Waltonwood at Lakeside Mortgage Loan. The Waltonwood at Lakeside Property and the Assisted Living Facility Unit have separate entrances, dining areas and amenities, but share a commercial kitchen, which is located in the Assisted Living Facility Unit.  Pursuant to the condominium board documents, the Waltonwood Cary Parkway Property has an easement for access to the kitchen and the right to meals at the same price as served to the Assisted Living Facility Unit. Ownership of the Waltonwood at Lakeside Property and the Assisted Living Facility Unit is structured as a two-unit condominium. The Waltonwood at Lakeside Property is one unit and the Assisted Living Facility Unit, which is not security for the Waltonwood at Lakeside Mortgage Loan, is the other condominium unit.  The condominium documents provide that the percentage of value assigned to each of the Units shall be 62% for Unit 1 (the Waltonwood at Lakeside Property) and 38% for Unit 2 (the Assisted Living Facility Unit).  Accordingly, all major decisions by the condominium board, including material changes to the condominium documents, require the consent of the borrower, and each unit owner has easement rights to the common areas, which includes the shared kitchen.  Affiliates of the borrower own the Assisted Living Facility Unit.  The Waltonwood at Lakeside Property and Assisted Living Facility Unit offer residents a continuum of care (independent/assisted living) within one development. As residents’ needs change they have the ability to move from independent living to assisted living without relocating. The continuum of care concept allows a spouse who needs assisted living to remain in the same facility with a spouse who is able to live independently. The continuum of care concept is a competitive advantage for the Waltonwood at Lakeside Property, as most of the competitive properties offer only independent living services.

The following table presents certain information relating to the unit mix of the Waltonwood at Lakeside Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average U/W Monthly Rent per Occupied Unit
1 Bedroom/1 Bath	64	52.5%	685	$2,931
2 Bedroom/2 Bath	58	47.5%	1,097	$3,864
Total/Weighted Average	122	100.0%	881	$3,342

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Waltonwood at Lakeside Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/13/2014
87.0%	85.2%	87.4%	89.3%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Waltonwood at Lakeside Property:

Cash Flow Analysis

	2011	2012	TTM 11/30/2013	U/W	U/W $ per Unit
Base Rent	$4,801,136	$4,750,056	$4,309,427	$4,910,712	$40,252
Grossed Up Vacant Space	0	0	0	0	0
Less Concessions	(660,040)	(355,470)	(280,741)	(200,000)	(1,639)
Other Income	169,740	223,102	145,169	72,715	596
Less Vacancy & Credit Loss	(460,549)	(840,122)	(210,433)	(747,514)(1)	(6,127)
Effective Gross Income	$3,850,287	$3,777,567	$3,963,423	$4,035,913	$33,081

Total Operating Expenses	$ 2,044,200	$2,010,141	$2,006,561	$2,105,438	$17,258

Net Operating Income	$1,806,087	$1,767,426	$1,956,862	$1,930,475	$15,824
Replacement Reserves	25,284	24,783	34,591	36,844	302
Net Cash Flow	$1,780,803	$1,742,643	$1,922,271	$1,893,631	$15,522

NOI DSCR	1.31x	1.28x	1.42x	1.40x
NCF DSCR	1.29x	1.27x	1.40x	1.38x
NOI DY	8.6%	8.4%	9.3%	9.2%
NCF DY	8.5%	8.3%	9.2%	9.0%

(1)	The underwritten economic vacancy is 15.0%. The Waltonwood at Lakeside Property was 89.3% physically occupied as of January 13, 2014.

Appraisal. As of the appraisal valuation date of December 4, 2013, the Waltonwood at Lakeside Property had an “as-is” appraised value of $31,340,000.

Environmental Matters.  According to the Phase I environmental site assessment dated December 2, 2013, there was no evidence of any recognized environmental conditions at the Waltonwood at Lakeside Property.

Market Overview and Competition.  The Waltonwood at Lakeside Property is located at the intersection of Lakeside Circle and Shorline Drive in Sterling Heights, Michigan within the southwestern portion of Macomb County, approximately 31 miles north of the Detroit central business district and 16 miles north of the Coleman A. Young International Airport.  Access to the Waltonwood at Lakeside Property is provided by the Van Dyke Freeway, two miles to the west, and Interstate 94, seven miles to the east of the Waltonwood at Lakeside Property.  According to the appraisal, the Detroit-Warren-Livonia metropolitan statistical area (“Detroit MSA”) is the 13th most populous MSA in the United States with an estimated 2013 population of 4,815,866.  The population and average household income within a five-mile radius of the Waltonwood at Lakeside Property, considered to be the primary trade area (the “PTA”), is approximately 245,605 and $64,856, respectively.  The PTA encompasses nearly all of Sterling Heights and portions of Utica, Shelby Township, Clinton Township, and Macomb Township. Detroit is the 15th largest metropolitan area economy in the nation based on gross domestic product.  Employment in the Detroit MSA is primarily based on trade, transportation, utilities, professional and business services, education and health services, and manufacturing. These sectors make up approximately 66.0% of the total county employment base. The three largest domestic automakers (Ford, Chrysler, and General Motors) play an integral role in the stability of the region and each are experiencing improving sales.

Within the PTA, there are 20 senior living facilities (including the Waltonwood at Lakeside Property) offering varying levels of care, with 978 units competing directly with the Waltonwood at Lakeside Property. The weighted average occupancy of the 20 properties is 94.0%. In comparison, a third-party market research report indicates average occupancy for independent living facilities in the Detroit MSA to be 91.0% as of third quarter 2013.  The appraisal identified a main competitive set of six independent living facilities, which exhibit a range of occupancy rates from 91.0% to 99.0%, with a weighted average occupancy of 93.1%, and the appraiser concluded to an 11.0% vacancy rate. The appraiser also concluded to monthly market rents ranging from $2,395 to $3,150 for the one-bedroom/one-bathroom units and $3,095 to $3,400 for the two-bedroom/two bathroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

The following table presents certain information relating to some comparable independent living properties for the Waltonwood at Lakeside Property:

Competitive Set(1)

	Waltonwood at Lakeside (Subject)	Atria Shorehaven	Villa Bella	Northpointe Village	Town Village	All Seasons	Park Place Heritage Village
Location	SterlingHeights, MI	Sterling Heights, MI	Clinton Township, MI	Utica, MI	Sterling Heights, MI	Rochester Hills, MI	Warren, MI
Distance to Subject	--	0.1 miles	1.1 miles	1.2 miles	4.6 miles	7.3 miles	8.7 miles
Property Type	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living	Independent Living
Number of Units	122	120	128	120	222	144	136

Average Rent (per unit)

1 BR/Unit	$2,607-$3,292	$2,475	$2,450	$2,475	$2,395	$2,595-$3,005	$2,800
2 BR/Unit	$2,667-$3,763	$2,995	$2,850	$2,995	$2,825	$3,225	$3,325
Total Occupancy	90%	95%	91%	94%	91%	99%	93%

(1)	Information obtained from the appraisal and borrower provided rent roll.

The Borrower.  The borrower is Waltonwood Lakeside IL, LLC, a Delaware limited liability company and single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Waltonwood at Lakeside Mortgage Loan.  Gurmale S. Grewal, Jeat S. Grewal, Lushman S. Grewal, the Gurmale Singh Grewal Amended and Restated Revocable Trust, the Jeat Singh Grewal Amended and Restated Revocable Trust and the Lushman Singh Grewal Amended and Restated Revocable Trust are the guarantors of certain nonrecourse carveouts under the Waltonwood at Lakeside Mortgage Loan.

The Sponsors.  The sponsors are Gurmale S. Grewal, Jeat S. Grewal and Lushman S. Grewal. The Grewals are principals of Singh Development Co., Ltd., which is a family owned, real estate developer with offices in West Bloomfield, Michigan; Cary, North Carolina; Fort Lauderdale, Florida and Chandigarh, India. Singh Development Co. Ltd. was formed in 1973 and owns and operates a portfolio of 10 senior housing communities under the brand of Waltonwood located throughout Southeast Michigan and North Carolina totaling 1,571 units. In addition to the senior living communities, Singh Development Co. Ltd.’s portfolio includes nine office properties and two industrial properties totaling over 445,000 square feet and 24 multifamily communities comprising over 3,800 units.  There is a pending lawsuit that was filed by two passive investors in Singh Development Co. Ltd. seeking to exercise a corporate buyout option.   The lawsuit names as defendants all of the family members and all of the entities that hold the family investments, including the borrower.  According to the sponsors, the parties to the lawsuit are working in good faith to settle the matter.  See “Description of the Mortgage Pool - Litigation Considerations” in the Free Writing Prospectus.  In addition, the sponsors have been involved in mortgage defaults unrelated to the Waltonwood at Lakeside Mortgage Loan.  See “Description of the Mortgage Pool - Statistical Characteristics of the Mortgage Loans - Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows.  The loan documents provide for upfront escrows in the amount of $77,621 for real estate taxes and $19,585 for insurance.  The loan documents provide for ongoing monthly reserves in the amount of $15,524 for real estate taxes, and $3,070 for replacement reserves.  The collection of ongoing monthly insurance reserves has been waived provided (i) there is no event of default continuing; (ii) the borrower escrows three months of the annual insurance premium with lender and such escrow is maintained for the term of the loan, and (iii) the lender receives evidence that the premiums are paid timely.

Lockbox and Cash Management. The Waltonwood at Lakeside Mortgage Loan requires a lender-controlled lockbox account (the “Restricted Account”) to be established in the event that the debt service coverage ratio for the trailing 12-month period falls below 1.15x (the “Lockbox Trigger Event”).   Following a Lockbox Trigger Event, the borrower and/or the property manager are required to deposit all rents directly into the Restricted Account within two business days of receipt.  For so long as a Cash Trap Event Period (as defined below) is in effect, funds deposited into the Restricted Account shall be transferred to the lender-controlled cash management account and all excess cash flow is retained in the cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar month. A Cash Trap Event Period will expire with regard to (i), upon the cure of such event of default; and with regard to (ii), upon the debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Waltonwood at Lakeside Property is managed by Singh Senior Living LLC.

Assumption. The borrower has the right to transfer the Waltonwood at Lakeside Properties subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing, (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies, (iii) rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-C19 Certificates, (iv) payment of transfer fee equal to 1% of the original loan amount; and (v) receipt of all required documentation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WALTONWOOD AT LAKESIDE

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Waltonwood at Lakeside Property as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Seven Hills Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$20,700,000			Specific Property Type:	Medical
Cut-off Date Principal Balance:	$20,670,252			Location:	Henderson, NV
% of Initial Pool Balance:	1.9%			Size:	114,214 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$180.98
Borrower Names:	SHP Building I, LLC; SHP Building II, LLC; SHP Building III, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Lance Bradford			Title Vesting:	Fee
Mortgage Rate:	5.260%			Property Manager:	Self-managed
Note Date:	January 6, 2014			3rd Most Recent Occupancy(1):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(1):	NAV
Maturity Date:	February 1, 2024			Most Recent Occupancy(1):	NAV
IO Period:	None			Current Occupancy (As of)(1):	87.6% (12/20/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of)(2):	$106,140 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,523,237
				U/W Expenses:	$429,343
				U/W NOI(2):	$2,093,894
				U/W NCF:	$1,909,112
Escrows and Reserves:				U/W NOI DSCR:	1.52x
				U/W NCF DSCR:	1.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.1%
Taxes	$5,067	$5,067	NAP	U/W NCF Debt Yield:	9.2%
Insurance	$33,292	$3,329	NAP	As-Is Appraised Value:	$29,900,000
Replacement Reserves	$1,910	$1,910	$68,760	As-Is Appraisal Valuation Dates(3):	Various
TI/LC Reserve	$15,000	$15,000	$500,000	Cut-off Date LTV Ratio:	69.1%
Deferred Maintenance	$46,875	$0	NAP	LTV Ratio at Maturity or ARD:	57.4%

(1)	See “Historical Occupancy” section.
(2)	See “Cash Flow Analysis” section.
(3)	The As-Is Appraisal Valuation Dates range from October 17, 2013 to November 14, 2013.

The Seven Hills Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering three medical office buildings totaling 114,214 square feet and located in Henderson, Nevada (the “Seven Hills Portfolio Properties”). The Seven Hills Portfolio Properties are located approximately 8.8 miles southeast of the Las Vegas Strip and are situated approximately 1.8 miles south of Highway 215. The Seven Hills Portfolio Properties were built between 2012 and 2014, are located within the Seven Hills business park and contain 598 surface parking spaces reflecting a parking ratio of 5.2 spaces per 1,000 square feet of net rentable area. As of December 20, 2013, the SHP I property, a 45,692 square foot medical office building was 100.0% leased and occupied by six tenants; the SHP II property, a 22,763 square foot medical office building was 100.0% leased by six tenants and 85.1% occupied by five tenants; and the SHP III property, a 45,759 square foot medical office building, was 86.9% leased by three tenants and 76.4% occupied by one tenant. As of December 20, 2013, the Seven Hills Portfolio Properties were 94.7% leased to 15 tenants and 87.6% occupied by 12 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEVEN HILLS PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$20,700,000	100.0%	Loan payoff	$17,278,095	83.5%
			Closing costs	497,318	2.4
			Reserves	102,144	0.5
			Return of equity	2,822,443	13.6
Total Sources	$20,700,000	100.0%	Total Uses	$20,700,000	100.0%

The following table presents certain information relating to the Seven Hills Portfolio Properties:

Property Name	Location	Property Type	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
SHP I	Henderson, NV	Medical Office	$8,584,645	41.5%	100.0%	2012/NAP	45,692	$13,000,000
SHP III	Henderson, NV	Medical Office	$7,858,690	38.0%	76.4%(2)	2014/NAP	45,759	$10,500,000
SHP II	Henderson, NV	Medical Office	$4,226,917	20.4%	85.1%(3)	2012/NAP	22,763	$6,400,000
Total/Weighted Average			$20,670,252	100.0%	87.6%(4)		114,214	$29,900,000

(1)
After the expiration of the lockout period and before the open period, the loan documents permit the release of two of the three Seven Hills Portfolio Properties from the lien of the related mortgage subject to the satisfaction of certain conditions, including, but not limited to, (i) the partial release may only occur during the defeasance period and (ii) a partial prepayment of the loan is made in the amount equal to 120% of the current balance of the allocated loan amount for the first released property, and 125% of the current balance of the allocated loan amount for the second released property. The borrower must simultaneously with the release of the release property transfer title to the release property persons, and provide evidence that immediately after the release of the release property, the debt service coverage ratio is not be less than 1.40x, and the loan-to-value ratio is not greater than 66%.

(2)
The SHP III property was 86.9% leased and 76.4% occupied as of December 20, 2013. Two tenants have signed leases and are expected to take occupancy on March 1, 2014 (Resource Associates of Nevada, Inc, 3,100 square feet), and May 1, 2014 (Stable Development, LLC, 1,700 square feet). The tenants were both underwritten as vacant.

(3)
The SHP II property was 100.0% leased and 85.1% occupied as of December 20, 2013. One tenant has a signed lease and is expected to take occupancy on June 15, 2014 (Nevada Spine Clinic, 3,386 square feet). The tenant was underwritten as vacant.

(4)	The Seven Hills Portfolio properties were 94.7% leased as of December 20, 2013.

The following table presents certain information relating to the tenancies at the Seven Hills Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Americana, LLC	NR/NR/NR	34,950	30.6%	$22.80	$796,860	36.1%	1/31/2024(1)
University of Nevada School of Medicine	NR/Aa2/AA	15,926	13.9%	$20.40	$324,877	14.7%	11/30/2023(2)
LV Radiology and LV Cardiology	NR/NR/NR	7,500	6.6%	$22.52	$168,919	7.7%	2/28/2023
Sunset Clinic	NR/NR/NR	7,500	6.6%	$22.20	$166,494	7.5%	1/14/2023
Sibel Foot, Ankle & Prosthetics	NR/NR/NR	6,850	6.0%	$23.76	$162,749	7.4%	7/26/2022
Total Major Tenants		72,726	63.7%	$22.27	$1,619,899	73.4%

Non-Major Tenants		27,293	23.9%	$21.49	$586,660	26.6%

Occupied Collateral Total		100,019	87.6%	$22.06	$2,206,559	100.0%
		14,195	12.4%
Vacant Space

Collateral Total		114,214	100.0%

(1)	Americana, LLC has two, five-year extension options.
(2)
The University of Nevada School Of Medicine has an early termination option upon 30 days’ written notice in the event funding to the University of Nevada System or its Divisions, Colleges, or Departments fails and causes the tenant to no longer be able to fulfill its lease obligations. In the event the tenant exercises this right, the tenant must pay termination fees in the form of unamortized tenant improvements in excess of $50 per square foot made to the premises and the lender’s releasing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SEVEN HILLS PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Seven Hills Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	2	6,886	6.0%	6,886	6.0%	$132,200	$19.20
2018	0	0	0.0%	6,886	6.0%	$0	$0.00
2019	1(4)	1,700	1.5%	8,586	7.5%	$0	$0.00
2020	0	0	0.0%	8,586	7.5%	$0	$0.00
2021	0	0	0.0%	8,586	7.5%	$0	$0.00
2022	4	20,257	17.7%	28,843	25.3%	$458,582	$22.64
2023	5	37,926	33.2%	66,769	58.5%	$818,917	$21.59
2024	3(4)	41,436	36.3%	108,205	94.7%	$796,860	$22.80
Thereafter	0	0	0.0%	108,205	94.7%	$0	$0.00
Vacant	0	6,009	5.3%	114,214	100.0%	$0	$0.00
Total/Weighted Average	15	114,214	100.0%			$2,206,559	$22.06

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
The Lease Expiration Schedule is based on percentage leased, not percentage occupied. Three tenants have executed leases but have yet to take occupancy and have been underwritten as vacant. Stable Development, LLC is expected to occupy 1,700 square feet and take occupancy on May 1, 2014; Resource Associates of Nevada, Inc. is expected to occupy 3,100 square feet and take occupancy on March 1, 2014; Nevada Spine Clinic is expected to occupy 3,386 square feet and take occupancy on June 15, 2014.

The following table presents historical occupancy percentages at the Seven Hills Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/20/2013(2)
NAV	NAV	NAV	87.6%

(1)
Historical occupancy is not available as the Seven Hills Portfolio Properties were built between 2012 and 2014. The Seven Hills Portfolio Properties were 94.7% leased as of December 20, 2013; however, 7.2% of the net rentable area was leased to tenants who have yet to take occupancy.

(2)	Information obtained from the borrower rent roll.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Seven Hills Portfolio Properties:

Cash Flow Analysis(1)

	U/W	U/W $ per SF
Base Rent	$2,206,559	$19.32
Grossed Up Vacant Space	298,095	2.61
Total Reimbursables	429,343	3.76
Other Income	0	0.00
Less Vacancy & Credit Loss	(410,760)(2)	(3.60)
Effective Gross Income	$2,523,237	$22.09

Total Operating Expenses	$429,343	$3.76

Net Operating Income	$2,093,939	$18.33
TI/LC	161,939	1.42
Reserves for Replacements	22,843	0.20
Net Cash Flow	$1,909,112	$16.72

NOI DSCR	1.52x
NCF DSCR	1.39x
NOI DY	10.1%
NCF DY	9.2%

(1)	Historical financials are limited as the Seven Hills Portfolio Properties were completed between 2012 and 2014.
(2)	The underwritten economic vacancy is 14.0%. The Seven Hills Portfolio Properties were 87.6% physically occupied (94.7% leased) as of December 20, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 12 - Shadelands Self-Storage

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Self Storage
Original Principal Balance:	$19,250,000	Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$19,250,000	Location:	Walnut Creek, CA
% of Initial Pool Balance:	1.7%	Size:	140,188 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$137.32
Borrower Name:	Castlerock III, LLC	Year Built/Renovated:	1999/NAP
Sponsor:	Hall Equities Group	Title Vesting:	Fee
Mortgage Rate:	4.799%	Property Manager:	Mark D. Hall
Note Date:	February 11, 2014	3rd Most Recent Occupancy (As of):	94.9% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	95.9% (12/31/2012)
Maturity Date:	March 1, 2024	Most Recent Occupancy (As of):	96.0% (12/31/2013)
IO Period:	36 months	Current Occupancy (As of):	96.3% (1/27/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,591,619 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,719,183 (12/31/2012)
Call Protection:	L(23),GRTR 1% or YM(94),O(3)	Most Recent NOI (As of):	$1,708,624 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None	U/W Revenues:	$2,303,842
Additional Debt Type:	NAP	U/W Expenses:	$546,778
U/W NOI:	$1,757,064
U/W NCF:	$1,736,036
U/W NOI DSCR:	1.45x
U/W NCF DSCR:	1.43x
Escrows and Reserves:	U/W NOI Debt Yield:	9.1%
U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$26,500,000
Taxes	$0	$9,633	NAP	As-Is Appraisal Valuation Date:	January 24, 2014
Insurance	$6,093	$1,219	NAP	Cut-off Date LTV Ratio:	72.6%
Replacement Reserves	$0	$1,752	NAP	LTV Ratio at Maturity or ARD:	64.0%

The Shadelands Self-Storage mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 140,188 square foot self storage facility located in Walnut Creek, California (the “Shadelands Self-Storage Property”), approximately 25 miles east of San Francisco. The Shadelands Self-Storage Property is a 14-building facility containing 1,199 units, including 548 (45.7%) climate controlled units and property amenities include 24-hour video surveillance, gate access codes and on-site management. The Shadelands Self-Storage Property has averaged a 95.0% occupancy since 2006 and has not been below 91.5% occupancy over such time period. As of January 27, 2014, the Shadelands Self-Storage Property was 96.3% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$19,250,000	100.0%	Loan payoff(1)	$9,079,727	47.2%
			Reserves	6,093	0.0
			Closing costs	300,817	1.6
			Return of equity	9,863,363	51.2
Total Sources	$19,250,000	100.0%	Total Uses	$19,250,000	100.0%

(1)	The Shadelands Self-Storage Property was previously securitized in WBCMT 2004-C14.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHADELANDS SELF-STORAGE

The following table presents information relating to the historical occupancy for the Shadelands Self-Storage Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	1/27/2014
94.9%	95.9%	96.0%	96.3%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shadelands Self-Storage Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$2,171,356	$2,358,380	$2,494,476	$2,562,648	$18.28
Loss to Lease & Concessions	0	(69,057)	(298,026)	(171,398)	(1.22)
Other Income	20,276	85,798	214,370	43,312	0.31
Less Vacancy & Credit Loss	0	(96,559)	(95,143)	(130,720)(1)	(0.93)
Effective Gross Income	$2,191,632	$2,278,562	$2,315,677	$2,303,842	$16.43

Total Operating Expenses	$600,013	$559,379	$607,053	$546,778	$3.90

Net Operating Income	$1,591,619	$1,719,183	$1,708,624	$1,757,064	$12.53
Replacement Reserves	0	0	0	21,028	0.15
Net Cash Flow	$1,591,619	$1,719,183	$1,708,624	$1,736,036	$12.38

NOI DSCR	1.31x	1.42x	1.41x	1.45x
NCF DSCR	1.31x	1.42x	1.41x	1.43x
NOI DY	8.3%	8.9%	8.9%	9.1%
NCF DY	8.3%	8.9%	8.9%	9.0%

(1)	The underwritten economic Vacancy & Credit Loss is 5.5%. The Shadelands Self-Storage Property was 96.3% physically occupied as of January 27, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Residence Inn Houston - Katy Mills

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$17,000,000			Specific Property Type:	Extended Stay
Cut-off Date Principal Balance:	$17,000,000			Location:	Katy, TX
% of Initial Pool Balance:	1.5%			Size:	126 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$134,921
Borrower Name:	Insignia Katy Development, LP			Year Built/Renovated:	2010/NAP
Sponsor:	Insignia Hospitality Group, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.920%			Property Manager:	Insignia Hospitality Group, Inc.
Note Date:	February 25, 2014			3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	75.4% (12/31/2011)
Maturity Date:	March 1, 2024			Most Recent Occupancy (As of):	77.1% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	81.2% (11/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	240 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$1,298,573 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,880,232 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,272,714 (TTM 11/30/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,864,914
				U/W Expenses:	$2,799,876
				U/W NOI:	$2,065,038
				U/W NCF:	$1,870,442
				U/W NOI DSCR:	1.54x
Escrows and Reserves:				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	12.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.0%
Taxes	$99,599	$33,200	NAP	As-Is Appraised Value:	$26,600,000
Insurance	$71,200	$5,933	NAP	As-Is Appraisal Valuation Date:	September 19, 2013
FF&E(1)	$572,310	Springing	$572,310	Cut-off Date LTV Ratio:	63.9%
Deferred Maintenance	$2,813	$0	NAP	LTV Ratio at Maturity or ARD:	40.2%

(1)	Monthly FF&E deposits of $15,898 commence if the FF&E reserve is below the cap.
(2)	No additional historical occupancy is available as the Residence Inn Houston - Katy Mills property opened in 2010.
(3)	See “Cash Flow Analysis” section.

The Residence Inn Houston - Katy Mills mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an extended stay hotel located in Katy, Texas, a western suburb of Houston (the “Residence Inn Houston - Katy Mills Property”). The Residence Inn Houston - Katy Mills Property is a four-story, 126-room, extended-stay hotel, situated on 3.1 acres of land.  Constructed in 2010, the Residence Inn Houston - Katy Mills Property consists of single and multi-room units equipped with full kitchens and amenities including a meeting room, outdoor pool and whirlpool, exercise room, outdoor sport court, grill area and a putting green.  The Residence Inn Houston - Katy Mills Property is subject to a franchise agreement with Marriott International, Inc. which expires in 2030.  A management agreement with Insignia Hospitality Group, Inc. is in place that expires in 2015, and includes one-year automatic extension options.

Sources and Uses

Sources			Uses
Original loan amount	$17,000,000	100.0%	Loan payoff	$10,785,109	63.4%
			Reserves	745,922	4.4
			Closing costs	369,175	2.2
			Return of equity	5,099,794	30.0
Total Sources	$17,000,000	100.0%	Total Uses	$17,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RESIDENCE INN HOUSTON - KATY MILLS

The following table presents certain information relating to the Residence Inn Houston - Katy Mills Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Residence Inn Katy Mills			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
11/30/2013 TTM	77.4%	$112.93	$87.41	80.8%	$130.65	$105.56	104.4%	115.7%	120.8%
11/30/2012 TTM	69.2%	$103.48	$71.57	77.3%	$120.26	$93.00	111.8%	116.2%	129.9%
11/30/2011 TTM	64.0%	$98.15	$62.86	72.9%	$111.00	$80.90	113.8%	113.1%	128.7%

(1)
Information obtained from a third party hospitality report dated December 17, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: TownePlace Suites, Hampton Inn, Springhill Suites, Best Western Plus, Holiday Inn Express, Hilton Garden Inn and Residence Inn Houston.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Residence Inn Houston - Katy Mills Property:

Cash Flow Analysis

	2011(1)	2012	TTM 11/30/2013	U/W	U/W $ per Room
Occupancy	75.4%	77.1%	81.2%	80.0%
ADR	$110.23	$121.29	$130.60	$130.60
RevPAR	$83.11	$93.51	$106.05	$104.48

Total Revenue	$3,880,707	$4,398,826	$4,938,118	$4,864,914	$38,610
Total Department Expenses	872,425	850,113	855,643	999,260	7,931
Gross Operating Profit	$3,008,282	$3,548,713	$4,082,475	$3,865,654	$30,680

Total Undistributed Expenses	1,171,103	1,263,174	1,394,788	1,338,790	10,625
Profit Before Fixed Charges	$1,837,179	$2,285,539	$2,687,687	$2,526,864	$20,054

Total Fixed Charges	538,606	405,307	414,973	461,826	3,665

Net Operating Income	$1,298,573	$1,880,232	$2,272,714	$2,065,038	$16,389
FF&E	0	0	0	194,597	1,544
Net Cash Flow	$1,298,573	$1,880,232	$2,272,714	$1,870,442	$14,845

NOI DSCR	0.97x	1.41x	1.70x	1.54x
NCF DSCR	0.97x	1.41x	1.70x	1.40x
NOI DY	7.6%	11.1%	13.4%	12.1%
NCF DY	7.6%	11.1%	13.4%	11.0%

(1)	2011 Cash flows are not stabilized as the Residence Inn Houston - Katy Mills Property opened for operations in 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Springhill Suites Birmingham

Loan Information	Property Information
Mortgage Loan Seller:	Basis Real Estate Capital II, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$16,350,000	Specific Property Type:	Limited Service
Cut-off Date Principal Balance:	$16,304,852	Location:	Birmingham, AL
% of Initial Pool Balance:	1.5%	Size:	150 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$108,699
Borrower Name:	Birmingham HP HH, LLC	Year Built/Renovated:	2009/2012
Sponsors:	John Tampa and Yagnesh Patel	Title Vesting:	Fee
Mortgage Rate:	5.280%	Property Manager:	Ascent Hospitality Management Co. L.L.C.
Note Date:	December 30, 2013	3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	63.8% (12/31/2011)
Maturity Date:	January 1, 2024	Most Recent Occupancy (As of):	67.8% (12/31/2012)
IO Period:	None	Current Occupancy (As of):	66.2% (12/31/2013)
Loan Term (Original):	120 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	336 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of)(3):	$344,102 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,835,644 (12/31/2012)
Call Protection:	L(26),D(92),O(2)	Most Recent NOI (As of):	$1,809,898 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$4,326,260
U/W Expenses:	$2,535,563
U/W NOI:	$1,790,697
U/W NCF:	$1,617,647
U/W NOI DSCR:	1.60x
U/W NCF DSCR:	1.45x
Escrows and Reserves:	U/W NOI Debt Yield:	11.0%
U/W NCF Debt Yield:	9.9%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$23,900,000
Taxes	$45,691	$22,845	NAP	As-Is Appraisal Valuation Date:	December 2, 2013
Insurance	$16,787	$2,098	NAP	Cut-off Date LTV Ratio:	68.2%
FF&E(1)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	55.0%

(1)	Deposits into the FF&E reserve commence on February 1, 2015, based on the greater of (x) 4% of Gross Income, (y) such amount required by the Franchisor, or (z) $173,000 per annum.
(2)
The Springhill Suites Birmingham property was originally built as a Hyatt Place in 2009. The sponsors acquired and reflagged the hotel in 2011. Occupancy statistics from prior ownership are unavailable.

(3)	See “Cash Flow Analysis” section.

The Springhill Suites Birmingham mortgage loan is evidenced by a single promissory note encumbering a 150-room, limited service hotel located in Birmingham, Alabama (the “Springhill Suites Birmingham Property”).  The Springhill Suites Birmingham Property was built in March 2009 as a Hyatt Place. After acquiring the property and assuming and restructuring the existing loan in 2011, the borrower invested approximately $679,050 ($4,527 per room) and reflagged the hotel as a Springhill Suites by Marriott. The borrower has entered into a franchise agreement expiring in 2031 with Marriott.  For more information pertaining to the restructuring of the previous loan in 2011, see “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Default History, Prior Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus. The Springhill Suites Birmingham Property was renovated in 2011-2012, which included new in-room furniture, pool furniture, new bedding, wallpaper and painting of public areas, new exercise equipment and new signage. Hotel amenities include a fitness center, business center, guest laundry facilities, market pantry, vending areas, indoor swimming pool, 54-seat lounge and breakfast area and 1,600 square feet of meeting space. The Springhill Suites Birmingham Property features guestroom suites averaging 400 square feet, with separate working/dining and sleeping areas. In-room amenities include high-speed internet access, a mini-refrigerator a microwave, a coffee maker, and an iron and ironing board.

The Springhill Suites Birmingham Property is located in downtown Birmingham, Alabama, 0.3 miles northeast of the University of Alabama at Birmingham (“UAB”) campus, and one-mile south of the Birmingham central business district. The Springhill Suites Birmingham Property is located within the Birmingham-Hoover, Alabama metropolitan statistical area (“MSA”). The MSA has a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RESIDENCE INN HOUSTON - KATY MILLS

current population of approximately 1.2 million, which is projected to grow by approximately 8.3% by 2020, outpacing projected state and national growth rates of 6.9% and 8.0%, respectively. The MSA’s 2012 per capita personal income of $35,630 is above the Alabama state average of $30,884, and in-line with the 2012 national average of $36,248.  Birmingham has a diversified economy, which includes healthcare, banking, advanced manufacturing and transportation. UAB, with an enrollment of 18,600 students, is the top employer in the market, supporting approximately 23,000 employees and delivering an annual estimated economic impact of $5.0 billion to the surrounding region. There are three major healthcare facilities in Birmingham namely those operated by UAB Health System, St. Vincent’s Health System and Baptist Health System. The Springhill Suites Birmingham Property is managed by an affiliate of the borrower.

Sources and Uses

Sources			Uses
Original loan amount	$16,350,000	100.0%	Loan payoff	$15,552,216	95.1%
			Reserves	62,478	0.4
			Closing costs	541,932	3.3
			Return of equity	193,374	1.2
Total Sources	$16,350,000	100.0%	Total Uses	$16,350,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Springhill Suites Birmingham			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2013 TTM	60.0%	$119.66	$71.74	66.1%	$109.64	$72.51	110.3%	91.6%	101.1%
10/31/2012 TTM	59.9%	$119.17	$71.43	71.2%	$100.41	$71.45	118.7%	84.3%	100.0%
10/31/2011 TTM	60.6%	$117.84	$71.39	76.4%	$94.49	$72.15	126.0%	80.2%	101.1%

(1)
Information obtained from a third party hospitality report dated November 19, 2013. According to such third party hospitality report, the competitive set includes Doubletree Hotel Birmingham, Ascend Collection Hotel Highland Downtown UA, Hampton Inn Suites Birmingham Downtown Tutwiler, Courtyard Birmingham Downtown at UAB, and Residence Inn Birmingham Downtown at UAB.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Springhill Suites Birmingham Property:

Cash Flow Analysis

	2011(1)	2012	2013	U/W	U/W $ per Room
Occupancy	63.8%	67.8%	66.2%	66.2%
ADR	$95.50	$105.36	$110.81	$110.81
RevPAR	$60.95	$71.39	$73.33	$73.33
Number of Days Open	101	366	365	365
Total Revenue	$1,002,257	$4,223,669	$4,326,212	$4,326,260	$28,842
Total Department Expenses	306,650	1,100,515	971,171	971,179	6,475
Gross Operating Profit	$695,607	$3,123,154	$3,355,041	$3,355,080	$22,367

Total Undistributed Expenses	334,326	1,089,129	1,250,003	1,276,570	8,510
Profit Before Fixed Charges	$361,281	$2,034,025	$2,105,038	$2,078,510	$13,857

Total Fixed Charges	17,179	198,381	295,140	287,813	1,919
Net Operating Income	$344,102	$1,835,644	$1,809,898	$1,790,697	$11,938
FF&E	40,090	168,947	173,048	173,050	1,154
Net Cash Flow	$304,012	$1,666,697	$1,636,850	$1,617,647	$10,784

NOI DSCR	0.31x	1.64x	1.62x	1.60x
NCF DSCR	0.27x	1.49x	1.46x	1.45x
NOI DY	2.1%	11.3%	11.1%	11.0%
NCF DY	1.9%	10.2%	10.0%	9.9%

(1)	The Springhill Suites Birmingham Property was reflagged as a Springhill Suites by Marriott in late 2011. The numbers shown for 2011 represent only 101 days of operating results.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Alcoa Exchange

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$15,800,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$15,800,000			Location:	Bryant, AR
% of Initial Pool Balance:	1.4%			Size:	134,490 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$117
Borrower Names:	Alcoa Exchange, LLC, Alcoa DeGennaro, LLC, Alcoa Libitzky, LLC, Alcoa Encinal, LLC			Year Built/Renovated:	2006/NAP
Sponsor:	Hall Equities Group			Title Vesting:	Fee
Mortgage Rate:	4.796%			Property Manager:	Hall Equities Group
Note Date:	January 29, 2014			3rd Most Recent Occupancy (As of):	91.2% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.8% (12/31/2011)
Maturity Date:	February 1, 2024			Most Recent Occupancy (As of):	95.8% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of):	99.0% (12/16/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$1,843,675 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,931,742 (12/31/2012)
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			Most Recent NOI (As of):	$2,027,686 (TTM 11/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$2,541,991
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$641,674
				U/W NOI:	$1,900,318
Escrows and Reserves:				U/W NCF:	$1,772,662
				U/W NOI DSCR :	2.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.31x
Taxes	$74,746	$18,686	NAP	U/W NOI Debt Yield:	12.0%
Insurance	$9,352	$3,117	NAP	U/W NCF Debt Yield:	11.2%
TI/LC Reserve	$0	$7,836	NAP	As-Is Appraised Value:	$24,700,000
Replacement Reserve	$0	$2,801	NAP	As-Is Appraisal Valuation Date:	December 16, 2013
Deferred Maintenance	$6,250	$0	NAP	Cut-off Date LTV Ratio:	64.0%
Old Navy Deposit(1)	$189,212	$0	NAP	LTV Ratio at Maturity or ARD:	64.0%

(1)
The second largest tenant at the property, Old Navy, has claimed that they are due a refund of approximately $189,212 as a result of overbilling from 2009 to 2013.  The Alcoa Exchange Property was acquired by the borrower in connection with the origination of the mortgage loan. Pursuant to a post closing agreement, the previous owner of the Alcoa Exchange Property placed $189,212 into escrow and agreed to use commercially reasonable efforts to resolve the issue and obtain written confirmation, reasonably acceptable to the borrower, from Old Navy that the issue was resolved by January 29, 2015.  Any amounts owed in excess of the reserved amount will be recourse obligations of the guarantor.

The Alcoa Exchange mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 134,490 square foot anchored retail center located in Bryant, Arkansas (the “Alcoa Exchange Property”). The Alcoa Exchange Property is situated on a 17.6-acre site and is located approximately 20 miles southwest of Little Rock, Arkansas, at the intersection of Alcoa Road and Interstate 30.  The Alcoa Exchange Property is anchored by Best Buy, Old Navy and Petco, with other major tenants including Shoe Carnival, Kirkland’s, Chili’s, Sakura Japanese Restaurant and Rue 21. The Alcoa Exchange Property contains 716 surface parking spaces reflecting a parking ratio of 5.3 spaces per 1,000 square feet of net rentable area.  As of December 16, 2013, the Alcoa Exchange Property was 99.0% leased to 25 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$15,800,000	63.7%	Purchase price	$24,250,000	97.9%
Sponsor’s new cash contribution	8,984,590	36.3	Reserves	279,559	1.1
			Closing costs	255,031	1.0
Total Sources	$24,784,590	100.0%	Total Uses	$24,784,590	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALCOA EXCHANGE

The following table presents certain information relating to the tenancy at the Alcoa Exchange Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF	Occupancy Cost	Lease Expiration Date

Anchor Tenants
Best Buy	BB-/Baa2/BB	30,000	22.3%	$14.25	$427,500	19.5%	NAV	NAV	1/31/2019
Old Navy	BBB-/Baa3/BBB-	15,000	11.2%	$12.30	$184,500	8.4%	NAV	NAV	10/31/2016
Petco	NR/Caa1/B	13,750	10.2%	$10.00	$137,500	6.3%	NAV	NAV	12/31/2018
Total Anchor Tenants		58,750	43.7%	$12.76	$749,500	34.1%

Other Major Tenants
Sakura Japanese Restaurant	NR/NR/NR	5,600	4.2%	$24.63	$137,928	6.3%	NAV	NAV	12/31/2017
Kirkland’s	NR/NR/NR	6,500	4.8%	$17.60	$114,400	5.2%	NAV	NAV	1/31/2017
Shoe Carnival	NR/NR/NR	7,500	5.6%	$15.00	$112,500	5.1%	NAV	NAV	8/31/2016
Rue 21	NR/NR/B-	5,400	4.0%	$18.60	$100,440	4.6%	NAV	NAV	12/31/2017
Chili’s	BBB-/Ba2/BBB-	5,600	4.2%	$15.18	$85,000	3.9%	NAV	NAV	10/31/2016

Total Other Major Tenants		30,600	22.8%	$17.98	$550,268	25.0%

Non-Major Tenants		43,740	32.5%	$20.53	$897,816	40.9%

Occupied Collateral Total		133,090	99.0%	$16.51	$2,197,584	100.0%

Total Vacant Space		1,400	1.0%

Collateral Total		134,490	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2014.

The following table presents certain information relating to the lease rollover schedule at the Alcoa Exchange Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	2	3,500	2.6%	3,500	2.6%	$64,533	$18.44
2015	0	0	0.0%	3,500	2.6%	$0	$0.00
2016	8	44,800	33.3%	48,300	35.9%	$694,207	$15.50
2017	10	36,140	26.9%	84,440	62.8%	$771,784	$21.36
2018	4	18,650	13.9%	103,090	76.7%	$239,560	$12.85
2019	1	30,000	22.3%	133,090	99.0%	$427,500	$14.25
2020	0	0	0.0%	133,090	99.0%	$0	$0.00
2021	0	0	0.0%	133,090	99.0%	$0	$0.00
2022	0	0	0.0%	133,090	99.0%	$0	$0.00
2023	0	0	0.0%	133,090	99.0%	$0	$0.00
2024	0	0	0.0%	133,090	99.0%	$0	$0.00
Thereafter	0	0	0.0%	133,090	99.0%	$0	$0.00
Vacant	0	1,400	1.0%	134,490	100.0%	$0	$0.00
Total/Weighted Average	25	134,490	100.0%			$2,197,584	$16.51

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ALCOA EXCHANGE

The following table presents historical occupancy percentages at the Alcoa Exchange Property:

Historical Occupancy Percentages

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/16/2013
91.2%	93.8%	95.8%	99.0%

(1)	Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alcoa Exchange Property:

Cash Flow Analysis

	2011	2012	TTM 11/30/2013	U/W	U/W $ per SF
Base Rent	$2,032,990	$2,149,855	$2,185,391	$2,197,584	$16.34
Less Free Rent/Abatement	(11,794)	(16,421)	0	0	0
Grossed Up Vacant Space	0	0	0	30,604	0.23
Total Reimbursables	481,529	464,105	431,456	435,869	3.24
Other Income	1,621	(355)	11,137	11,137	0.08
Less Vacancy & Credit Loss	732	(22,087)	17,870	(133,203)(1)	(0.99)
Effective Gross Income	$2,505,078	$2,575,097	$2,645,854	$2,541,991	$18.90

Total Operating Expenses	$661,403	$643,355	$618,168	$641,674	$4.77

Net Operating Income	$1,843,675	$1,931,742	$2,027,686	$1,900,318	$14.13
TI/LC	0	0	0	94,033	0.70
Capital Expenditures	0	0	0	33,623	0.25
Net Cash Flow	$1,843,675	$1,931,742	$2,027,686	$1,772,662	$13.18

NOI DSCR	2.40x	2.51x	2.64x	2.47x
NCF DSCR	2.40x	2.51x	2.64x	2.31x
NOI DY	11.7%	12.2%	12.8%	12.0%
NCF DY	11.7%	12.2%	12.8%	11.2%

(1)	The underwritten economic vacancy is 5.0%. The Alcoa Exchange Property was 99.0% physically occupied as of December 16, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2014-C19	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

RBS Securities Inc.		Wells Fargo Securities, LLC

Todd Jaeger - Trading	Tel. (203) 897-2900	Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

Adam Ansaldi	Tel. (203) 897-0881	A.J. Sfarra	Tel. (212) 214-5613
	Fax (203) 873-3542		Fax (212) 214-8970

Jim Barnard	Tel. (203) 897-4417	Alex Wong	Tel. (212) 214-5615
	Fax (203) 873-4310		Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.